Exhibit 10.2

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 18, 2016 (this “Amendment”), among Sabre GLBL Inc., a Delaware corporation (the “Borrower”), Sabre Holdings Corporation, a Delaware corporation (“Holdings”), each of the other Loan Parties, Bank of America, N.A., as administrative agent (the “Administrative Agent”) and the Lenders party hereto.

WHEREAS, the Borrower, Holdings, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of February 19, 2013 (as amended, amended and restated, modified and/or supplemented through July 18, 2016, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrower;

WHEREAS, the Borrower has requested amendments to the Credit Agreement to (x) permit the incurrence of Incremental Term A Loans, (y) permit certain Dispositions in connection with the internal business restructuring and (z) make the other modifications and amendments as set forth herein;

WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend certain provisions of the Credit Agreement as hereinafter provided;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as amended hereby).

SECTION 2. Effects of this Amendment. Each of the parties hereto (which, together with the Administrative Agent acting on behalf of the Revolving Lenders, includes the Required Lenders) agrees that, effective on the Amendment No. 2 Effective Date (as defined below), the Credit Agreement shall be amended to (a) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto and (b) to replace Exhibit J to the Credit Agreement with Exhibits J-1, J-2, J-3 and J-4 in the form attached as Exhibit B hereto.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each Loan Party represents and warrants to each of the Lenders and the Administrative Agent that:

(a) the execution, delivery and performance by each Loan Party of this Amendment has been duly authorized by all necessary corporate, limited liability company and/or partnership action, as applicable, of such Loan Party;

(b) this Amendment has been duly executed and delivered by such Loan Party;

(c) each of this Amendment, the Credit Agreement and each other Loan Document to which each Loan Party is a party, after giving effect to the amendments pursuant to this Amendment, constitutes a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to Debtor Relief Laws and to general principles of equity;

(d) no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment or the Credit Agreement, after giving effect to the amendments pursuant to this Amendment or for the consummation of the transactions contemplated hereby;

(e) the execution, delivery and performance by each Loan Party of this Amendment and the performance of the Credit Agreement, after giving effect to the amendments pursuant to this Amendment, are within such Loan Party’s corporate, limited liability company or limited partnership powers, as applicable, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents or (ii) violate any applicable material Law; except in the case of this clause (ii) to the extent that such violation would not reasonably be expected to have a Material Adverse Effect; and

(f) immediately before and after giving effect to this Amendment and the transactions contemplated hereby (i) the representations and warranties of the Borrower and each of the other Loan Parties set forth in Article V of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of July 18, 2016, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date; provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates, and (ii) no Default shall have occurred and be continuing as of the Amendment No. 2 Effective Date, after giving effect to this Amendment and the transactions contemplated hereby.

SECTION 4. Effectiveness. This Amendment shall become effective on the date on which each of the following conditions shall have been satisfied or waived by the Required Lenders (the “Amendment No. 2 Effective Date”):

(a) the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) Holdings, (ii) the Borrower, (iii) each other Guarantor (iv) the Administrative Agent (acting in its individual capacity and on behalf of the Revolving Lenders) and (v) the Required Lenders (or with respect to each Revolving Lender, the Administrative Agent acting on its behalf);

(b) the Refinancing Amendment Effective Date shall have occurred;

(c) the Administrative Agent shall have received payment of all fees and other amounts due and payable on or prior to the Amendment No. 2 Effective Date and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent; and

(d) the Borrower shall have paid to the Administrative Agent for the account of each Term Lender which has executed and delivered to the Administrative Agent (or its designee) a counterpart hereof by no later than the Amendment No. 2 Effective Date, a non-refundable cash fee in Dollars and in immediately available funds in an amount equal to 0.125% of the aggregate principal amount of all Term Loans of such Term Lender outstanding on the Amendment No. 2 Effective Date (immediately prior to giving effect to this Amendment and excluding for the avoidance of doubt any Incremental Term A Loans held by such Term Lender).

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SECTION 5. Reaffirmation of Guaranty and Security. The Borrower and each other Loan Party, by its signature below, hereby (a) agrees that, notwithstanding the effectiveness of this Amendment or the Credit Agreement, after giving effect to this Amendment, the Collateral Documents continue to be in full force and effect and (b) affirms and confirms all of its obligations and liabilities under the Credit Agreement and each other Loan Document, in each case after giving effect to this Amendment, including its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Collateral Documents to secure such Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents, in each case after giving effect to this Amendment.

SECTION 6. Reference to Agreement . From and after the Amendment No. 2 Effective Date, the terms “Agreement”, “this Amendment”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Credit Agreement, shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby, and the term “Credit Agreement”, as used in the other Loan Documents, shall mean the Credit Agreement as amended hereby and as may be further amended, supplemented or otherwise modified from time to time. For the avoidance of doubt, any references to “the date hereof” in the Credit Agreement shall refer to February 19, 2013.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopy or other electronic image scan transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The Administrative Agent may also require that any such documents and signatures delivered by telecopy or other electronic image scan transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopy or other electronic image scan transmission.

SECTION 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9. Jurisdiction. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY (IN THE BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, THE BORROWER, HOLDINGS, EACH OTHER GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES NOT TO COMMENCE ANY SUCH LEGAL ACTION OR PROCEEDING IN ANY OTHER JURISDICTION, TO THE EXTENT PERMITTED BY APPLICABLE LAW. THE BORROWER, HOLDINGS, EACH OTHER LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR OTHER DOCUMENT RELATED THERETO.

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SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 11. No Novation. This Amendment shall not extinguish the Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests existing immediately prior to the Amendment No. 2 Effective Date in favor of the Administrative Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Amendment or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrower under the Credit Agreement or the Borrower or any other Loan Party under any Loan Document from any of its obligations and liabilities thereunder, and such obligations are in all respects continuing with only the terms being modified as provided in this Amendment. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement. Each Guarantor further agrees that nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

SECTION 12. Notices. All communications and notices hereunder shall be given as provided in the Credit Agreement.

SECTION 13. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 14. Successors. The terms of this Amendment shall be binding upon, and shall inure for the benefit of, the parties hereto and their respective successors and assigns.

SECTION 15. No Waiver. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to receive a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SABRE GLBL INC.,

By	/s/ CHRIS NESTER
	Name:	Chris Nester
	Title:	Treasurer

SABRE HOLDINGS CORPORATION,

By	/s/ CHRIS NESTER
	Name:	Chris Nester
	Title:	Treasurer

EACH OF THE LOAN PARTIES LISTED BELOW, hereby consents to the entering into of this Amendment and agrees to the provisions hereof:

GetThere Inc.
GetThere L.P.
by GetThere Inc., its General Partner
lastminute.com Holdings, Inc.
Sabre International Newco, Inc.
SabreMark G.P., LLC
SabreMark Limited Partnership
by SabreMark G.P., LLC, its General Partner
TVL Holdings I, LLC
TVL Holdings, Inc.
TVL LLC
TVL LP,
by TVL LLC, its General Partner
TVL Common, Inc.

By	/s/ CHRIS NESTER
	Name:	Chris Nester
	Title:	Treasurer

[Signature page to Amendment No. 2 to Amended and Restated Credit Agreement (Sabre)]

Nexus World Services, Inc.
IHS US Inc.
InnLink, LLC
TravLynx LLC

By	/s/ CHRIS NESTER
	Name:	Chris Nester
	Title:	Treasurer

PRISM Group, Inc.
PRISM Technologies, LLC

By	/s/ CHRIS NESTER
	Name:	Chris Nester
	Title:	Treasurer

[Signature page to Amendment No. 2 to Amended and Restated Credit Agreement (Sabre)]

lastminute.com LLC

By	/s/ CHRIS NESTER
	Name:	Chris Nester
	Title:	Treasurer

[Signature page to Amendment No. 2 to Amended and Restated Credit Agreement (Sabre)]

BANK OF AMERICA, N.A., as Administrative Agent (in its individual capacity and on behalf of the Revolving Lenders)

By	/s/ GREGORY ROETTING
	Name:	Gregory Roetting
	Title:	Director

[Signature page to Amendment No. 2 to Amended and Restated Credit Agreement (Sabre)]

, as Lender

By
Name:
Title:

[If second signature is required]

By
Name:
Title:

[Signature page to Amendment No. 2 to Amended and Restated Credit Agreement (Sabre)]

Exhibit A

Credit Agreement

(see attached)

EXHIBIT A

To

Consent and Amendment No. 2 to Credit Agreement

[THE AMENDMENTS PURSUANT TO AMENDMENT NO. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT ARE MARKED AGAINST A CONFORMED COPY OF THE AMENDED AND RESTATED CREDIT AGREEMENT, WHICH CONFORMED COPY INCLUDES THE AMENDMENTS MADE TO THE AMENDED AND RESTATED CREDIT AGREEMENT PURSUANT THE FIRST INCREMENTAL TERM FACILITY AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF SEPTEMBER 30, 2013, AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF FEBRUARY 20, 2014, FIRST REVOLVER EXTENSION AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF FEBRUARY 20, 2014, AND THAT CERTAIN REVOLVING CREDIT REFINANCING FACILITY AMENDMENT DATED AS OF JULY [__], 2016.]

$2,552,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of February 19, 2013

~~[as amended as of September 30, 2013, February 20, 2014 and July [__], 2016]~~

among

SABRE GLBL INC.,

as Borrower,

SABRE HOLDINGS CORPORATION,

as Holdings,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender

and an L/C Issuer,

DEUTSCHE BANK AG NEW YORK BRANCH,

as an L/C Issuer

and

THE LENDERS PARTY HERETO

DEUTSCHE BANK AG NEW YORK BRANCH,

as Syndication Agent,

GOLDMAN SACHS CREDIT PARTNERS L.P. AND

MORGAN STANLEY SENIOR FUNDING, INC.,

as Co-Documentation Agents,

BANK OF AMERICA, N.A.,

DEUTSCHE BANK SECURITIES INC.,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

MORGAN STANLEY SENIOR FUNDING, INC.,

BARCLAYS BANK PLC,

NATIXIS, NEW YORK BRANCH, AND

MIZUHO CORPORATE BANK, LTD.

as Joint Lead Arrangers and Joint Bookrunners,

ii

Page
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS	1

SECTION 1.01 Defined Terms	1

SECTION 1.02 Other Interpretive Provisions	~~69~~71

SECTION 1.03 Accounting Terms	~~70~~72

SECTION 1.04 Rounding	~~70~~73

SECTION 1.05 References to Agreements, Laws, Etc.	~~70~~73

SECTION 1.06 Times of Day	~~71~~73

SECTION 1.07 Timing of Payment or Performance	~~71~~73

SECTION 1.08 Currency Equivalents Generally	~~71~~73

SECTION 1.09 Letters of Credit	~~71~~74

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS	~~72~~74

SECTION 2.01 The Loans	~~72~~74

SECTION 2.02 Borrowings, Conversions and Continuations of Loans	~~72~~75

SECTION 2.03 Letters of Credit	~~75~~78

SECTION 2.04 Swing Line Loans	~~85~~88

SECTION 2.05 Prepayments	~~88~~ 91

SECTION 2.06 Termination or Reduction of Commitments	~~95~~97

SECTION 2.07 Repayment of Loans	~~96~~98

SECTION 2.08 Interest	~~98~~100

SECTION 2.09 Fees	~~98~~101

SECTION 2.10 Computation of Interest and Fees	~~99~~102

SECTION 2.11 Evidence of Indebtedness	~~100~~102

SECTION 2.12 Payments Generally	~~100~~103

SECTION 2.13 Sharing of Payments	~~103~~105

SECTION 2.14 Incremental Credit Extensions	~~103~~105

SECTION 2.15 Refinancing Amendments	~~109~~111

SECTION 2.16 Extended Loans	~~110~~113

SECTION 2.17 Currency Equivalents	~~114~~117

SECTION 2.18 Defaulting Lenders	~~115~~117

ARTICLE III TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY	~~117~~119

SECTION 3.01 Taxes	~~117~~119

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(continued)

Page

SECTION 3.02 Illegality	~~121~~124

SECTION 3.03 Inability to Determine Rates	~~122~~125

SECTION 3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans	~~122~~125

SECTION 3.05 Funding Losses	~~124~~127

SECTION 3.06 Matters Applicable to All Requests for Compensation	~~124~~127

SECTION 3.07 Replacement of Lenders under Certain Circumstances	~~126~~128

SECTION 3.08 Survival	~~127~~130

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	~~127~~130

SECTION 4.01 Conditions to Initial Credit Extension	~~127~~130

SECTION 4.02 Conditions to All Credit Extensions	~~129~~132

ARTICLE V REPRESENTATIONS AND WARRANTIES	~~130~~133

SECTION 5.01 Existence, Qualification and Power; Compliance with Laws	~~130~~133

SECTION 5.02 Authorization; No Contravention	~~130~~133

SECTION 5.03 Governmental Authorization	~~130~~133

SECTION 5.04 Binding Effect	~~130~~133

SECTION 5.05 Financial Statements; No Material Adverse Effect	~~131~~134

SECTION 5.06 Litigation	~~131~~134

SECTION 5.07 Ownership of Property; Liens	~~131~~134

SECTION 5.08 Environmental Matters	~~131~~134

SECTION 5.09 Taxes	~~132~~135

SECTION 5.10 ERISA Compliance	~~132~~135

SECTION 5.11 Subsidiaries	~~132~~135

SECTION 5.12 Margin Regulations; Investment Company Act	~~133~~136

SECTION 5.13 Disclosure	~~133~~136

SECTION 5.14 Intellectual Property; Licenses, Etc.	~~133~~136

SECTION 5.15 Solvency	~~133~~136

SECTION 5.16 OFAC	136

SECTION 5.17 Anti-Corruption Laws	137

SECTION 5.18 EEA Financial Institutions	137

ARTICLE VI AFFIRMATIVE COVENANTS	~~134~~137

(continued)

Page

SECTION 6.01 Financial Statements	~~134~~137

SECTION 6.02 Certificates; Other Information	~~135~~139

SECTION 6.03 Notices	~~137~~140

SECTION 6.04 Payment of Obligations	~~137~~140

SECTION 6.05 Preservation of Existence, Etc.	~~137~~140

SECTION 6.06 Maintenance of Properties	~~137~~141

SECTION 6.07 Maintenance of Insurance	~~137~~141

SECTION 6.08 Compliance with Laws	~~138~~141

SECTION 6.09 Books and Records	~~138~~141

SECTION 6.10 Inspection Rights	~~138~~142

SECTION 6.11 Covenant to Guarantee Obligations and Give Security	~~139~~144

SECTION 6.12 Further Assurances and Certain Post-Closing Obligations	~~141~~145

SECTION 6.13 Designation of Subsidiaries	~~142~~146

SECTION 6.14 Use of Proceeds	~~142~~146

SECTION 6.15 Sanctions; Anti-Corruption Laws	146

ARTICLE VII NEGATIVE COVENANTS	~~143~~146

SECTION 7.01 Liens	~~143~~146

SECTION 7.02 Investments	~~147~~151

SECTION 7.03 Indebtedness	~~151~~154

SECTION 7.04 Fundamental Changes	~~157~~160

SECTION 7.05 Dispositions	~~158~~162

SECTION 7.06 Restricted Payments	~~161~~164

SECTION 7.07 Change in Nature of Business	~~164~~167

SECTION 7.08 Transactions with Affiliates	~~164~~167

SECTION 7.09 Burdensome Agreements	~~166~~169

SECTION 7.10 Accounting Changes	~~168~~171

SECTION 7.11 Prepayments, Etc. of Indebtedness	~~168~~171

SECTION 7.12 Holdings	~~168~~171

SECTION 7.13 Principal Domestic Properties	~~170~~173

SECTION 7.14 Sanctions	173

SECTION 7.15 Anti-Corruption Laws	174

(continued)

Page

ARTICLE VIII FINANCIAL COVENANT	~~170~~174

SECTION 8.01 Financial Covenant	~~170~~174

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES	~~172~~175

SECTION 9.01 Events of Default	~~172~~175

SECTION 9.02 Remedies Upon Event of Default	~~174~~178

SECTION 9.03 Application of Funds	~~176~~179

SECTION 9.04. Right to Cure	~~177~~180

ARTICLE X ADMINISTRATIVE AGENT AND OTHER AGENTS	~~178~~182

SECTION 10.01 Appointment and Authorization of Agents	~~178~~182

SECTION 10.02 Delegation of Duties	~~179~~183

SECTION 10.03 Liability of Agents	~~179~~183

SECTION 10.04 Reliance by Agents	~~180~~184

SECTION 10.05 Notice of Default	~~181~~184

SECTION 10.06 Credit Decision; Disclosure of Information by Agents	~~181~~185

SECTION 10.07 Indemnification of Agents	~~181~~185

SECTION 10.08 Agents in their Individual Capacities	~~182~~186

SECTION 10.09 Successor Agents	~~182~~186

SECTION 10.10 Administrative Agent May File Proofs of Claim	~~184~~188

SECTION 10.11 [Reserved]	~~185~~188

SECTION 10.12 Other Agents; Arrangers and Managers	~~185~~188

SECTION 10.13 Appointment of Supplemental Administrative Agents	~~185~~189

ARTICLE XI MISCELLANEOUS	~~186~~190

SECTION 11.01 Amendments, Etc.	~~186~~190

SECTION 11.02 Notices and Other Communications; Facsimile Copies	~~189~~192

SECTION 11.03 No Waiver; Cumulative Remedies	~~190~~193

SECTION 11.04 Attorney Costs and Expenses	~~190~~194

SECTION 11.05 Indemnification by the Borrower	~~190~~194

SECTION 11.06 Payments Set Aside	~~192~~195

SECTION 11.07 Successors and Assigns	~~192~~196

SECTION 11.08 Confidentiality	~~199~~203

SECTION 11.09 Setoff	~~200~~204

(continued)

Page

SECTION 11.10 Interest Rate Limitation	~~201~~204

SECTION 11.11 Counterparts	~~201~~205

SECTION 11.12 Integration	~~201~~205

SECTION 11.13 Survival of Representations and Warranties	~~201~~205

SECTION 11.14 Severability	~~201~~205

SECTION 11.15 Termination and Release of Collateral	~~202~~205

SECTION 11.16 ~~GOVERNING LAW 202~~Electronic Execution of Assignments and Certain Other Documents	206

SECTION 11.17 GOVERNING LAW	206

SECTION 11.18 WAIVER OF RIGHT TO TRIAL BY JURY	~~203~~207

SECTION ~~11.18~~11.19 Binding Effect	~~203~~207

SECTION ~~11.19~~11.20 Judgment Currency	~~203~~207

~~SECTION 11.20 Lender Action~~	~~203~~

SECTION 11.21 Lender Action	208

SECTION 11.22 USA PATRIOT Act	~~204~~208

SECTION ~~11.22~~11.23 Intercreditor Agreements	~~204~~208

SECTION 11.24 Acknowledgement and Consent to Bail-In of EEA Financial Institutions	209

v

SCHEDULES

1.01A	Guarantors
1.01B	Unrestricted Subsidiaries
1.01C	Certain Excluded Subsidiaries
1.01D	Mandatory Cost Formulae
2.01A	Revolving Credit Commitment
2.01B	Term B Commitment
2.01C	Term C Commitment
2.03(a)(ii)(B)	Certain Letters of Credit
5.09(a)	Certain Tax Proceedings
5.10(a)	ERISA Compliance
5.11	Subsidiaries
6.12	Certain Post-Closing Obligations
7.01(b)	Existing Liens
7.02(g)	Existing Investments
7.03(b)	Existing Indebtedness
7.05(j)	Scheduled Dispositions
7.08	Transactions with Affiliates
7.09	Existing Restrictions
11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Revolving Credit Note
C-2	Term B Note
C-3	Term C Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Notice of Affiliate Assignment
F	Guaranty
G	Security Agreement
H-1	Opinion of Cleary Gottlieb Steen & Hamilton LLP
H-2	Opinion of Young Conaway Stargatt & Taylor, LLP
I	Intercompany Note
~~J~~	~~Portfolio Interest~~J-1 U.S. Tax Compliance Certificate (Lender – Non-Partnership)
J-2	U.S. Tax Compliance Certificate (Participant – Non-Partnership)
J-3	U.S. Tax Compliance Certificate (Lender – Partnership)
J-4	U.S. Tax Compliance Certificate (Participant – Partnership)
K	First Lien Intercreditor Term Sheet
L	Junior Lien Intercreditor Term Sheet

CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is effective as of February 19, 2013, among SABRE INC., a Delaware corporation (the “Borrower”), SABRE HOLDINGS CORPORATION, a Delaware corporation (“Holdings”), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, DEUTSCHE BANK AG NEW YORK BRANCH, as an L/C Issuer, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

This Agreement is effective pursuant to the Amendment and Restatement Agreement to which this Agreement is attached as Annex A.

The Borrower has requested that the Lenders extend credit to the Borrower in the form of (i) Term B Loans in an initial aggregate Dollar Amount of $1,775,000,000, (ii) a Term C Loans in an initial aggregate Dollar Amount of $425,000,000 and (iii) a Revolving Credit Facility in an initial aggregate Dollar Amount of $352,000,000. The Revolving Credit Facility may include one or more Letters of Credit from time to time and one or more Swing Line Loans from time to time.

The proceeds of the New Term Loans (as defined in the Amendment and Restatement Agreement), together with a portion of the Borrower’s cash on hand, are being used by the Borrower on the Closing Date to refinance all obligations of the Borrower under the Original Credit Agreement that are not subject to the Term Loan Conversion (as defined in the Amendment and Restatement Agreement) and to pay any related fees and expenses in connection therewith.

The proceeds of Revolving Credit Loans made after the Closing Date will be used for working capital and other general corporate purposes of the Borrower and its Subsidiaries, including the financing of Permitted Acquisitions. Swing Line Loans and Letters of Credit will be used for general corporate purposes of the Borrower and its Subsidiaries (and as otherwise expressly provided herein).

The applicable Lenders have indicated their willingness to lend, and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary (determined using such definitions as if references to Holdings, the Borrower and the Restricted Subsidiaries therein were to such Acquired Entity or Business and its Subsidiaries or such Converted Restricted Subsidiary and its Subsidiaries, as the case may be), all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.

“Additional Lender” means any Additional Revolving Credit Lender or any Additional Term Lender, as applicable.

“Additional Notes” has the meaning specified in Section 7.03(s).

“Additional Revolving Credit Lender” means, at any time, any bank or other financial institution selected by the Borrower that agrees to provide any portion of any (a) Incremental Revolving Credit Facility pursuant to an Incremental Revolving Credit Facility Amendment in accordance with Section 2.14 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.15; provided that each Additional Revolving Credit Lender (other than any Person that is a Lender at such time) shall be subject to the approval of the Administrative Agent, each L/C Issuer and the Swing Line Lender (such approval in each case not to be unreasonably withheld or delayed).

“Additional Term Lender” means, at any time, any bank or other financial institution selected by the Borrower that agrees to provide any portion of any (a) Incremental Term Facility pursuant to an Incremental Term Facility Amendment in accordance with Section 2.14 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.15; provided that each Additional Term Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed).

“Administrative Agent” means Bank of America, in its capacity as administrative agent and collateral agent under the Loan Documents, or any successor administrative agent and collateral agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. For the avoidance of doubt, none of the Joint Lead Arrangers, the Agents, their respective lending affiliates or any entity acting as an L/C Issuer hereunder shall be deemed to be an Affiliate of Holdings, the Borrower or any of their respective Subsidiaries.

“Affiliated Lender” means any Affiliate of the Sponsor Group other than (a) Holdings, the Borrower or any Subsidiary of the Borrower, (b) any Debt Fund Affiliate and (c) any natural person.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents, attorneys-in-fact, partners, trustees and advisors of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and the Supplemental Administrative Agents (if any) and the Joint Lead Arrangers.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as amended, restated, modified or supplemented from time to time in accordance with the terms hereof.

“Agreement Currency” has the meaning specified in Section 11.19.

“Alternative Currency” means Sterling, Euros, Canadian Dollars, Australian Dollars and Yen.

“Amendment and Restatement Agreement” means the Amendment and Restatement Agreement dated as of the date hereof to the Original Credit Agreement.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of February 20, 2014, among the Borrower, Holdings, each of the other Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Effective Date” has the meaning specified in Amendment No. 1.

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of July [__], 2016, among the Borrower, Holdings, each of the other Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 2 Effective Date” has the meaning specified in Amendment No. 2.

“Applicable Rate”~~1~~ means the percentages per annum listed in the table below, based upon the Senior Secured First-Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a)~~:~~

(i) for periods prior to the Amendment No. 1 Effective Date:

Applicable Rate

Pricing Level	Senior Secured First-Lien Net Leverage Ratio	Eurocurrency Rate for Term B Loans	Base Rate for Term B Loans	Eurocurrency Rate for Term C Loans	Base Rate for Term C Loans
1	> 4.0:1.0	4.00%	3.00%	3.00%	2.00%
2	≤ 4.0:1.0, but > 3.0:1.0	4.00%	3.00%	3.00%	2.00%
3	≤ 3.0:1.0	3.50%	2.50%	2.50%	1.50%

(ii) for periods from and after the Amendment No. 1 Effective Date:

Applicable Rate

Pricing Level	Senior Secured First-Lien Net Leverage Ratio	Eurocurrency Rate for Term B Loans	Base Rate for Term B Loans	Eurocurrency Rate for Term C Loans	Base Rate for Term C Loans
1	> 4.0:1.0	3.25%	2.25%	3.00%	2.00%
2	≤ 4.0:1.0, but > 3.25:1.0	3.25%	2.25%	3.00%	2.00%
3	≤ 3.25:1.0, but > 3.0:1.0	3.00%	2.00%	3.00%	2.00%
4	≤ 3.0:1.0	3.00%	2.00%	2.50%	1.50%

Pricing Level	Senior Secured First-Lien Net Leverage Ratio	Eurocurrency Rate for Revolving Credit Loans and Letter of Credit Fees	Base Rate for Revolving Credit Loans	Commitment Fee Rate
1	≥ 3.5:1.0	2.75%	1.75%	0.500%
2	< 3.5:1.0, but ≥ 2.5:1.0	2.50%	1.50%	0.375%
3	< 2.5:1.0, but ≥ 1.5:1.0	2.25%	1.25%	0.250%
4	< 1.5:1.0	2.00%	1.00%	0.250%

~~1 NOTE TO DRAFT: The Applicable Rate for the Incremental Term Loans established pursuant to the First Incremental Term Facility Amendment is set forth in Annex II to the First Incremental Term Facility Amendment.~~

Any increase or decrease in the Applicable Rate resulting from a change in the Senior Secured First-Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Required Lenders (and if exercised with respect to any Class under this Agreement), Pricing Level 1 shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 9.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Senior Secured First-Lien Net Leverage Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Rate that is less than that which would have been applicable had the Senior Secured First-Lien Net Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Rate” for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Senior Secured First-Lien Net Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period pursuant to Sections 2.08 and 2.09 as a result of the miscalculation of the Senior Secured First-Lien Net Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 2.08 or 2.09, as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section (and shall remain due and payable until paid in full, together with all amounts owing under said Section 2.08, in accordance with the terms of this Agreement).

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to any Letters of Credit, (i) the relevant L/C Issuers and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Assignees” has the meaning specified in Section 11.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1, with such adjustments thereto as the Borrower and the Administrative Agent may reasonably agree.

“Attorney Costs” means all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheets of Holdings as of December 31, 2011, and the related audited consolidated statements of operations, stockholders’ equity and cash flows for Holdings for the fiscal year ended December 31, 2011.

“Australian Reference Banks” means Australia and New Zealand Banking Group Limited, Commonwealth Bank of Australia, National Australia Bank Limited, Westpac Banking Corporation and such other banks as may be appointed by the Administrative Agent in consultation with the Borrower.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Amount” means, at any time (the “Reference Date”), the sum of:

(i) $725,000,000; plus

(ii) an amount (which amount shall not be less than zero) equal to 50% of Consolidated Net Income of Holdings, the Borrower and the Restricted Subsidiaries for the Available Amount Reference Period; plus

(iii) the amount of any capital contributions or Net Cash Proceeds from Permitted Equity Issuances (or issuances of debt securities that have been converted into or exchanged for Qualified Equity Interests) (other than Permitted Equity Issuances made pursuant to Section 9.04(a)) received or made by the Borrower (or any direct or indirect parent thereof and contributed by such parent to the Borrower) during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(iv) to the extent not (A) already included in the calculation of Consolidated Net Income of Holdings, the Borrower and the Restricted Subsidiaries or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(v)    to the extent not (A) already included in the calculation of Consolidated Net Income of Holdings, the Borrower and the Restricted Subsidiaries or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the aggregate amount of all cash repayments of principal received by the Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date in respect of loans or advances made by the Borrower or any Restricted Subsidiary to such Minority Investments or Unrestricted Subsidiaries; plus

(vi)    to the extent not (A) already included in the calculation of Consolidated Net Income of Holdings, the Borrower and the Restricted Subsidiaries, (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment or (C) required to be applied to prepay Term Loans in accordance with Section 2.05(b)(i), the aggregate amount of all Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in any Minority Investment or Unrestricted Subsidiary during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(vii)    in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary the fair market value (which, if the fair market value of such Investment shall exceed $100,000,000, shall be determined in good faith by the board of directors of the Borrower, whose resolution with respect thereto will be delivered to the Administrative Agent) of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Borrower or a Restricted Subsidiary pursuant to Section 7.02 (except for Investments made in reliance on Section 7.02(o)(ii)); minus

(viii)    the aggregate amount of any Investments made pursuant to Section 7.02(o)(ii) and the parenthetical to Section 7.02(d)(iv)(B)(I), any Indebtedness incurred pursuant to Section 7.03(n)(i), any Restricted Payment made pursuant to Section 7.06(n)(ii) or any payment made pursuant to Section 7.11(a)(iv)(B) during the period commencing on the Closing Date and ending on prior to the Reference Date (and, for purposes of this clause (viii), without taking account of the intended usage of the Available Amount on such Reference Date).

“Available Amount Reference Period” means, with respect to any Reference Date, the period commencing on January 1, 2013 and ending on the last day of the most recent fiscal quarter or fiscal year, as applicable, for which financial statements required to be delivered pursuant to Section 6.01(a) or Section 6.01(b), and the related Compliance Certificate required to be delivered pursuant to Section 6.02(a), have been received by the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A., a national bank association, acting in its individual capacity, and its successors and assigns.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) the Eurocurrency Rate for a one-month Interest Period as determined pursuant to clause (e) of the definition of “Eurocurrency Rate” plus 1%. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding the foregoing, the Base Rate for (a) any Term B Loan will be deemed to be 2.00% per annum if the Base Rate determined pursuant to this definition would otherwise be less than 2.00% per annum; and (b) any Term C Loan will be deemed to be 2.00% per annum if the Base Rate determined pursuant to this definition would otherwise be less than 2.00% per annum.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the jurisdiction where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars or an Alternative Currency other than Euros, any fundings, disbursements, settlements and payments in such currency in respect of any such Eurocurrency Rate Loan, or any other dealings in such currency to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in such currency are conducted by and between banks in the London interbank market; and

(b)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Eurocurrency Rate Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day.

“Business Successor” means (a) any former Subsidiary of the Borrower and (b) any Person that, after the Closing Date, has acquired, merged or consolidated with a Subsidiary of the Borrower (that results in such Subsidiary ceasing to be a Subsidiary of the Borrower), or acquired (in one transaction or a series of transactions) all or substantially all of the property and assets or business of a Subsidiary or assets constituting a business unit, line of business or division of a Subsidiary of the Borrower.

“Canadian Bankers’ Acceptance” means an instrument denominated in Canadian Dollars, including, without limitation, a depository note within the meaning of the Depository Bills and Notes Act (Canada) and a bill of exchange within the meaning of the Bills of Exchange Act (Canada).

“Capital Expenditures” means, for any period, (a) the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by Holdings, the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of Holdings, the Borrower and the Restricted Subsidiaries and (b) Capitalized Software Expenditures.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Holdings, the Borrower and the Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries.

“Captive Insurance Subsidiary” means any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Collateral” has the meaning specified in Section 2.03(f).

“Cash Collateralize” has the meaning specified in Section 2.03(f).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by Holdings, the Borrower or any Restricted Subsidiary:

(1) Dollars;

(2) (a) Canadian Dollars, Yen, Sterling, Euros or any national currency of any participating member state of the EMU or (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances with maturities not exceeding two years and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4) and (7) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower); and

(11) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (10) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (1) through (8) and clauses (10) and (11) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (11) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

For purposes of determining the maximum permissible maturity of any investments described in clauses (1) through (11) or the immediately preceding two paragraphs, the maturity of any obligation is deemed to be the shortest of the following: (i) the stated maturity date; (ii) the weighted average life (for amortizing securities); (iii) the next interest rate reset for variable rate and auction-rate obligations; or (iv) the next put exercise date (for obligations with put features).

“Cash Management Bank” means any Person that is a Lender or an Affiliate of a Lender at the time it provides any Cash Management Services, whether or not such Person subsequently ceases to be a Lender or an Affiliate of a Lender.

“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of or in connection with any Cash Management Services.

“Cash Management Services” means treasury, depository and cash management services and any automated clearing house fund transfer services.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Catch-Up Payments” has the meaning specified in the definition of “Consolidated Interest Expense”.

“Change of Control” means the earliest to occur of:

(a) (i) at any time prior to the consummation of a Qualifying IPO, the Permitted Holders ceasing to own, in the aggregate, directly or indirectly, beneficially and of record, at least thirty-five (35)% of the then outstanding voting stock of Holdings; or

(ii) at any time upon or after the consummation of a Qualifying IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) forty (40) % of the then outstanding voting stock of Holdings and (y) the percentage of the then outstanding voting stock of Holdings owned, directly or indirectly, beneficially and of record, by the Permitted Holders;

unless, in the case of either clause (a)(i) or (a)(ii) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of Holdings; or

(b) the board of directors of Holdings shall cease to consist of a majority of the Continuing Directors; or

(c) any “Change of Control” (or any comparable term) in any document pertaining to any Permitted Subordinated Notes, any Qualified Holding Company Debt or the Existing Notes; or

(d) subject to Section 7.04, the Borrower ceasing to be a direct wholly owned Subsidiary of Holdings.

“Class” when used with respect to:

(a) Commitments, refers to whether such Commitments are (i) Revolving Credit Commitments under clause (i) of the definition of “Revolving Credit Commitment”, (ii) Incremental Revolving Credit Commitments, (iii) Other Revolving Credit Commitments, (iv) Existing Revolving Credit Commitments of any of the foregoing, (v) Extended Revolving Credit Commitments, (vi) Term B Commitments, (vii) Term C Commitments , (viii) Term Commitment Increases, (ix) Other Term Commitments or (x) Incremental Term Commitments;

(b) Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans made pursuant to the Class of Revolving Credit Commitments referenced in clause (a)(i) above, Incremental Revolving Credit Loans, Other

Revolving Credit Loans, Existing Revolving Credit Loans of any of the foregoing, Extended Revolving Credit Loans, Term B Loans, Term C Loans, Incremental Term Loans, Existing Term Loans of any of the foregoing, Other Term Loans, Extended Term Loans or Swing Line Loans; and

(c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments under clause (a) or (b) above;

provided that Incremental Term Loans, Incremental Revolving Credit Commitments, Incremental Revolving Loans, Other Revolving Credit Commitments, Other Revolving Credit Loans, Existing Revolving Credit Commitments, Existing Revolving Credit Loans, Extended Revolving Credit Commitments, Extended Revolving Credit Loans, Other Term Commitments, Other Term Loans, Existing Term Loans and Extended Term Loans that (i) have different terms and conditions or (ii) are established pursuant to different amendments (unless such amendment expressly provides otherwise) shall be construed to be in different Classes.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

“Co-Documentation Agent” means each of Goldman Sachs Credit Partners L.P. and Morgan Stanley Senior Funding, Inc., each in its capacity as a co-documentation agent under this Agreement.

“Collateral” means all the “Collateral” as defined in any Collateral Document and shall include the Mortgaged Properties.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a)(iii) or pursuant to Section 6.11 or Section 6.12 at such time, duly executed by each Loan Party thereto and (ii) if then in effect, each Intercreditor Agreement, in each case duly executed by each Loan Party thereto;

(b) except to the extent otherwise provided hereunder or under any Collateral Document, all Obligations shall have been unconditionally guaranteed (the “Guaranties”) by Holdings, each Restricted Subsidiary of the Borrower that is a wholly owned Material Domestic Subsidiary and not an Excluded Subsidiary including those that are listed on Schedule 1.01A hereto (each, a “Guarantor”);

(c) except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guaranties shall have been secured by a first-priority security interest (if then in effect, subject to the terms of each Intercreditor Agreement) in (i) all the Equity Interests of the Borrower, (ii) all Equity Interests (other than Equity

Interests of Unrestricted Subsidiaries and any Equity Interest of any Restricted Subsidiary pledged to secure Indebtedness permitted under Section 7.03(g)) of each wholly and directly owned Material Domestic Subsidiary of the Borrower or any Guarantor and (iii) 65% of the issued and outstanding voting Equity Interests (and 100% of the issued and outstanding non-voting Equity Interests, if any) of each wholly owned Material Foreign Subsidiary that is directly owned by the Borrower or any Domestic Subsidiary of the Borrower that is a Guarantor (with such reduction in the amount of Equity Interests pledged as may be necessary to take into account Equity Interests that have been indirectly pledged through a pledge of Equity Interests in any Domestic Subsidiary that is disregarded for purposes of U.S. federal income tax);

(d) except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guaranties shall have been secured by a perfected security interest (other than in the case of mortgages, to the extent such security interest may be perfected by delivering certificated securities, filing UCC financing statements or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office) in, and mortgages on, substantially all tangible and intangible assets of the Borrower and each Guarantor (including accounts (other than deposit accounts or other bank or securities accounts and any Securitization Assets), inventory, equipment, investment property, contract rights, intellectual property, other general intangibles, owned (but not leased) real property and proceeds of the foregoing) and all Equity Interests in the Borrower owned by Holdings, in each case, with the priority required by the Collateral Documents and, if then in effect, each Intercreditor Agreement; provided that security interests in real property shall be limited to the Mortgaged Properties; and

(e) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01; and

(f) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property required to be delivered pursuant to Section 6.11 or 6.12 (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first-priority Lien on the property described therein (if then in effect, subject to the terms of each Intercreditor Agreement), free of any other Liens except as expressly permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request and (iii) such existing surveys, existing abstracts and existing appraisals in the possession of the Borrower and such legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, (i) “Excluded Assets” and “Excluded Securities”, each as defined in the Security Agreement and (ii) particular assets if and for so long as, in the reasonable judgment of the Administrative Agent and the Borrower, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) with respect to leases of real property entered into by any Loan Party, such Loan Party shall not be required to take any action with respect to creation or perfection of security interests with respect to such leases, (b) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and the Borrower and (c) any asset the pledge or mortgage of which would trigger the equal and ratable requirement under the Existing 2016 Notes Indenture will be excluded from the Collateral. In furtherance of the foregoing, for so long as any Existing 2016 Notes remain outstanding, Principal Domestic Properties and Equity Interests and Indebtedness of “Domestic Subsidiaries” (as defined in the Existing 2016 Notes Indenture) will be excluded from the Collateral (it being understood and agreed that as of the Closing Date, Principal Domestic Properties shall mean the Headquarters and Domestic Subsidiaries shall mean Headquarters SPV), as will any after-acquired property that would be a Principal Domestic Property at the time of acquisition; and Equity Interests and Indebtedness of any “Domestic Subsidiary” (as defined in the Existing 2016 Notes Indenture) will cease to be part of the Collateral if such entity acquires any property that would constitute a Principal Domestic Property at the time of acquisition.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Intercreditor Agreements, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 6.11 or Section 6.12, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment of any Class, a Revolving Credit Commitment of any Class or any combination thereof (as the context may require).

“Committed Loan Notice” means a notice of (a) a Term Borrowing with respect to a given Class of Term Loans, (b) a Revolving Credit Borrowing with respect to a given Class of Revolving Credit Loans, (c) a conversion of Loans under a given Class from one Type to the other, or (d) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated Depreciation and Amortization Expense” means, for any period, the total amount of depreciation and amortization expense of Holdings, the Borrower and the Restricted Subsidiaries, including the amortization of deferred financing fees or costs and Capitalized Software Expenditures for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period:

(a) increased (without duplication) by the following:

(i) provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations, to the extent the same were taken into account in calculating such Consolidated Net Income and the net tax expense associated with any adjustments made pursuant to clauses (a) through (m) of the definition of Consolidated Net Income; plus

(ii) total interest expense of Holdings, the Borrower and the Restricted Subsidiaries and, to the extent not reflected in such total interest expense, any losses with respect to obligations under Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains with respect to such obligations, and costs of surety bonds in connection with financing activities, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(iii) Consolidated Depreciation and Amortization Expense for such period to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(iv) any fees, expenses or charges (other than depreciation or amortization expense) related to any acquisition, investment, asset disposition, incurrence or repayment of indebtedness (including such fees, expenses or charges related to the Loans and any credit facilities), issuance of equity interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Loans and any credit facilities) and including, in each case, any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, (x) whether or not successful and (y) in each case, to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(v) the amount of any restructuring charges, integration and facilities opening costs or other business optimization expenses, one-time restructuring costs incurred in connection with acquisitions made after the Closing Date, project start-up costs, costs related to the closure and/or consolidation of facilities, in each case to the extent deducted (and not added back) in such period in computing such Consolidated Net Income; plus

(vi) any other non-cash charges, (collectively, the “Non-Cash Charges”) including any write offs or write downs reducing such Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(vii) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary to the extent deducted (and not added back) in such period in calculating such Consolidated Net Income; plus

(viii) the amount of board of directors fees and management, monitoring, consulting, advisory and other fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Sponsor Group to the extent permitted by Section 7.08(e) and deducted (and not added back) in such period in computing such Consolidated Net Income; plus

(ix) the amount of “run-rate” cost savings projected by the Borrower in good faith to result from actions either taken or expected to be taken within 12 months of such period (which cost savings shall be (i) added back to Consolidated EBITDA until realized, (ii) subject only to certification by management of the Borrower and (iii) calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized from such actions (it is understood and agreed that “run-rate” means the full recurring benefit that is associated with any action taken or expected to be taken, provided that some portion of such benefit is expected to be realized within 12 months of taking such action); plus

(x) the amount of loss on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Financing; plus

(xi) any costs or expense incurred by Holdings, the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or the Borrower or net cash proceeds of an issuance of Equity Interests of Holdings or the Borrower (other than Disqualified Equity Interests) solely to the extent that such net cash proceeds are Not Otherwise Applied; plus

(xii) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus

(xiii) Initial Public Company Costs; and

(b) decreased (without duplication) by, to the extent included in determining Consolidated Net Income for such period, non-cash gains increasing Consolidated Net Income for such period, excluding (x) any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and (y) any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period, in each case determined on a consolidated basis for Holdings, the Borrower and the Restricted Subsidiaries in accordance with GAAP (to the extent applicable); provided that

(I) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by Holdings, the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by Holdings, the Borrower or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) determined on a historical Pro Forma Basis, and (B) an adjustment in respect of each Acquired Entity or Business or Converted Restricted Subsidiary equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent;

(II) for purposes of determining the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Senior Secured First-Lien Net Leverage Ratio only, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations (other than if so classified on the basis that it is being held for sale unless such sale has actually occurred during such period) by Holdings, the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition) determined on a historical Pro Forma Basis.

“Consolidated Interest Expense” means, for any period, without duplication, the sum of:

(a) the cash interest expense (including that attributable to Capitalized Lease Obligations), net of cash interest income, of Holdings, the Borrower and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts, and

(b) any cash payments made during such period by Holdings, the Borrower and the Restricted Subsidiaries in respect of obligations referred to in clause (ii) below relating to Funded Debt that were amortized or accrued in a previous period (other than any such obligations resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with the Original Transaction or any Permitted Acquisition), but excluding, however:

(i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest,

(ii) the accretion or accrual of discounted liabilities during such period,

(iii) any interest in respect of items excluded from Indebtedness in clause (d) of the definition thereof,

(iv) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments pursuant to Statement of Financial Accounting Standards No. 133 and all costs associated with Swap Contracts,

(v) any one-time cash costs associated with breakage in respect of Swap Contracts for interest rates, and

(vi) all non-recurring cash interest expenses consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees.

(c) For purposes of determining Consolidated Interest Expense for any period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense shall be an amount equal to actual Consolidated Interest Expense from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination.

(d) Notwithstanding the foregoing, Consolidated Interest Expense for any period shall not include any cash payments made in such period on account of accrued interest with respect to any Qualified Holding Company Debt to the extent such payments are required by the terms of such Indebtedness to be made before the close of any “accrual period” (as defined in Treasury Regulation Section 1.1272-1(b)(1)(ii)) ending after five years from the date of original issuance of such Indebtedness (any such cash payments, “Catch-Up Payments”); provided, however that, notwithstanding the foregoing and solely for purposes of determining compliance with clause (ii) of Section 7.06(o) and not for purposes of determining compliance with any other test or covenant hereunder, any Catch-Up Payments that are made in any period with the proceeds of Restricted Payments made pursuant to Section 7.06(o) shall be included in Consolidated Interest Expense for such period.

“Consolidated Net Income” means, for any period, the net income (loss) of Holdings, the Borrower and the Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(a) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transaction or any multi-year strategic cost-saving initiatives), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(b) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded, in each case in accordance with GAAP,

(c) the net income (loss) for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to Holdings, the Borrower or a Restricted Subsidiary thereof in respect of such period,

(d) effects of adjustments resulting from the application of purchase accounting in relation to the Original Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(e) any after-tax effect of income (loss) from the early extinguishment of (i) Indebtedness, (ii) obligations under any Swaps Contracts or (iii) other derivative instruments shall be excluded,

(f) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(g) any non-cash compensation charge or expense, including any such charge arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors, employees or consultants shall be excluded,

(h) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, incurrence or repayment of indebtedness (including such fees, expenses or charges related to the Loans and any credit facilities), issuance of equity interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Loans and any credit facilities) and including, in each case, any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful, shall be excluded,

(i) accruals and reserves that are established within twelve months after the closing of any acquisition that are required to be established as a result of such acquisition in accordance with GAAP shall be excluded,

(j) losses or gains on asset sales (other than asset sales made in the ordinary course of business) shall be excluded,

(k) any net income (loss) from disposed or discontinued operations shall be excluded,

(l) any adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation, shall be excluded, and

(m) the following items shall be excluded:

(i) any net unrealized gain or loss (after any offset) resulting in such period from obligations under any Swap Contracts and the application of Statement of Financial Accounting Standards No. 133; and

(ii) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those (x) related to currency remeasurements of Indebtedness and (y) resulting from hedge agreements for currency exchange risk.

In addition, to the extent not already included in the Consolidated Net Income of Holdings, the Borrower and the Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder.

“Consolidated Senior Secured First-Lien Indebtedness” means, as of any date of determination, (a) the aggregate amount of Senior Secured First-Lien Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of acquisition method accounting in connection with the Original Transaction, any Permitted Acquisition or other Investment permitted hereunder) consisting only of Senior Secured First-Lien Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and Cash Equivalents, excluding cash and Cash Equivalents which are listed as “restricted” on the consolidated balance sheet of Holdings, the Borrower and its Restricted Subsidiaries as of such date; provided that Consolidated Senior Secured First-Lien Indebtedness shall not include Indebtedness in respect of (i) any Qualified Securitization Financing, (ii) all Letters of Credit, except to the extent of Unreimbursed Amounts thereunder, (iii) Unrestricted Subsidiaries and (iv) obligations under Swap Contracts.

“Consolidated Senior Secured Indebtedness” means, as of any date of determination, (a) the aggregate amount of Senior Secured Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of acquisition method accounting in connection with the Original Transaction, any Permitted Acquisition or other Investment permitted hereunder) consisting only of Senior Secured Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and Cash Equivalents, excluding cash and Cash Equivalents which are listed as “restricted” on the consolidated balance sheet of Holdings, the Borrower and its Restricted Subsidiaries as of such date; provided that Consolidated Senior Secured Indebtedness shall not include Indebtedness in respect of (i) any Qualified Securitization Financing, (ii) all Letters of Credit, except to the extent of Unreimbursed Amounts thereunder, (iii) Unrestricted Subsidiaries and (iv) obligations under Swap Contracts.

“Consolidated Total Indebtedness” means, as of any date of determination, (a) the aggregate amount of Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of acquisition method accounting in connection with the Original Transaction, any Permitted Acquisition or other Investment permitted hereunder) consisting only of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and Cash Equivalents, excluding cash and Cash Equivalents which are listed as “restricted” on the consolidated balance sheet of Holdings, the Borrower and its Restricted Subsidiaries as of such date; provided that Consolidated Total Indebtedness shall not include Indebtedness in respect of (i) any Qualified Securitization Financing, (ii) all Letters of Credit, except to the extent of Unreimbursed Amounts thereunder, (iii) Unrestricted Subsidiaries and (iv) obligations under Swap Contracts.

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of (i) all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries at such date and (ii) long-term accounts receivable over (b) the sum of (i) all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries on such date and (ii) long-term deferred revenue, but excluding, without duplication, (a) the current portion of any Funded Debt, (b) all Indebtedness consisting of Revolving Credit Loans, Swing Line Loans and L/C Obligations to the extent otherwise included therein, (c) the current portion of interest, (d) the current portion of current and deferred income taxes, (e) the current portion of any Capitalized Lease Obligations and (f) deferred revenue arising from cash receipts that are earmarked for specific projects.

“Continuing Director” means, at any date, any individual (a) who is a director of Holdings on the Closing Date, as elected or appointed after giving effect to the Merger and the other transactions contemplated hereby, (b) whose nomination for election to the board of directors of Holdings is recommended by a majority of the then Continuing Directors, (c) who receives the vote of the Permitted Holders in his or her election by the stockholders of Holdings, or (d) whose nomination for election to the board of directors of Holdings has been recommended, directly or indirectly, by the Sponsor Group or Persons nominated by the Sponsor Group.

“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow”.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA”.

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA”.

“Corrective Revolving Credit Extension Amendment” has the meaning specified in Section 2.16(g).

“Corrective Term Loan Extension Amendment” has the meaning specified in Section 2.16(h).

“Covenant Resumption Date” has the meaning specified in Section 8.01(b).

“Covenant Suspension” has the meaning specified in Section 8.01(b).

“Covenant Suspension Period” has the meaning specified in Section 8.01(b).

“Credit Agreement Refinancing Indebtedness” means (a) Indebtedness of the Borrower (which may be guaranteed by one or more Guarantors) constituting secured or unsecured notes, loans or commitments (not constituting Obligations) or (b) Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained in exchange for, or to extend, renew, replace or refinance, in whole or part, then existing Term Loans, outstanding Revolving Credit Loans and related letters of credit and commitments, (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such extending, renewing or refinancing Indebtedness (and related commitments) is in an original aggregate principal amount (or accreted value, if applicable) not greater than the aggregate amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Credit Commitments, the amount thereof) concurrently prepaid pursuant to 2.05(b)(viii) or reduced pursuant to Section 2.06(d) except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such extending, renewing or refinancing Indebtedness, (ii) such Indebtedness has a later maturity than the Refinanced Debt (except such Credit Agreement Refinancing Indebtedness that are Revolving Credit Commitments may in any event have additional mandatory commitment reductions so long as same do not occur prior to the maturity date that previously applied to the commitments being extended), (iii) in the case of Term Loans, the scheduled amortization applicable to such Indebtedness shall not exceed 1% per annum of the original aggregate principal amount of such extending, renewing or refinancing Indebtedness (taking into account any additions thereto by way of extensions made as part of the respective Class) at any time prior to the final maturity of the respective Refinanced Debt that are Term Loans; (iv) in the case of Term Loans, such Credit Agreement Refinancing Indebtedness does not have mandatory prepayments (other than scheduled amortization as permitted above and customary repayments and/or offering to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) which are more extensive than those applicable to the Indebtedness being extended, renewed or refinanced; (v) such Refinanced Debt shall be repaid, defeased or satisfied and discharged with 100% of the Net Cash Proceeds from any Credit Agreement Refinancing Indebtedness and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained; and (vi) in the case of Refinanced Debt that are Revolving Credit Commitments, all repayments required to be made in connection therewith shall be made in accordance with Section 2.06(d).

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Expiration Date” has the meaning specified in Section 9.04(a).

“Debt Fund Affiliate” means any Affiliate of the Sponsor Group that is not (a) a natural person or (b) Holdings, the Borrower or a Subsidiary of the Borrower and that is primarily engaged in or advises funds or other investment vehicles that are engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.05(b)(vi).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2.00% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that, as reasonably determined by the Administrative Agent (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of L/C Obligations or Swing Line Loans, within two (2) Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent or an L/C Issuer, to confirm in a manner satisfactory to the Administrative Agent or such L/C Issuer, as applicable, that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, ~~or (iii~~(iii) become the subject of a Bail-In Action or (iv) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Designated Jurisdiction” means any country or territory that is the subject of comprehensive Sanctions broadly prohibiting dealings with such country or territory (currently, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(i) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Deutsche Bank” means Deutsche Bank AG New York Branch.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary (determined using such definitions as if references to Holdings, the Borrower and the Restricted Subsidiaries therein are to such Sold Entity or Business and its Subsidiaries or such Converted Unrestricted Subsidiary and its Subsidiaries, as the case may be), all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disposition Prepayment Percentage” has the meaning specified in Section 2.05(b)(ii)(A).

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time such Disqualified Equity Interests are issued; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings, the Borrower or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Holdings, the Borrower or the Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Amount” means, at any time:

(a) with respect to any Loan denominated in Dollars (including, with respect to any Swing Line Loan, any funded participation therein), the principal amount thereof then outstanding (or in which such participation is held);

(b) with respect to any Loan denominated in an Alternative Currency, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars in accordance with Section 1.08 and Section 2.17(a); and

(c) with respect to any L/C Obligation (or any risk participation therein), (A) if denominated in Dollars, the amount thereof and (B) if denominated in an Alternative Currency or another currency (other than Dollars), the amount thereof converted to Dollars in accordance with Section 1.08 and Section 2.17(b).

“Domestic Subsidiary” means any direct or indirect Restricted Subsidiary of the Borrower that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“ECF Percentage” has the meaning specified in Section 2.05(b)(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Loans of any Class, the effective yield on such Loans as determined by the Administrative Agent, taking into account the applicable interest rate margins, index rates, any interest rate floors or similar devices and all fees, including upfront or similar fees or OID (amortized over the shorter of (x) the life of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding any arrangement, structuring, commitment, underwriting or other fees payable in connection therewith that are not generally shared with the relevant Lenders or, if applicable, ticking fees accruing prior to the funding of such Indebtedness or customary consent fees paid generally to consenting Lenders.

“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 11.07(b).

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Loan Party or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings with respect to any Environmental Liability (hereinafter “Claims”), including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.

“Environmental Laws” means any and all Laws (including common law) relating to the protection of the environment or, to the extent relating to exposure to Hazardous Materials, human health.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities) , but excluding any debt security that is convertible into, or exchangeable for, capital stock prior to such conversion or exchange.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with Holdings or the Borrower and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Holdings or the Borrower or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Holdings or the Borrower or any of their respective ERISA Affiliates from a Multiemployer Plan, notification of Holdings or the Borrower or any of their respective ERISA Affiliates concerning the imposition of withdrawal liability or notification that a Multiemployer Plan is insolvent or is in reorganization within the meaning of Title IV of ERISA; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Holdings or the Borrower or any of their respective ERISA Affiliates; (g) the requirements of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) apply with respect to a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Pension Plan, and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; (h) an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA exists, or an application for a minimum funding standard waiver or modification has been filed (including any required installment payments) with respect to a Plan; (i) the failure to make any required contribution to any Plan, Multiemployer Plan or Foreign Plan; (j) the existence of an Unfunded Current Liability with respect to a Plan; (k) the institution of a proceeding pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; (l) a liability has been incurred or is likely to be incurred by Holdings or the Borrower or any of their respective ERISA Affiliates with respect to a Plan under Section 4063, 4064, 4069 or 4212 of ERISA or Section 436 of the Code; (m) the occurrence of a “default,” within the meaning of Section 4219(c)(5) of ERISA, with respect to any Plan; or (n) a material liability has been incurred by Holdings or the Borrower or any Subsidiary of Holdings or the Borrower pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro~~””~~” means the lawful single currency of the European Union.

“Eurocurrency Rate” means:

(a) for any Interest Period, in the case of any Eurocurrency Rate Loan denominated in Dollars or an Alternative Currency other than Euros, Australian Dollars and Canadian Dollars,

(i) the rate per annum equal to ~~(i) the British Bankers Association LIBOR Rate or the successor thereto if~~ the ICE Benchmark Administration LIBOR Rate or the successor thereto if the ICE Benchmark Administration is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or,

(ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or with respect to any Alternative Currency other than Dollars or Euros, another Bank of America branch or Affiliate) to major banks in the London interbank market (or with respect to any Alternative Currency other than Dollars or Euros, another offshore interbank market) for such currency at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period, and

(b) for any Interest Period, in the case of any Eurocurrency Rate Loan denominated in Euros,

(i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on Reuters Page EURIBOR01 (or any successor thereto) for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (Brussels time) two (2) Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the European interbank market for deposits of amounts in Euros for delivery on the first day of such Interest Period, or

(ii) if the rate referenced in the preceding clause (i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average Banking Federation of the European Union Interest Settlement Rate for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (Brussels time) two (2) Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the European interbank market for deposits of amounts in Euros for delivery on the first day of such Interest Period; or

(iii) if the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Euros for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by a London Affiliate of the Administrative Agent to major banks in the European interbank market at their request at approximately 11:00 a.m. (Brussels time) two (2) Business Days prior to the first day of such Interest Period or, if different, the date on which quotations would customarily be provided by leading banks in the European interbank market for deposits of amounts in the relevant currency for delivery on the first day of such Interest Period.

(c) for any Interest Period, with respect to a Eurocurrency Rate Loan denominated in Australian Dollars,

(i) the rate per annum equal to the average bid rate displayed at or about 10:30 a.m. (Melbourne, Australia time) on the first day of such Interest Period on the Reuters screen BBSY page (or such other page or commercially available source providing BBSY quotations as may be designated by the Administrative Agent from time to time) for a term equivalent to such Interest Period (or if such Interest Period is not equal to a number of months, for a term equivalent to the number of months closest to such Interest Period); or

(ii) if such rate is not available at such time for such term for any reason, the rate per annum determined by the Administrative Agent to be the arithmetic mean of the buying rates quoted to the Administrative Agent by three (3) Australian Reference Banks at or about 10:30 a.m. (Melbourne, Australia time) on the first day of such Interest Period (which buying rates must be for bills of exchange accepted by leading Australian banks which have a term equivalent to such Interest Period (or if such Interest Period is not equal to a number of months, having a term equivalent to the number of months closest to such Interest Period).

(d) for any Interest Period, with respect to a Eurocurrency Rate Loan denominated in Canadian Dollars,

(i) the rate per annum equal to the average offered rate for Canadian Dollar Bankers’ Acceptances having an identical term as the proposed Eurocurrency Rate Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service as at approximately 10:00 a.m. Toronto time on the first day of such Interest Period (or, if such day is not a Business Day, as of 10:00 a.m. Toronto time on the immediately preceding Business Day); or

(ii) if such rate is not available at such time for such term for any reason, the rate per annum will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m. Toronto time on such day at which a Canadian chartered bank listed on Schedule 1 of the Bank Act (Canada) as selected by the Administrative Agent is then offering to purchase Canadian Dollar Bankers’ Acceptances accepted by it having such specified term.

(e) for any interest calculation with respect to a Base Rate Loan on any date,

(i) the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time determined two (2) Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day; or

(ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurocurrency market at their request at the date and time of determination.

Notwithstanding the foregoing, the Eurocurrency Rate with respect to any applicable Interest Period for (a) any Term B Loan will be deemed to be 1.00% per annum if the Eurocurrency Rate for such Interest Period determined pursuant to this definition would otherwise be less than 1.00% per annum, (b) any Term C Loan will be deemed to be 1.00% per annum if the Eurocurrency Rate for such Interest Period determined pursuant to this definition would otherwise be less than 1.00% per annum and (c) any Revolving Loan will be deemed to be 0.00% per annum if the Eurocurrency Rate for such Interest Period determined pursuant to this definition would otherwise be less than 0.00% per annum. Notwithstanding anything to the contrary, in no event shall the Eurocurrency Rate with respect to any applicable Interest Period be less than 0.0% per annum.

“Eurocurrency Rate Loan” means a Loan, whether denominated in Dollars or in an Alternative Currency, that bears interest at a rate based on the applicable Eurocurrency Rate.

“Event of Default” has the meaning specified in Section 9.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income of Holdings for such period,

(ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income,

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by Holdings, the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, and

(v) cash receipts in respect of Swap Contracts during such fiscal year to the extent not otherwise included in Consolidated Net Income, over

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (k) of the definition of Consolidated Net Income,

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures or acquisitions of intellectual property accrued or made in cash during such period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of Indebtedness of Holdings, the Borrower or the Restricted Subsidiaries,

(iii) the aggregate amount of all principal payments of Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans, (Y) all prepayments of Revolving Credit Loans and Swing Line Loans and (Z) all prepayments in respect of any other revolving credit facility, except, in the case of clauses (Y) and (Z), to the extent there is an equivalent permanent reduction in commitments thereunder) made during such period, except to the extent financed with the proceeds of other Indebtedness of Holdings, the Borrower or the Restricted Subsidiaries,

(iv) an amount equal to the aggregate net non-cash gain on Dispositions by Holdings, the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or Dispositions by Holdings, the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(vi) cash payments by Holdings, the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness,

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments and acquisitions made during such period to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries;

(viii) the amount of Restricted Payments paid during such period pursuant to Sections 7.06(f), 7.06(g), 7.06(h), 7.06(i), 7.06(j) (to the extent any such Restricted Payment was permitted to be made in reliance on clause (f), (g), (h), (i), (k), or (l) of Section 7.06 at the time of declaration thereof), 7.07(k) and 7.06(l) to the extent such Restricted Payments were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries;

(ix) the aggregate amount of expenditures actually made by Holdings, the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income,

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings, the Borrower and the Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness,

(xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, (A) the aggregate consideration required to be paid in cash by Holdings, the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period or (B) any planned cash capital expenditures by Holdings, the Borrower or any of the Restricted Subsidiaries (the “Planned Expenditures”), in each case relating to Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that, to the extent the aggregate amount of internally generated cash flow actually utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration and the Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xii) the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, and

(xiii) cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Rate” means on any day with respect to any Alternative Currency, the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such Alternative Currency with Dollars through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary, (b) any Securitization Subsidiary, (c) each Subsidiary listed on Schedule 1.01C hereto, (d) any Subsidiary that is prohibited by contractual requirements existing on the date of the acquisition of such Subsidiary (other than contractual requirement entered into by such Subsidiary in contemplation of such acquisition) or applicable Law from guaranteeing the Obligations, (e) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (f) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 7.03(g) and each Restricted Subsidiary thereof that guarantees such Indebtedness; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (f) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, (g) any other Subsidiary with respect to which, (x) in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the burden or cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be outweigh the benefits to be obtained by the Lenders therefrom or (y) providing such a Guarantee would result in material adverse tax consequences as reasonably determined by the Borrower and (h) each Unrestricted Subsidiary, (i) not-for-profit subsidiaries, (j) any Captive Insurance Subsidiary, (k) each Immaterial Subsidiary; provided that the Borrower may at any time and in its sole discretion, upon notice to the Administrative Agent, deem that any Restricted Subsidiary shall not be an Excluded Subsidiary for purposes of this Agreement and the other Loan Documents..

“Existing 2016 Notes” means Holdings’ $400,000,000 6.350% Senior Notes due 2016, issued pursuant to the Existing 2016 Notes Indenture.

“Existing 2016 Notes Indenture” means that certain indenture dated as of August 3, 2001, with SunTrust Bank, as trustee, as modified by the first supplemental indenture dated August 7, 2001, and the second supplemental indenture dated March 13, 2006, with SunTrust Bank, as trustee, and as the same may be amended, supplemented or otherwise modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time in accordance herewith.

“Existing Intercreditor Agreement” means the First-Lien Intercreditor Agreement, dated as of May 9, 2012, among the Borrower, Holdings, the other Loan Parties, the Administrative Agent, and Wells Fargo Bank, National Association, as the Senior Representative of the secured parties under the Existing Senior Secured Notes Indenture, and as the same may be amended, supplemented or otherwise modified, in whole or in part, from time to time in accordance herewith.

“Existing Letters of Credit” has the meaning specified in Section 2.03(m).

“Existing Loans” means the Existing Revolving Credit Commitments (and the Existing Revolving Credit Loans made pursuant thereto) and the Existing Term Loans.

“Existing Notes” means, collectively, the Existing Senior Secured Notes and the Existing 2016 Notes.

“Existing Revolving Credit Commitments” has the meaning specified in Section 2.16(b).

“Existing Revolving Credit Loans” has the meaning specified in Section 2.16(b).

“Existing Senior Secured Notes” means the Borrower’s $800,000,000 8.500% Senior Secured Notes due 2019, issued pursuant to the Existing Senior Secured Notes Indenture.

“Existing Senior Secured Notes Indenture” means that certain Indenture dated as of May 9, 2012, with Wells Fargo Bank, National Association, as trustee, as modified by the first supplemental indenture dated as of December 31, 2012, with Wells Fargo Bank, National Association, as trustee, and as the same may be amended, supplemented or otherwise modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time in accordance herewith.

“Existing Term Loans” has the meaning specified in Section 2.16(a).

“Extended Loans” means the Extended Revolving Credit Commitments, the Extended Revolving Credit Loans made pursuant thereto, or the Extended Term Loans, as the context may require.

“Extended Revolving Credit Commitments” has the meaning specified in Section 2.16(b).

“Extended Revolving Credit Loans” has the meaning specified in Section 2.16(b).

“Extended Term Loans” has the meaning specified in Section 2.16(a).

“Extending Lender” has the meaning specified in Section 2.16(c).

“Extension Amendment” has the meaning specified in Section 2.16(d).

“Extension Date” has the meaning specified in Section 2.16(e).

“Extension Election” has the meaning specified in Section 2.16(c).

“Extension Request” means a Term Extension Request or a Revolving Credit Extension Request, as the context may require.

“FATCA” means sections 1471 through 1474 of the Code as in effect on the Closing Date (including any amended or successor version to the extent substantively comparable thereto and not materially more onerous to comply with) and any implementing regulations, IRS notices, inter-governmental agreements or other applicable guidance that may be issued with respect to such Code sections

“Facility” means the Term B Loans, the Term C Loans, the Revolving Credit Facility, each Class of Revolving Credit Commitments (or applicable Loans) or another Class of Commitments or Loans, as the context may require.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Borrower in good faith.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended from time to time.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“First Incremental Amendment Effective Date” has the meaning specified in the First Incremental Term Facility Amendment.

“First Incremental Term Facility Amendment” means that certain First Incremental Term Facility Amendment to Amended and Restated Credit Agreement dated as of September 30, 2013, by and among Holdings, the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Financial Indebtedness” means Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments.

“Financial Performance Covenant” means the covenant set forth in Article VIII.

“Foreign Casualty Event” has the meaning specified in Section 2.05(b)(vii).

“Foreign Disposition” has the meaning specified in Section 2.05(b)(vii).

“Foreign Lender” has the meaning specified in Section 3.01(b).

“Foreign Plan” means any material employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, Holdings or any Subsidiary of Holdings with respect to employees employed outside the United States.

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means all Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through the adoption of International Financial Reporting Standards) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through the adoption of International Financial Reporting Standards), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 11.07(h).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another

Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligation” has the meaning specified in the Guaranty.

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement”.

“Guaranty” means the guaranty made by Holdings and the other Guarantors in favor of the Administrative Agent on behalf of the Secured Parties pursuant to clause (b) of the definition of “Collateral and Guarantee Requirement,” substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.

“Hazardous Materials” means all explosive or radioactive substances or wastes, all hazardous or toxic substances, and all wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes regulated pursuant to any Environmental Law.

“Headquarters” means the properties (including buildings and real property) located in Southland, Texas and comprising Holdings’ corporate headquarters.

“Headquarters Financing” means the financing transactions involving the Headquarters contemplated by the Loan Agreement, dated as of March 29, 2007, by and between Headquarters SPV and JPMorgan Chase Bank, N.A.

“Headquarters SPV” means Sabre Headquarters, LLC, a Delaware limited liability company that is a single-purpose, bankruptcy remote wholly owned Subsidiary of the Borrower formed in connection with the Headquarters Financing.

“Hedge Bank” means any Person that is a Lender or an Affiliate of a Lender at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto, whether or not such Person subsequently ceases to be a Lender or an Affiliate of a Lender.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Immaterial Subsidiary” means any Subsidiary other than a Material Subsidiary.

“Incremental Cap” has the meaning specified in Section 2.14(a)(i).

“Incremental Revolving Credit Commitments” has the meaning specified in Section 2.14(a)(i).

“Incremental Revolving Credit Facilities” has the meaning specified in Section 2.14(a)(i).

“Incremental Revolving Credit Facility Amendment” has the meaning specified in Section 2.14(b)(ii).

“Incremental Revolving Credit Facility Closing Date” has the meaning specified in Section 2.14(b)(ii).

“Incremental Revolving Credit Loans” has the meaning specified in Section 2.14(a)(i).

“Incremental Term A Loans” means the Incremental Term Loans incurred by the Borrower in a single drawing pursuant to Section 2.14 on or as of the Amendment No. 2 Effective Date; provided that (x) the aggregate principal amount of all Incremental Term A Loans shall not exceed $600,000,000 and (y) the maturity date of such Incremental Term A Loans shall be no earlier than July [_], 2021 (or if all Term B Loans and Incremental Term Loans incurred prior to the Amendment No. 2 Effective Date are not refinanced with indebtedness that matures after July [    ], 2021 or irrevocably repaid in full on or prior to November 19, 2018, November 19, 2018).

“Incremental Term A Loan Lender” means, at any time, any Lender that has outstanding Incremental Term A Loans.

“Incremental Term Commitments” means term loan commitments hereunder that fund Incremental Term Loans of the applicable Class of Incremental Term Loans hereunder pursuant to the applicable Incremental Term Facility Amendment.

“Incremental Term Facilities” has the meaning specified in Section 2.14(a)(ii).

“Incremental Term Facility Amendment” has the meaning specified in Section 2.14(b)(iii).

“Incremental Term Facility Closing Date” has the meaning specified in Section 2.14(b)(iii).

“Incremental Term Loans” has the meaning specified in Section 2.14(a)(ii).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial letters of credit), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantees of such Person in respect of any of the foregoing (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and obligations under Swap Contracts) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any parent of Holdings appearing upon the balance sheet of the Holdings solely by reason of push-down accounting under GAAP shall be excluded. For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Indebtedness and (B) in the case of Holdings and its Subsidiaries, exclude (x) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary of business and (y) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning specified in Section 11.05.

“Indemnitees” has the meaning specified in Section 11.05.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.

“Information” has the meaning specified in Section 11.08.

“Initial Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity securities held by the public, the rules of national securities exchange companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the initial listing of such Person’s equity securities on a national securities exchange; provided that any such costs arising from the costs described above in respect of the ongoing operation of such Person as a listed equity or its listed debt securities following the initial listing of such Person’s equity securities or debt securities, respectively, on a national securities exchange shall not constitute Initial Public Company Costs.

“Intellectual Property Security Agreements” has the meaning specified in the Security Agreement.

“Intercompany Note” means an intercompany note substantially in the form attached hereto as Exhibit I.

“Intercreditor Agreement” means, as applicable, (a) the Existing Intercreditor Agreement, (b) the intercreditor agreement among the Borrower, the other Loan Parties, the Administrative Agent and one or more Senior Representatives representing holders of each series of Permitted First Lien Debt, as applicable, in form and substance reasonably satisfactory to the Administrative Agent and the Loan Parties and consistent with those terms provided in the First Lien Intercreditor Term Sheet attached hereto as Exhibit K, as such intercreditor agreement may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof and/or (c) an intercreditor agreement among the Borrower, the other Loan Parties, the Administrative Agent and one or more Senior Representatives representing holders of each series of Permitted Junior Priority Debt, any Indebtedness secured by Liens pursuant to Section 7.01(ee) or any Indebtedness secured by Liens pursuant to Section 7.01(ii), as applicable, in form and substance reasonably satisfactory to the Administrative Agent and the Loan Parties and consistent with those terms provided in the Junior Lien Intercreditor Term Sheet attached hereto as Exhibit L, as such intercreditor agreement may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the relevant Test Period to (b) Consolidated Interest Expense for such Test Period.

“Interest Payment Date” means, (a) as to any Loan of any Class other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan of any Class (including a Swing Line Loan), the last Business Day of each March, June, September and December and the applicable Maturity Date of the Facility under which such Loan was made (commencing with the last Business Day of March 2013).

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent agreed to by each Lender of such Eurocurrency Rate Loan, nine or twelve months or less than one month thereafter, in each case, as selected by the Borrower in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the applicable Maturity Date for the Class of Loans of which such Eurocurrency Rate Loan is a part.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of Holdings and its Subsidiaries, (x) intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and (y) accounts receivable, credit and debit card receivables, trade credit, advances to customers and distributors, commission, travel and similar advances to employees, directors, officers, managers, distributors and consultants, in each case made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.

The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Responsible Officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Responsible Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment.

For purposes of Section 7.02, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Responsible Officer. In addition, “Investments” shall also include Guarantees for the benefit of Business Successors, and, for the purposes of covenant compliance, the amount of any such Investment in respect of any such Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower.

“IP Rights” has the meaning specified in Section 5.14.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Joint Bookrunners” means Bank of America, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Natixis, New York Branch, and Mizuho Corporate Bank, Ltd., each in its capacity as a joint bookrunner under this Agreement.

“Joint Lead Arrangers” means Bank of America, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Natixis, New York Branch, and Mizuho Corporate Bank, Ltd., each in its capacity as a joint lead arranger under this Agreement.

“Judgment Currency” has the meaning specified in Section 11.19.

“Junior Financing” has the meaning specified in Section 7.11(a).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Term Loan, any Other Term Commitment, any Other Revolving Credit Loan or any Other Revolving Credit Commitment, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed on the applicable Required Reimbursement Date or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means, as the context may require, any or each of (i) Bank of America, (ii) the Lead Arranger L/C Issuers and (iii) any other Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or 11.07(j), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder; provided that none of Goldman Sachs Bank USA or any of its Affiliates shall be required to issue any commercial Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Sublimit” means an amount equal to the lesser of (a) $150,000,000 and (b) the aggregate Dollar Amount of the Revolving Credit Commitments. The L/C Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Lead Arranger L/C Issuers” means (i) Goldman Sachs Bank USA, (ii) JP Morgan Chase Bank, N.A., (iii) Mizuho Bank, Ltd., (iv) Morgan Stanley Bank, N.A., (v) The Bank of Tokyo-Mitsubishi UFJ, Ltd., (vi) Natixis, New York Branch and (vii) Wells Fargo Bank, National Association, and any of their respective Affiliates.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context may require, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender”.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means (i) any letter of credit issued hereunder and (ii) any letter of credit deemed to be a letter of credit hereunder pursuant to Section 2.03(m). A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is ten (10) Business Days prior to the latest scheduled Maturity Date then in effect for any Revolving Credit Commitments (or, if such day is not a Business Day, the next preceding Business Day)..

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease be deemed a Lien.

“Loan” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Amendment and Restatement Agreement, (iii) the Notes, (iv) the Guaranty, (v) the Collateral Documents, (vi) each Letter of Credit Application and (vii) on and after the execution and delivery thereof, each Intercreditor Agreement, and any amendments to, and/or amendments and restatements of, any of the foregoing.

“Loan Parties” means, collectively, (i) the Borrower, (ii) Holdings and (iii) each other Person that is required to become a Guarantor under the Collateral and Guarantee Requirement.

“Majority Lenders” of any Class, means those non-Defaulting Lenders that would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Classes under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Management Stockholders” means the members of management of Holdings or any of its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01D.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means a circumstance or condition affecting the business, operations, assets, liabilities (actual or contingent) or financial condition of Holdings and its Subsidiaries, taken as a whole, that would materially adversely affect (a) the ability of the Loan Parties (taken as a whole) to perform their respective obligations under any Loan Document to which any of the Loan Parties is a party or (b) the rights and remedies of the Lenders or the Agents under any Loan Document.

“Material Domestic Subsidiary” means, at any date of determination, each of the Borrower’s Domestic Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 2.5% of the Total Assets of Holdings, the Borrower and the Restricted Subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of Holdings, the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Material Foreign Subsidiary” means, at any date of determination, each of the Borrower’s Foreign Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 2.5% of the Total Assets of Holdings, the Borrower and the Restricted Subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of Holdings, the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Material Real Property” means any fee-owned parcel of real property (including fixtures) located in the United States owned by any Loan Party with a Fair Market Value in excess of $20,000,000 (on the Closing Date or at time of acquisition or designation in the case of an Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary and becomes a Loan Party); provided that, notwithstanding the foregoing, the Headquarters will not constitute a Material Real Property for so long as any Existing 2016 Notes or the Headquarters Financing (or any Permitted Refinancing in respect thereof) remains outstanding.

“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.

“Material Travel Event Disruption” means, in any given calendar month, a decrease of 10% or more in the number of “domestic revenue passenger enplanements” (determined by reference to the monthly “Air Traffic Statistics” published by the Bureau of Transportation Statistics) occurs as a result of or in connection with a Travel Event as compared to the number of “domestic revenue passenger enplanements” (determined by reference to the monthly “Air Traffic Statistics” published by the Bureau of Transportation Statistics) occurring in the corresponding month during the prior year or, if a Material Travel Event Disruption existed during such month, the most recent corresponding month in which no Material Travel Event Disruption occurred/existed.

“Maturity Date” means the Term Maturity Date or the Revolving Credit Maturity Date, as the context may require.

“Maximum Rate” has the meaning specified in Section 11.10.

“Minority Investment” means any Person other than a Subsidiary in which the Borrower or any Restricted Subsidiary owns any Equity Interests.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgages” means collectively, the deeds of trust, trust deeds, hypothecations and mortgages made by the Loan Parties in favor or for the benefit of the Administrative agent on behalf of the Lenders in form and substance reasonably satisfactory to the Administrative Agent, and any other mortgages executed and delivered pursuant to Section 6.11 and 6.12.

“Mortgage Policies” has the meaning specified in Section 6.12(b)(ii).

“Mortgaged Properties” has the meaning specified in paragraph (f) of the definition of Collateral and Guarantee Requirement.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Holdings, the Borrower or any of their respective ERISA Affiliates makes or is obligated to make contributions, or during the period since December 31, 2001, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by Holdings, the Borrower or any of its Restricted Subsidiaries or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash and Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of Holdings, the Borrower or any of the Restricted Subsidiaries) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by Holdings, the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes or distributions made pursuant to Section 7.06(g)(i) paid or estimated to be payable in connection therewith (including withholding taxes imposed on the repatriation of any such Net Cash Proceeds), (D) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof, and (E) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by Holdings, the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include (i) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration received by the Borrower or any Restricted Subsidiary in any such Disposition and (ii) the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E) above; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $10,000,000, (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $25,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)) and (z) net cash proceeds from Dispositions permitted pursuant to Section 7.05(j) shall not constitute Net Cash Proceeds; and

(b) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary or any Permitted Equity Issuance by the Borrower or any direct or indirect parent of the Borrower, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) (x) withholding taxes imposed on the repatriation of any cash received by a Foreign Subsidiary in connection with such incurrence or issuance and (y) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and (ii) with respect to any Permitted Equity Issuance by any direct or indirect parent of the Borrower, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Borrower.

“Non-Cash Charges” has the meaning specified in the definition of the term “Consolidated EBITDA”.

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

“Non-Defaulting Lender” means a Lender that is not a Defaulting Lender.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Non-Loan Party” means any Subsidiary of the Borrower that is not a Loan Party.

“Non-Loan Party Total Assets” means the total assets of the Foreign Subsidiaries and other Restricted Subsidiaries that are non Loan Parties, as determined in accordance with GAAP in good faith by a Responsible Officer, without intercompany eliminations.

“Note” means a Term B Note, a Term C Note or a Revolving Credit Note, as the context may require.

“Not Otherwise Applied” means, with reference to any amount of Net Cash Proceeds of any transaction or event that is proposed to be applied to a particular use or transaction, that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.05(b), and (b) has not previously been (and is not simultaneously being) applied to anything other than that such particular use or transaction.

“Notice of Intent to Cure” has the meaning specified in Section 6.02(a).

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (y) obligations ~~of any Loan Party~~ arising under any Secured Hedge Agreement, and (z) Cash Management Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligations of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party in accordance with the terms of any Loan Document.

“OFAC” means the U.S. Treasury Department’s Office of Foreign Assets Control.

“OFAC Regulations” means the Trading with the Enemy Act, as amended from time to time, and each of the foreign assets control regulations of the United ~~Stated~~States Treasury Department (31 CFR Subtitle B, Chapter V, as amended from time to time) and any other enabling legislation or executive order relating thereto.

“OID” means original issue discount.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Closing Date” means March 30, 2007.

“Original Credit Agreement” means the Credit Agreement dated as of March 30, 2007, as amended and restated as of February 28, 2012 and as further amended as of May 9, 2012, June 11, 2012 and August 15, 2012, among the Borrower, Holdings, the lenders form time to time party thereto and Deutsche Bank, as administrative agent, swingline lender and L/C issuer.

“Original Transaction” means, collectively, (a) the equity contribution to Sovereign Holdings, Inc., or one or more direct or indirect holding company parents thereof, and to Sovereign Merger Sub, Inc., in connection with the merger of Sovereign Merger Sub, Inc., with and into Holdings, (b) the merger of Sovereign Merger Sub, Inc., with and into Holdings, (c) the funding of loans on the Original Closing Date, (d) the payment of a dividend to Holdings and the repayment of an intercompany loan from Holdings to the Borrower with the proceeds of the loans funded on the Original Closing Date, (e) the consummation of any other transactions in connection with the foregoing and (f) the payment of the fees and expense incurred in connection with any of the foregoing.

“Other Revolving Credit Commitments” means one or more Classes of Revolving Credit Commitments hereunder or extended Revolving Credit Commitments that result from a Refinancing Amendment.

“Other Revolving Credit Loans” means the Revolving Credit Loans made pursuant to any Other Revolving Credit Commitment.

“Other Taxes” has the meaning specified in Section 3.01(h).

“Other Term Commitments” means one or more Classes of Term Commitments hereunder that result from a Refinancing Amendment.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Outstanding Amount” means (a) with respect to the Term Loans of any Class, Revolving Credit Loans of any Class and Swing Line Loans on any date, the Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans of any Class, Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Rate, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 11.07(e).

“Participant Register” has the meaning specified in Section 11.07(e).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Holdings, the Borrower or any of their respective ERISA Affiliates or to which Holdings, the Borrower or any of their respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time since December 31, 2001.

“Permitted Acquisition” has the meaning specified in Section 7.02(j).

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of the Borrower or any direct or indirect parent of the Borrower, in each case to the extent permitted hereunder.

“Permitted First Lien Debt” shall mean (A) all Obligations and (B) (i) all Additional Notes incurred pursuant to Section 7.03(s) which are (and at the time of incurrence are) secured by all or any portion of the Collateral on a pari passu basis (but without giving regard to control of remedies) with the Obligations, (ii) all Credit Agreement Refinancing Indebtedness that is (and at the time of incurrence is) secured by all or any portion of the Collateral on a pari passu basis with the Obligations and (iii) all Permitted Refinancings of Indebtedness described in preceding clauses (i), and (ii) (and this clause (iii)) which are secured by all or any portion of the Collateral on a pari passu basis with the Obligations; provided that in the case of any Indebtedness described above in this clause (B), the same shall constitute Permitted First Lien Debt only if (1) such Indebtedness is (x) not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral and (y) not guaranteed by any Subsidiaries other than the Guarantors, (2) the security agreements and guarantees relating to such Indebtedness have terms substantially the same as the terms of the Collateral Documents and the Guaranty are to the Secured Parties (with such differences as are reasonably satisfactory to the Administrative Agent) and (3) a Senior Representative acting on behalf of holders of such Indebtedness shall have become party to an applicable Intercreditor Agreement (as described in clause (a) of the definition thereof); provided further that if such Indebtedness is the initial Permitted First Lien Debt as described in clause (B) above incurred by the Borrower, then the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered an applicable Intercreditor Agreement. Permitted First Lien Debt will include any Registered Equivalent Notes issued in exchange therefor so long as subject to the Intercreditor Agreement referenced above.

“Permitted Holders” means each of (i) the Sponsor Group and (ii) the Management Stockholders.

“Permitted Junior Priority Debt” shall mean (i) all Additional Notes incurred pursuant to Section 7.03(s) which are (and at the time of incurrence are) secured by all or any portion of the Collateral on a junior and subordinated lien-priority basis with the Obligations, (ii) all Credit Agreement Refinancing Indebtedness that is (and at the time of incurrence is) secured by all or any portion of the Collateral on a junior and subordinated lien-priority basis with the Obligations, (iii) all Indebtedness incurred pursuant to Section 7.03(v) that is (and at the time of incurrence is) secured by all or any portion of the Collateral on a junior and subordinated lien-priority basis with the Obligations and (iv) all Permitted Refinancings of Indebtedness described in preceding clauses (i), (ii) and (iii) (and this clause (iv)) or of theretofore outstanding Permitted First Lien Debt pursuant to Sections 7.03(s) and/or 7.03(aa), in each case which are secured by all or any portion of the Collateral, in all cases on a junior and subordinated lien-priority basis with the Obligations; provided that in the case of any Indebtedness described above, same shall constitute Permitted Junior Priority Debt only if (1) such Indebtedness is (x) not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral and (y) is not guaranteed by any Subsidiaries other than the Guarantors, (2) the security agreements and guarantees relating to such Indebtedness have terms not more favorable to the respective creditors than the terms of the Collateral Documents and the Guaranty are to the Secured Parties (with such differences as are reasonably satisfactory to the Administrative Agent) and (3) a Senior Representative acting on behalf of holders of such Indebtedness shall have become party to an applicable Intercreditor Agreement (as described in clause (b) of the definition thereof); provided further, that if such Indebtedness is the initial Permitted Junior Priority Debt as described above incurred by the Borrower, then the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered an applicable Intercreditor Agreement. Permitted Junior Priority Debt will include any Registered Equivalent Notes issued in exchange therefor so long as subject to the Intercreditor Agreement referenced above.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized and undrawn letters of credit thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(b), (e) and (y), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended (except by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Permitted Refinancing), (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing and (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.03(b), Qualified Holding Company Debt or Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended and not Guaranteed by any Person other than any Person that has guaranteed the Indebtedness being modified, refinanced, refunded, renewed or extended.

“Permitted Subordinated Notes” means subordinated notes issued by the Borrower or a Guarantor, provided that (a) the terms of such notes provide for customary subordination of such notes to the Obligations and do not provide for any scheduled repayment, mandatory redemption, sinking fund obligation or other payment prior to the Latest Maturity Date then in effect, other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights upon an event of default and (b) the covenants, events of default, guarantees and other terms for such notes (provided that such notes shall have interest rates and redemption premiums determined by the Board of Directors of the Borrower to be market rates and premiums at the time of issuance of such notes), taken as a whole, are determined by the Board of Directors of the Borrower to be market terms on the date of issuance and in any event are not more restrictive on the Borrower and the Restricted Subsidiaries, or materially less favorable to the Lenders, than the terms of the Loan Documents and do not require the maintenance or achievement of any financial performance standards other than as a condition to taking specified actions, provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Permitted Unsecured Debt” shall mean (i) all Additional Notes incurred pursuant to Section 7.03(s) which are (and of the time of incurrence are) unsecured, (ii) all Credit Agreement Refinancing Indebtedness incurred pursuant to Section 7.03(aa)(i) which is (and at the time of incurrence is) unsecured, (iii) all Indebtedness incurred pursuant to Section 7.03(v) that is (and of the time of incurrence is) unsecured, and (iv) all Permitted Refinancings of Indebtedness

described in preceding clauses (i), (ii) and (iii) (and this clause (iv)) or of theretofore outstanding Permitted First Lien Debt, or Permitted Junior Priority Debt pursuant to Sections 7.03(s), 7.03(v) and/or 7.03(aa), in each case which are unsecured; provided that in the case of any Indebtedness described above, same may be guaranteed on an unsecured basis by all or any of the Guarantors.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan, established by Holdings, the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of their respective ERISA Affiliates.

“Planned Expenditures” has the meaning specified in the definition of “Excess Cash Flow”.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.

“Principal Domestic Property” has the meaning specified in the Existing 2016 Notes Indenture.

“Principal L/C Issuer” means any L/C Issuer that has issued Letters of Credit under either Revolving Credit Facility having an aggregate Outstanding Amount in excess of $10,000,000.

“Pro Forma Adjustment” means, for any Test Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of Holdings, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) prior to or during such Post-Transaction Period for the purposes of realizing reasonably identifiable and factually supportable cost savings, in each case in connection with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Borrower and the Restricted Subsidiaries; provided that (i) at the election of the Borrower, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisition was less than $50,000,000 and (ii) so long as such actions are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) prior to or during such Post-Transaction Period , as applicable, the cost savings or such additional costs related to such actions, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of Holdings or any division, product line, or facility used for operations of Holdings or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that the Interest on such Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, an Eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such option rate chosen as the Borrower or Restricted Subsidiary may designate.

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Projections” shall have the meaning specified in Section 6.01(c).

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Holding Company Debt” shall mean unsecured Indebtedness of Holdings (or any direct or indirect parent thereof), (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the final maturity of the Term Loans (as in effect on the Closing Date) (other than customary offers to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default), (b) the covenants, events of default, guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Borrower and the Restricted Subsidiaries than those in the Credit Agreement; provided that a certificate of an Responsible Officer of the Borrower is delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (c) that does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the earlier to occur of (i) the date that is five years from the date of the issuance or incurrence thereof and (ii) the date that is ninety one days after the final maturity of the Term Loans (as in effect on the Closing Date) (it being understood that this clause (c) shall not prohibit Indebtedness the terms of which permit the issuer thereof to elect, at its option, to make payments in cash of interest or other amounts in respect of the principal thereof prior to the date determined in accordance with clauses (i) and (ii) of this clause (c)) and (d) that is not Guaranteed by the Borrower or any Restricted Subsidiary.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) the board of directors of the Borrower shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Securitization Subsidiary, (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Borrower) and (c) the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be market terms (as determined in good faith by the Borrower). The grant of a security interest in any Securitization Assets of the Borrower or any of the Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under this Agreement prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.

“Qualifying IPO” means the issuance by Holdings or any direct or indirect parent of Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Refinanced Debt” has the meaning specified in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower and Holdings, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.15.

“Refinancing Amendment Effective Date” has the meaning specified in the Revolving Facility Refinancing Amendment.

“Register” has the meaning specified in Section 11.07(d).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Rejection Notice” has the meaning specified in Section 2.05(b)(vi).

“Related Indemnified Person” means, with respect to an Indemnitee, (i) any controlling person or controlled affiliate of such Indemnitee, (ii) the respective directors, officers, or employees of such Indemnitee or any of its controlling persons or controlled affiliates and (iii) the respective agents of such Indemnitee or any of its controlling persons or controlled affiliates, in the case of this clause (iii), acting at the instructions of such Indemnitee, controlling person or such controlled affiliate; provided that each reference to a controlled affiliate or controlling person in this sentence pertains to a controlled affiliate or controlling person involved in the negotiation of this Agreement.

“Reportable Event” means with respect to any Plan any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, as to which, except for an event described in subsections .21, .24, and .26 of such regulations, the thirty (30) day notice period has been waived.

“Repricing Event” means any prepayment or refinancing of all or a portion of the Term B Loans, the Term C Loans or the Incremental Term Loans established pursuant to the First Incremental Term Facility Amendment with the incurrence by any Loan Party of any long-term bank debt financing or that is marketed or syndicated to banks and other institutional investors incurred for the primary purpose of reducing the Effective Yield to less than the Effective Yield of the Term B Loans, Term C Loans or the Incremental Term Loans established pursuant to the First Incremental Term Facility Amendment, as applicable, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or Effective Yield of, the Term B Loans, the Term C Loans or the Incremental Term Loans established pursuant to the First Incremental Term Facility Amendment, but which, for the avoidance of doubt, does not include any prepayment or refinancing in connection with a Change of Control or any refinancing that involves an upsizing in connection with an acquisition. Any such determination by the Administrative Agent as contemplated by the preceding sentence shall be conclusive and binding on the Borrower and all Lenders holding such Term Loans, absent manifest error. The Administrative Agent shall not have any liability to any Person with respect to such determination.

“Repricing Premium” means, in connection with a Repricing Event, a premium (expressed as a percentage of the principal amount of the applicable Term Loans to be prepaid or subject to the applicable amendment, as the case may be) equal to the amount set forth below:

(a) 1.0% on or prior to (i) the date that is 180 days after the Closing Date, in the case of Term C Loans and (ii) the six month anniversary of the Amendment No. 1 Effective Date, in the case of the Term B Loans and the Incremental Term Loans established pursuant to the First Incremental Term Facility Amendment; and

(b) 0% after such date described in clause (a)(i) or (a)(ii) above, as applicable.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans of a given Class or Revolving Credit Loans of a given Class, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Incremental Term A Loan Lenders” means, as of any date of determination, the Incremental Term A Loan Lenders having more than 50% of the aggregate outstanding principal amount of Incremental Term A Loans; provided that the Incremental Term A Loans of any Defaulting Lender shall be exclude for purposes of making a determination of Required Incremental Term A Loan Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment of, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Pro Rata Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) aggregate outstanding principal amount of Incremental Term A Loans and (b) the Dollar Amount of (I) the Revolving Credit Commitments or (II) after termination of Revolving Credit Commitments, the aggregate Revolving Credit Exposure; provided that Loans and Commitments of any Defaulting Lender shall be excluded for purposes of making a determination of Required Pro Rata Lenders.

“Required Reimbursement Date” has the meaning specified in Section 2.03(c)(i).

“Required Revolving Credit Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the Dollar Amount of (a) the Revolving Credit Commitments or (b) after the termination of Revolving Credit Commitments, the Revolving Credit Exposure; provided that the Revolving Credit Commitment and Revolving Credit Exposure of any Defaulting Lender shall be excluded for the purposes of making a determination of Required Revolving Credit Lenders.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer or Person performing similar functions of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party and, solely for purposes of notices given to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Retained Declined Proceeds” has the meaning specified in Section 2.05(b)(vi).

“Revolving Credit Borrowing” means a borrowing consisting of Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, (i) its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on Schedule 2.01A under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, (ii) its Incremental Revolving Credit Commitment, (iii) its Other Revolving Credit Commitment and (iv) its Extended Revolving Credit Commitment, in each case, as the context may require. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $352,000,000 on the Closing Date.

“Revolving Credit Commitment Increase” has the meaning specified in Section 2.14(a)(i).

“Revolving Credit Commitment Increase Lender” has the meaning specified in Section 2.14(c)(i).

“Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share of the L/C Obligations and Swing Line Obligations at such time.

“Revolving Credit Extension Request” has the meaning specified in Section 2.16(b).

“Revolving Credit Facility” means, at any time, the aggregate Dollar Amount of the Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment and/or Revolving Credit Exposure at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b) and shall include Incremental Revolving Loans, Other Revolving Credit Loans, Existing Revolving Credit Loans and Extended Revolving Credit Loans.

“Revolving Credit Maturity Date” means (i) July [    ], 2021 (or if all Term B Loans and Incremental Term Loans incurred prior to the Refinancing Amendment Effective Date are not refinanced with indebtedness that matures after July [    ], 2021 or irrevocably repaid in full on or prior to November 19, 2018, November 19, 2018) (or, with respect to any Revolving Credit Lender that has extended its Revolving Credit Commitment pursuant to Section 2.16, the extended maturity date, set forth in the Revolving Credit Extension Request delivered by the Borrower and such Revolving Credit Lender to the Administrative Agent pursuant to Section 2.16) and (ii) with respect to each Class of Revolving Credit Commitments (and related outstandings) (other than the Revolving Credit Commitments (and related outstandings) under clause (i) of the definition of “Revolving Credit Commitment”), the maturity date set forth in the relevant amendment documents, as the context may require.

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“Revolving Facility Refinancing Amendment” means that certain Revolving Facility Refinancing Amendment, dated as of July [    ], 2016, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury (“HMT”).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Scheduled Dispositions” has the meaning specified in Section 7.05(j).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract permitted under Section 7.03(f) that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank.

“Secured Obligation” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each Hedge Bank, each Cash Management Bank, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.01(c).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment subject to a Qualified Securitization Financing and the proceeds thereof.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of the Borrower or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a Standard Securitization Undertaking, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a wholly owned Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Borrower or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of the Borrower or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which none of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to Holdings, the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower and (c) to which none of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the board of directors of the Borrower or such other Person shall be evidenced to the Administrative Agent by delivery to the Administrative Agent of a certified copy of the resolution of the board of directors of the Borrower or such other Person giving effect to such designation and a certificate executed by a Responsible Officer certifying that such designation complied with the foregoing conditions.

“Security Agreement” means, collectively, the Pledge and Security Agreement executed by the Loan Parties, substantially in the form of Exhibit G, together with each other security agreement supplement executed and delivered pursuant to Section 6.11.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Representative” means, with respect to any series of Permitted First Lien Debt or Permitted Junior Priority Debt or any Permitted Refinancing thereof, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Secured First-Lien Indebtedness” means any Indebtedness of Holdings, the Borrower and its Restricted Subsidiaries that is secured by a Lien on any asset of Holdings, the Borrower or any of its Restricted Subsidiaries (other than Liens permitted pursuant to Section 7.01 on assets not constituting Collateral) that is not expressly subordinated to the Liens granted under the Collateral Documents to the Administrative Agent for the benefit of the Lenders in all respects.

“Senior Secured First-Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Secured First-Lien Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Test Period.

“Senior Secured Indebtedness” means any Indebtedness of Holdings, the Borrower and its Restricted Subsidiaries that is secured by a Lien on any asset of Holdings, the Borrower or any of its Restricted Subsidiaries (other than Liens permitted pursuant to Section 7.01 on assets not constituting Collateral).

“Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Secured Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Test Period.

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) the capital of such Person is not unreasonably small in relation to its business as contemplated on such date of determination and (e) such Person is “solvent” within the meaning given to that term and similar terms under Laws applicable to such Person relating to fraudulent transfers and conveyances, transactions at an undervalue, unfair preferences or equivalent concepts. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual and matured liability. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“SPC” has the meaning specified in Section 11.07(h).

“Specified Subsidiary” means, at any date of determination, each Material Subsidiary of the Borrower (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 5% of the Total Assets of Holdings, the Borrower and the Restricted Subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5% of the consolidated gross revenues of Holdings, the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Term Loan, Revolving Credit Commitment Increase or any other event that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that a Revolving Credit Commitment Increase, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn.

“Sponsor Group” means Texas Pacific Group and Silver Lake Partners and their respective Affiliates and Persons managed by any of them or any of their respective Affiliates, but not including, however, any of their respective portfolio companies.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Sponsor Group or their advisors and the Borrower.

“Sponsor Termination Fees” means the one time payment under the Sponsor Management Agreement of a termination fee to one or more of the Sponsor Group and their Affiliates in the event of either a Change of Control or the completion of a Qualifying IPO.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower in a Securitization Financing.

“Sterling” and “£” means the lawful currency of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Successor Borrower” has the meaning specified in Section 7.04(d).

“Supplemental Administrative Agent” has the meaning specified in Section 10.13 and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04(a).

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Obligations” means, at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $75,000,000 and (b) the aggregate Dollar Amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Syndication Agent” means Bank of America, as Syndication Agent under this Agreement.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” has the meaning specified in Section 3.01(a).

“Term B Loan” has the meaning specified in Section 2.01(a)(i).

“Term B Borrowing” means a borrowing consisting of Term B Loans of the same Type and currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term B Lenders pursuant to Section 2.01(a)(i).

“Term B Commitment” means as to each Term B Lender, its obligation to make a Term B Loan to the Borrower pursuant to Section 2.01(a)(i) in an aggregate amount not to exceed such Term B Lender’s Initial Scheduled Term B Loan Commitment (as such term is defined in the Amendment and Restatement Agreement) or in the Assignment and Assumption pursuant to which such Term B Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Term B Commitments of all Term B Lenders shall be $1,775,000,000 on the Closing Date.

“Term B Lender” means, at any time, any Lender that has a Term B Commitment or a Term B Loan at such time.

“Term B Maturity Date” means February 19, 2019 (or, with respect to any Term Lender that has extended the maturity date of its Term B Loans pursuant to Section 2.16, the extended maturity date set forth in the applicable Term Extension Request delivered by the Borrower and such Term B Lender to the Administrative Agent pursuant to Section 2.16).

“Term B Note” means a promissory note of the Borrower payable to any Term B Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Term B Lender resulting from the Term B Loans made by such Term B Lender.

“Term Borrowing” means (x) a Term B Borrowing, (y) a Term C Borrowing and (z) the making of an Incremental Term Loan by an Additional Term Lender to the Borrower pursuant to Section 2.14 and the applicable Incremental Term Facility Amendment, as context may require.

“Term C Loan” has the meaning specified in Section 2.01(a)(ii).

“Term C Maturity Date” means February 19, 2018 (or, with respect to any Term Lender that has extended the maturity date of its Term C Loans pursuant to Section 2.16, the extended maturity date set forth in the applicable Term Extension Request delivered by the Borrower and such Term C Lender to the Administrative Agent pursuant to Section 2.16).

“Term C Borrowing” means a borrowing consisting of Term C Loans of the same Type and currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term C Lenders pursuant to Section 2.01(a)(ii).

“Term C Commitment” means as to each Term C Lender, its obligation to make a Term C Loan to the Borrower pursuant to Section 2.01(a)(ii) in an aggregate amount not to exceed the amount set forth opposite such Term C Lender’s name on Schedule 2.01C under the caption “Term C Commitment” or in the Assignment and Assumption pursuant to which such Term C Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Term C Commitments of all Term C Lenders shall be $425,000,000 on the Closing Date.

“Term C Lender” means, at any time, any Lender that has a Term C Commitment or a Term C Loan at such time.

“Term C Note” means a promissory note of the Borrower payable to any Term C Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of the Borrower to such Term C Lender resulting from the Term C Loans made by such Term C Lender.

“Term Commitment” means (i) a Term B Commitment, (ii) a Term C Commitment, (iii) a Term Commitment Increase, (iv) an Other Term Commitment and (v) an Incremental Term Commitment, in each case, as the context may require.

“Term Commitment Increase” has the meaning specified in Section 2.14(a)(ii).

“Term Extension Request” has the meaning specified in Section 2.16(a).

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loan” means a Term B Loan, a Term C Loan, an Incremental Term Loan (including, for the avoidance of doubt, any Incremental Term A Loans), an Other Term Loan and an Extended Term Loan, as the context may require.

“Term Maturity Date” means the Term B Maturity Date, the Term C Maturity Date and the maturity date of any other Class of Term Loan as set forth in the applicable amendment documentation, as the context may require.

“Test Period” in effect at any time shall mean the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(a) or (b); provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 6.01(a) or (b), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended September 30, 2012. A Test Period may be designated by reference to the last day thereof (i.e., the “March 31, 2013 Test Period” refers to the period of four consecutive fiscal quarters of the Borrower ended March 31, 2013), and a Test Period shall be deemed to end on the last day thereof.

“Threshold Amount” means $65,000,000.

“Total Assets” means the total assets of Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of Holdings delivered pursuant to Section 6.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), a Dollar Amount of $5,446,015,000.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Test Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction” means, collectively, (a) the funding of the Term Loans on the Closing Date, (b) the repayment on the Closing Date of all obligations due or outstanding under the Original Credit Agreement , (c) the consummation of any other transactions in connection with the foregoing and (d) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Travel Event” means the occurrence of any (i) act of terrorism, (ii) war, combat or similar hostilities, (iii) epidemic or other public health threat, (iv) significant travel safety incident or (v) national or international calamity, crisis or emergency that, in any such case, singly or in the aggregate, directly or indirectly, adversely affects or disrupts the travel industry.

“Type” means, with respect to a Loan denominated in Dollars, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Unaudited Financial Statements” means the unaudited consolidated balance sheet of Holdings as of September 30, 2012, and the related unaudited consolidated statements of income, stockholders’ equity and cash flows for Holdings for the fiscal quarter ended September 30, 2012.

“Unfunded Current Liability” of any Pension Plan shall mean the amount, if any, by which the value of the Accumulated Benefit Obligation under the Pension Plan exceeds the fair market value of plan assets, as such terms are defined and determined in accordance with Financial Accounting Standards Board Statement No. 87.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (i) each Subsidiary of the Borrower listed on Schedule 1.01B, (ii) each Securitization Subsidiary, (iii) any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.13 subsequent to the date hereof and (iv) any Subsidiary of an Unrestricted Subsidiary.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“U.S. Lender” has the meaning specified in Section 3.01(e).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability of Holdings, the Borrower or an ERISA Affiliate as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02 ~~SECTION 1.02~~ Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) References in this agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(v) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(vi) The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e) For purposes of determining compliance with any Section of Article VII, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, Affiliate transaction, Contractual Obligation, or prepayment of Indebtedness meets the criteria of one or more of the categories of transactions permitted pursuant to any clause of such Sections, such transaction (or portion thereof) at any time, shall be permitted under one or more of such clauses as determined by the Borrower in its sole discretion at such time.

SECTION 1.03 ~~SECTION 1.03~~ Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Interest Coverage Ratio, the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Senior Secured First-Lien Net Leverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

(c) Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Accounting Standards Codification No. 825, “Financial Instruments,” or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of Holdings, the Borrower or any Subsidiary at “fair value” as defined therein.

(d) Notwithstanding any other provision contained herein, any lease that is treated as an operating lease for purposes of GAAP as of the Closing Date shall continue to be treated as an operating lease (and any future lease, if it were in effect on the Closing Date, that would be treated as an operating lease for purposes of GAAP as of the Closing Date shall be treated as an operating lease), in each case for purposes of this Agreement, notwithstanding any change in GAAP after the Closing Date.

SECTION 1.04 Rounding. Any financial ratios required to be maintained pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York time (daylight savings or standard, as applicable).

SECTION 1.07 ~~SECTION 1.07~~ Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day that is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

SECTION 1.08 Currency Equivalents Generally.

(a) Any amount specified in this Agreement (other than in Articles II, X and XI or as set forth in paragraph (b) of this Section) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined by the Administrative Agent or the relevant L/C Issuer, as applicable; provided that the determination of any Dollar Amount shall be made in accordance with Section 2.17. Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

(b) For purposes of determining compliance under Sections 7.02, 7.05 and 7.06, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating net income in Holdings’ annual financial statements delivered pursuant to Section 6.01(a); provided, however, that the foregoing shall not be deemed to apply to the determination of any amount of Indebtedness.

SECTION 1.09 ~~SECTION 1.09~~ Letters of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of the stated amount of such Letter of Credit in effect at such time; provided however that with respect to any Letter of Credit that, by its terms or the terms of any other document, agreement or instrument entered into by any L/C Issuer and the Borrower or in favor of such L/C Issuer and relating to such Letter of Credit, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the amount of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II

The Commitments and Credit Extensions

SECTION 2.01 The Loans.

(a) The Term Borrowings.

(i) Subject to the terms and conditions set forth herein, each Term B Lender severally agrees to make to the Borrower a single loan denominated in Dollars in a Dollar Amount equal to such Term B Lender’s Term B Commitment on the Closing Date (each such term loan, an “Term B Loan” and, collectively, the “Term B Loans”).

(ii) Subject to the terms and conditions set forth herein, each Term C Lender severally agrees to make to the Borrower a single loan denominated in Dollars in a Dollar Amount equal to such Term C Lender’s Term C Commitment on the Closing Date (each such term loan, an “Term C Loan” and, collectively, the “Term C Loans”).

(iii) Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. The Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein each Revolving Credit Lender severally agrees to make loans denominated in Dollars or any Alternative Currency to the Borrower as elected by it pursuant to Section 2.02 (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day on and after the Refinancing Amendment Effective Date until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitments; provided that after giving effect to any Revolving Credit Borrowing, the aggregate

Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitments. Within the limits of each Lender’s Revolving Credit Commitments, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Subject to Section 2.02(c), Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein; provided that Revolving Credit Loans denominated in Alternative Currency must be Eurocurrency Rate Loans.

SECTION 2.02 ~~SECTION 2.02~~ Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each Revolving Credit Borrowing (other than Swing Line Borrowings with respect to which this Section 2.02 shall not apply) each conversion of Loans of a given Class from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by ~~telephone~~(A) telephone, or (B) a Committed Loan Notice; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (New York time) (i) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans, in each case, denominated in Dollars, Sterling, Euros and Canadian Dollars, (ii) four (4) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans, in each case, denominated in Australian Dollars and Yen, and (iii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans; provided that such notice may be delivered not later than 9:00 a.m. (New York time) on the Closing Date in the case of the initial Credit Extensions. ~~Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.~~ Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal Dollar Amount of $2,500,000 or a whole multiple of the Dollar Amount of $500,000 in excess thereof in the case of Term Loans or Revolving Credit Loans. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify:

(i) the Class of the Borrowing requested and whether the Borrower is requesting the making of new Loans of the respective Class, a conversion of Loans (of a given Class) from one Type to the other, or a continuation of Eurocurrency Rate Loans,

(ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day),

(iii) the principal amount of Loans to be borrowed, converted or continued,

(iv) the currency in which the Loans to be borrowed are to be denominated,

(v) the Type of Loans to be borrowed or to which existing Loans are to be converted, and

(vi) if applicable, the duration of the Interest Period with respect thereto.

If, with respect to Loans denominated in Dollars, the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period (or fails to give a timely notice requesting a continuation of Eurocurrency Rate Loans denominated in an Alternative Currency), it will be deemed to have specified an Interest Period of one month. If no currency is specified, the requested Borrowing shall be in Dollars.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than 1:00 p.m. (London time) in the case of any Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans of a given Class from one Type to the other, and all continuations of Loans of a given Class as the same Type, there shall not be more than fifteen (15) Interest Periods in effect unless otherwise agreed between the Borrower and the Administrative Agent; provided that after the establishment of any new Class of Term Loans as permitted under this Agreement, the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three (3) for each applicable Class so established.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If such Lender’s portion of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such the date of such Borrowing, the Administrative Agent shall also be entitled to recover such amount with interest thereon accruing from the date on which the Administrative Agent made the funds available to the Borrower at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(g) shall cease.

SECTION 2.03 Letters of Credit.

(a) The Letter of Credit Commitments.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) (x) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, in the case of any L/C Issuer other than Deutsche Bank, to issue Letters of Credit denominated in Dollars or any Alternative Currency, Singapore Dollars, HK Dollars, Danish Kroner or Norwegian Kroner, or any other freely tradable foreign currency reasonably requested by the Borrower from time to time and in which an L/C Issuer may, in accordance with its policies and procedures in effect at such time, issue Letters of Credit, for the account of the Borrower (provided that any Letter of Credit may be for the benefit of any Subsidiary of the Borrower or any Business Successor (so long as the Borrower is the applicant or co-applicant therefor and subject to compliance with Section 7.02)) and (y) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date (except in the case of Existing Letters of Credit, from the Closing Date until the date that is forty-five (45) days after the Closing Date), to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b) (provided that no such amendment or renewal of an Existing Letter of Credit may increase the stated amount thereof), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03~~;~~ provided that L/C Issuers shall not be obligated to make L/C Credit Extensions with respect to Letters of Credit, and Lenders shall not be obligated to participate in Letters of Credit if as of the date of the applicable L/C Credit Extension, (x) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations would exceed the L/C Sublimit, or (z) the Letter of Credit giving rise to such L/C Credit Extension has a stated expiry date after any Maturity Date with respect to any Revolving Credit Commitments then in effect and the aggregate stated amount of all Letters of Credit having stated expiry dates after such Maturity Date would exceed the aggregate amount of the Revolving Credit Commitments which will remain in effect after such Maturity Date; provided, further, ~~that~~ (i) Bank of America, as L/C Issuer (or any Affiliate thereof), shall only be required to issue Letters of Credit with the face amount in the aggregate of up to but not exceeding $50,000,000, (ii) Natixis, New York Branch as an L/C Issuer (or any Affiliate thereof), shall only be required to issue Letters of Credit with the face amount in the aggregate of up to but not exceeding $25,000,000, (iii) each of The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Morgan Stanley Bank, N.A., as an L/C Issuer (or any Affiliate thereof), shall only be required to issue Letters of Credit with the face amount in the aggregate of up to but not exceeding $7,500,000 and (iv) each of the other Lead Arranger L/C Issuers shall only be required to issue Letters of Credit with the face amount in the aggregate of up to but not exceeding $15,000,000. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Letters of Credit shall be issued on “sight-basis” only which, for the avoidance of doubt, means that any Letter of Credit shall be honored for payment by the relevant L/C Issuer at the time the Letter of Credit is presented for payment and not at a later date or time.

(ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit, (i) in the case of a standby Letter of Credit, would occur more than twelve months after the date of issuance or last renewal, and (ii) in the case of a commercial Letter of Credit, would occur more than 180 days after the date of issuance or last renewal, in each case, unless otherwise agreed by the L/C Issuer and the Administrative Agent;

(C) the expiry date of such requested Letter of Credit would occur after the applicable Letter of Credit Expiration Date, unless (x) all the Revolving Credit Lenders have approved such expiry date or (y) the Outstanding Amount of the L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized in an amount equal to at least 101% of the Outstanding Amount of such L/C Obligations;

(D) the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer and/or the issuance of such Letters of Credit would violate any policies of the L/C Issuer applicable to Letters of Credit generally; or

(E) any Revolving Credit Lender, as applicable, is a Defaulting Lender at such time, unless such L/C Issuer has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such L/C Issuer’s risk with respect to the participation in Letters of Credit by such Defaulting Lender, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the L/C Obligations.

(iii) An L/C Issuer shall be under no obligation to increase, extend or otherwise amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its increased, extended or amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed increase, extension or amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:00 p.m. at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (g) the currency in which the requested Letter of Credit will be denominated; and (h) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (provided that any Letter of Credit may be for the benefit of any Subsidiary of the Borrower or any Business Successor (so long as the Borrower is the applicant or co-applicant therefor and subject to compliance with Section 7.02)) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of (each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the applicable Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date from the Administrative Agent or any Revolving Credit Lender, as applicable, or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. No later than one Business Day following (x) the Business Day on which the Borrower shall have received notice of any payment by an L/C Issuer under a Letter of Credit or (y) if the Borrower shall have received such notice later than 10:00 a.m. on any Business Day, the immediately following Business Day (each such date, a “Required Reimbursement Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the ~~amount~~Dollar Amount of such drawing in Dollars, together with interest on the amount so paid or disbursed by such L/C Issuer, to the extent not reimbursed on the date of such payment of disbursement. Notwithstanding the foregoing, if on the date of any drawing on any Letter of Credit, a Default exists with respect to the Borrower under Section 9.01(f) or (g), the Required Reimbursement Date in respect of such Letter of Credit shall be the Business Day following such drawing without the requirement that any notice be delivered to the Borrower. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Required Reimbursement Date, the amount of the unreimbursed drawing (expressed in Dollars in the Dollar Amount thereof in the case of an Alternative Currency or any other currency other than Dollars) (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Eurocurrency Rate Loans (or Base Rate Loans in the case of a Letter of Credit denominated in Dollars), in each case to be disbursed on the Required Reimbursement Date in ~~an amount~~the Dollar Amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Eurocurrency Rate Loans or Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and subject to the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of any Unreimbursed Amount in respect of a Letter of Credit not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan in Dollars in the form of a Eurocurrency Rate Loan (or Base Rate Loan in the case of a Letter of Credit denominated in Dollars) to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii) With respect to any Unreimbursed Amount in respect of a Letter of Credit that is not fully refinanced by a Revolving Credit Borrowing of Eurocurrency Rate Loans (or Base Rate Loans in the case of a Letter of Credit denominated in Dollars) because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that, each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not to make any L/C Advances) pursuant to this

Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(vii) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with this Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(viii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(d) Obligations Absolute. The Borrower’s obligation to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations any Loan Party in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party.

provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by acts or omissions by such L/C Issuer constituting gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof on the part of such L/C Issuer.

(e) Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(d) or clauses (i) through (iii) of this Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower that were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(f) Cash Collateral. If (i) any Event of Default occurs and is continuing and the Required Lenders or the Required Revolving Credit Lenders, as the case may be, require the Borrower to Cash Collateralize its L/C Obligations pursuant to Section 9.02(a) or (ii) an Event of Default set forth under Section 9.01(f) occurs and is continuing, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default), and shall do so not later than 2:00 p.m. New York City time on (x) in the case of the immediately preceding clause (i), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 Noon New York City time or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 9.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances in the respective currency or currencies in which the applicable L/C Obligations are denominated (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the

Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(f) is cured or otherwise waived by the Required Lenders or the Required Revolving Credit Lenders, as the case may be, then so long as no other Event of Default has occurred and is then occurring and continuing, the amount of any Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be refunded to the Borrower.

(g) Applicability of ISP and UCP. Unless otherwise expressly agreed by the relevant L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent (i) for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate then in effect for the applicable Class or Classes of the respective Revolving Credit Lender’s Revolving Credit Commitments times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not (1) such maximum amount is then in effect under such Letter of Credit, if such maximum amount increases periodically pursuant to the terms of such Letter of Credit or (2) the conditions to drawing under such Letter of Credit can then be satisfied) less the fronting fee paid with respect to such Letter of Credit under Section 2.03(i) below. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on any relevant Maturity Date (for any applicable Revolving Credit Commitments then expiring) or the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not (1)such maximum amount is then in effect under such Letter of Credit, if such maximum amount increases periodically pursuant to the terms of such Letter of Credit or (2) the conditions to drawing under such Letter of Credit can then be satisfied); provided that in no event shall the annual amount of fronting fees payable with respect to any Letter of Credit be less than $500. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(j) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(k) Addition of an L/C Issuer. A Revolving Credit Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders under the applicable Facility of any additional L/C Issuer under such Facility.

(l) Multiple Classes of Revolving Credit Commitments. If the Maturity Date in respect of any Class of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other Classes of Revolving Credit Commitments in respect of which the Maturity Date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Section 2.03(c)) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating Revolving Credit Commitments up to an aggregate amount not to exceed the aggregate amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(f).

(m) Existing Letters of Credit. The Borrower has provided to the Administrative Agent and the L/C Issuers a list of letters of credit that were originally issued by Deutsche Bank pursuant to the Original Credit Agreement and which remain outstanding on the Closing Date (the “Existing Letters of Credit”) (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount, (v) the currency in which the letter of credit is denominated, (vi) the name of the beneficiary, (vii) the expiry date and (viii) whether such letter of credit constitutes a standby letter of credit or a commercial letter of credit). Each Existing Letter of Credit which remains outstanding on the Closing Date, including any extension or renewal thereof in accordance with Section 2.03(a)(i), shall constitute a Letter of Credit for all purposes of this Agreement and shall be deemed issued on the Closing Date for the account of the Borrower.

SECTION 2.04 ~~SECTION 2.04~~ Swing Line Loans.

(a) The Swing Line.

(i) Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day (other than the Closing Date) until the latest Maturity Date applicable to any Revolving Credit Facility as of the date the Swing Line Loan is drawn, in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that, (i) after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect, and (ii) notwithstanding the foregoing, the Swing Line Lender shall not be obligated to make any Swing Line Loans at a time when a Revolving Credit Lender is a Defaulting Lender, unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swing Line Lender’s risk with respect to the Defaulting Lender’s participation in such Swing Line Loans, including by Cash Collateralizing such Defaulting Lender’s Pro Rata Share of the outstanding amount of Swing Line Loans; provided, further that, the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Swing Line Loans shall only be denominated in Dollars. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(ii) If the Maturity Date shall have occurred in respect of any Class of Revolving Credit Commitments at a time when another Class of Revolving Credit Commitments is in effect with a later Maturity Date, then on the earliest occurring Maturity Date all then outstanding Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of such Maturity Date); provided, however, that if on the occurrence of such earliest Maturity Date (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(l)), there shall exist sufficient unutilized Revolving Credit Commitments so that the respective outstanding Swing Line Loans could be incurred pursuant the Revolving Credit Commitments that will remain in effect after the occurrence of such Maturity Date, then there shall be an automatic adjustment on such date of the participations in such Swing Line Loans and same shall be deemed to have been incurred solely pursuant to the relevant Revolving Credit Commitments that will remain in effect, and such Swing Line Loans shall not be so required to be repaid in full on such earliest Maturity Date.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by ~~telephone~~(A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 (and any amount in excess of $100,000 shall be an integral multiple of $25,000) and (ii) the requested borrowing date, which shall be a Business Day. ~~Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.~~ Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a) or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (who hereby irrevocably authorizes the applicable Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Revolving Credit Loan in the form of a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall, subject to the express provisions of Section 2.06(e) (to the extent applicable), be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not to purchase and fund risk participations in Swing Line Loans) pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of its Swing Line Loans directly to the Swing Line Lender.

SECTION 2.05 ~~SECTION 2.05~~ Prepayments. Optional.

(i) Term Loans; Revolving Credit Loans. The Borrower may, upon irrevocable notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans of any Class and Revolving Credit Loans of any Class in whole or in part without premium or penalty (except as set forth in Section 2.05(c) below); provided that (1) such notice must be received by the Administrative Agent not later than 12:00 p.m. (New York time) (A) two (2) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in an Alternative Currency and (C) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a principal Dollar Amount of $2,500,000 or a whole multiple of the Dollar Amount of $500,000 in excess thereof in the case of Term Loans or Revolving Credit Loans; and (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding (it being understood that Base Rate Loans shall be denominated in Dollars only). Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid and the payment amount specified in such notice shall be due and payable on the date specified therein. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of principal of, and interest on, Revolving Credit Loans shall be made in Dollars or the relevant Alternative Currency, as applicable (even if the Borrower is required to convert currency to do so). Each prepayment of the Loans of a given Class pursuant to this Section 2.05(a) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.

(ii) Swing Line Loans. The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Notwithstanding anything to the contrary contained in this Agreement, any notice of prepayment of Term Loans or Revolving Credit Loans (unless denominated in an Alternative Currency) may state that it is conditioned on the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities) and can be revoked if such condition is not satisfied.

(iv) Voluntary prepayments of Term Loans shall be applied to each Class of Term Loans at the discretion of the Borrower and within a Class of Term Loans to the remaining scheduled installments of principal of such Class of Term Loans thereof pursuant to Section 2.07(a) in a manner determined at the discretion of the Borrower (although in all cases on a pro rata basis to the respective Lenders of the relevant Class) and specified in the notice of prepayment; provided that, if the Borrower fails to give such notice at the time of such prepayment or in the event such notice fails to specify the manner in which the respective prepayment of such Class of Term Loans shall be applied to repayments thereof required pursuant to Section 2.07(a), such prepayment of such Class of Term Loans shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a). Notwithstanding the foregoing, the Borrower may not repay Extended Term Loans of any Class unless such prepayment is accompanied by a pro rata repayment of the Existing Term Loans from which such Extended Term Loans were converted (or such Existing Term Loans have otherwise been repaid in full).

(b) Mandatory.

(i) Excess Cash Flow. Within ten (10) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a) (or, if later, after the date on which such financial statements and Compliance Certificate are required to be delivered), the Borrower shall offer to prepay, subject to clauses (vi) and (vii) of this Section 2.05(b), an aggregate principal amount of Term Loans equal to (A) 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ended December 31, 2013) minus (B) the sum of (i) all voluntary prepayments of Term Loans during such fiscal year and (ii) all voluntary prepayments of Revolving Credit Loans during such fiscal year to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, in the case of each of the immediately preceding clauses (i) and (ii), to the extent such prepayments are not funded with the proceeds of

Indebtedness; provided that (x) the ECF Percentage shall be 25% if the Senior Secured First-Lien Net Leverage Ratio for the fiscal year covered by such financial statements was less than 4.0:1.0 and greater than or equal to 3.5:1.0 and (y) the ECF Percentage shall be 0% if the Senior Secured First-Lien Net Leverage Ratio for the fiscal year covered by such financial statements was less than 3.5:1.0.

(ii) Dispositions and Casualty Events.

(A) If (1)(x) the Borrower or any of the Restricted Subsidiaries Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d), (e) (other than Section 7.05(e)(iii)), (f), (g), (j), (l), (n) and (o)) or (y) any Casualty Event occurs which results in the realization or receipt by the Borrower or such Restricted Subsidiary of Net Cash Proceeds and (2) the Senior Secured First-Lien Net Leverage Ratio for the Test Period immediately preceding such Disposition or Casualty Event is equal to greater than 4.0:1.0 (calculated on a Pro Forma Basis), the Borrower shall offer to prepay on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds, subject to clauses (v), (vi) and (vii) of this Section 2.05(b), an aggregate principal amount of Term Loans equal to 100% (such percentage as it may be reduced as described below, the “Disposition Prepayment Percentage”) of all Net Cash Proceeds realized or received; provided that (x) the Disposition Prepayment Percentage shall be 50% if the Senior Secured First-Lien Net Leverage Ratio for the Test Period immediately preceding such Disposition or Casualty Event was less than 4.0:1.0 and greater than or equal to 3.5:1.0 and (y) the Disposition Prepayment Percentage shall be 0% if the Senior Secured First-Lien Net Leverage Ratio for the Test Period immediately preceding such Disposition or Casualty Event was less than 3.5:1.0; provided further that no prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.05(b)(ii)(B) (which notice may be provided only if no Event of Default has occurred and is then continuing);

(B) ~~(A)~~ With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business within (x) fifteen (15) months following receipt of such Net Cash Proceeds or (y) if the Borrower enters into a legally binding commitment to reinvest such Net Cash Proceeds within fifteen (15) months following receipt thereof, within the later of (1) fifteen (15) months following receipt thereof or (2) one hundred and eighty (180) days of the date of such legally binding commitment; provided that (i) so long as an Event of Default shall have occurred and be continuing, the Borrower (x) shall not be permitted to make any such reinvestments (other than pursuant to a legally binding commitment that the Borrower entered into at a time when no Event of Default is continuing) and (y) shall not be required to apply such Net Cash Proceeds which have been previously applied to prepay Revolving Credit Loans to the prepayment of Term Loans until such time as the relevant reinvestment period has expired and no Event of Default is continuing and (ii) if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, and subject to clauses (v) and (vii) of this Section 2.05, an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.05.

(iii) Incurrence of Indebtedness. If the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03 (but subject to Section 7.03(z)), the Borrower shall offer to prepay, subject to clauses (v) and (vii) of this Section 2.05(b), an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.

(iv) Revolving Credit Exposure. If for any reason the aggregate Revolving Credit Exposures at any time exceeds the aggregate Revolving Credit Commitments then in effect (including as a result of the termination of any Revolving Credit Commitments on the Maturity Date thereof), the Borrower shall at such time prepay Revolving Credit Loans, prepay Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans , such remaining aggregate Revolving Credit Exposure exceeds the aggregate Revolving Credit Commitments then in effect.

(v) (X) Each prepayment of Term Loans pursuant to this Section 2.05(b) shall, except as otherwise provided in following clause (viii), be applied pro rata to each Class of Term Loans and within each Class to the remaining scheduled installments of principal thereof pursuant to Section 2.07(a) in a manner determined at the discretion of the Borrower and specified to the Administrative Agent (it being understood that if the Borrower fails to specify such application at the time of such prepayment, then such prepayment shall be so applied to the remaining scheduled installments of principal in direct order of maturity); and (Y) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares subject to clause (vi) of this Section 2.05(b).

(vi) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Appropriate Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. (New York time) one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds shall be retained by the Borrower (“Retained Declined Proceeds”). Notwithstanding the foregoing, no Term Lender shall be permitted to issue a Rejection Notice with respect to any mandatory prepayment made pursuant to Section 2.05(b)(viii).

(vii) Notwithstanding any other provisions of this Section 2.05(b), (i) to the extent that any of or all the Net Cash Proceeds of any Disposition by a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.05(b)(ii) (a “Foreign Disposition”), the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”), or Excess Cash Flow are prohibited, restricted or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof to the extent not taken into account in the definition of Net Cash Proceeds) to the repayment of the Term Loans pursuant to this Section 2.05(b) to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition, any Foreign Casualty Event or Excess Cash Flow would have a material adverse tax cost consequence with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary, provided that, in the case of this clause (ii), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 2.05(b) (or such Excess Cash Flow would have been so required if it were Net Cash Proceeds), (x) the Borrower applies an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against (to the extent not taken into account in the definition of Net Cash Proceeds) if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow are applied to the repayment of Indebtedness of a Foreign Subsidiary.

(viii) If the Borrower incurs or issues any Credit Agreement Refinancing Indebtedness to refinance Term Loans, the Borrower shall prepay an aggregate principal amount of Term Loans in an amount equal to 100% of the Net Cash Proceeds of such Credit Agreement Refinancing Indebtedness within three (3) Business Days of the date such Credit Agreement Refinancing Indebtedness is incurred or issued; provided that each prepayment of Term Loans required by this clause (viii) shall be applied to any Class of Term Loans at the discretion of the Borrower and within a Class of Term Loans to the remaining scheduled installments of principal of such Class of Term Loans thereof pursuant to Section 2.07(a) in a manner determined at the discretion of the Borrower and specified in the notice of prepayment (but in any event, applied pro rata to the Lenders of such Class); provided that, if the Borrower fails to give such notice at the time of such prepayment or in the event such notice fails to specify the manner in which the respective prepayment of such Class of Term Loans shall be applied to repayments thereof required pursuant to Section 2.07(a), such prepayment of such Class of Term Loans shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a)

(ix) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind or amend any notice of prepayment issued in connection with Section 2.05(b)(viii) if such prepayment is conditioned on an issuance of Credit Agreement Refinancing Indebtedness, which issuance shall not be consummated or shall otherwise be delayed.

(c) Repricing Premium. Any prepayment of the Term B Loans, the Term C Loans or the Incremental Term Loans established pursuant to the First Incremental Term Facility Amendment pursuant to Section 2.05(a)(i), Section 2.05(b)(iii) or Section 2.05(b)(viii) in connection with a Repricing Event shall be accompanied by the payment of the Repricing Premium, for the ratable account of the Appropriate Lenders with such Term B Loans, Term C Loans or Incremental Term Loans that are either repaid, converted or subjected to a pricing reduction in connection with such Repricing Event.

(d) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05.

If all Term Lenders of a Class elect to accept a mandatory prepayment described above, then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans of such Class that are Base Rate Loans to the full extent thereof before application to Term Loans of such Class that are Eurocurrency Rate Loans and, in any event, in a manner that is designed to minimize the amount of any payments required to be made by the Borrower pursuant to Section 3.05; provided, however, that, if at the time of any prepayment pursuant to Section 2.05(b) there shall be Term Borrowings of different Types or Eurocurrency Rate Term Borrowings of the applicable Class with different Interest Periods, and if some but not all Term Lenders of the applicable Class shall have accepted such mandatory prepayment, then the aggregate amount of such mandatory prepayment shall be allocated ratably to each outstanding applicable Term Borrowing of the accepting Term Lenders.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurocurrency Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a cash collateral account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05.

SECTION 2.06 ~~SECTION 2.06~~ Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent one (1) Business Day prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof ~~and~~, (iii) if, after giving effect to any reduction of the Commitments, the Swing Line Sublimit or the L/C Sublimit exceeds the amount of the Revolving Credit Facility, then in any such case the Swing Line Sublimit or the L/C Sublimit, as applicable, shall be automatically reduced by the amount of such excess and (iv) the Revolving Credit Commitments shall not be reduced to an amount that is less than the Revolving Credit Exposure. Any such notice of termination or reduction of commitments pursuant to this Section 2.06(a) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower if such condition is not satisfied.

(b) Mandatory. The Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the making of such Term Lender’s Term Loans pursuant to Section 2.01(a). The Revolving Credit Commitments shall terminate on the applicable Maturity Date for each such Facility.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Revolving Credit Lenders of any termination or reduction of unused portions of the Swing Line Sublimit or the L/C Sublimit and all Lenders of the termination or reduction of unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of any Revolving Credit Commitments shall be paid on the effective date of such termination.

(d) Revolving Credit Commitment Terminations in connection with Refinancing Amendments. On the date of the effectiveness of any Refinancing Amendment relating to Revolving Credit Commitments, the amount of the commitments which became so effective shall be required to reduce commitments pursuant to the then outstanding Revolving Credit Commitments, as elected by the Borrower, and at such time repayments of outstandings pursuant to the respective Revolving Credit Facilities shall be made to the extent needed so that the provisions Section 2.05(b)(iv) are complied with. In addition, at the time of any incurrence of Credit Agreement Refinancing Indebtedness in respect of existing Revolving Credit Commitments, an amount equal to the Net Cash Proceeds thereof (or, if greater, the total commitments with respect thereto) shall be applied to permanently reduce outstanding Revolving Credit Commitments and at such time repayments of outstandings pursuant to the respective Revolving Credit Facilities shall be made so that the provisions of Section 2.05(b)(iv) are complied with. All reductions to the Revolving Credit Commitments pursuant to this clause (d) shall be applied to any Class of Revolving Credit Commitments at the discretion of the Borrower and pro rata within a Class of Revolving Credit Commitments.

(e) Termination of the Revolving Credit Commitments. On the Maturity Date of any Class of Revolving Credit Commitments, such Revolving Credit Commitments will terminate and the respective Lenders who held such terminated Commitments will have no obligation to make, or participate in, extensions of credit (whether the making of Loans or the issuance of Letters of Credit) made pursuant to such Commitments after such Maturity Date; provided that, except as expressly provided in the immediately succeeding sentence, (x) the foregoing shall not release any Revolving Credit Lender from liability it may have for its failure to fund Revolving Credit Loans, L/C Advances or participations in Swing Line Loans that was required to be performed by it on or prior to such Maturity Date and (y) the foregoing will not release any Revolving Credit Lender from any obligation to fund its portion of L/C Advances or participations in Swing Line Loans with respect to Letters of Credit issued or Swing Line Loans made prior to such Maturity Date.

SECTION 2.07 ~~SECTION 2.07~~ Repayment of Loans.

(a) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders:

(i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of March 2013, an aggregate Dollar Amount equal to 0.25% of the aggregate Dollar Amount of all Term B Loans outstanding on the Closing Date (as such repayment amount shall be reduced as a result of the application of prepayments as directed by the Borrower pursuant to Section 2.05).

(ii) on each date set forth below (or, if not a Business Day, the immediately preceding Business Day), an aggregate Dollar Amount equal to (x) the percentage set forth below opposite such date multiplied by (y) the aggregate Dollar Amount of all Term C Loans outstanding on the Closing Date (as such repayment amount shall be reduced as a result of the application of prepayments as directed by the Borrower pursuant to Section 2.05):

Date	Percentage of Term C Loans

Last Business Day of March 2013	3.75%

Last Business Day of June 2013	3.75%

Last Business Day of September 2013	3.75%

Last Business Day of December 2013	3.75%

Last Business Day of March 2014	3.75%

Last Business Day of June 2014	3.75%

Last Business Day of September 2014	3.75%

Last Business Day of December 2014	3.75%

Last Business Day of March 2015	4.375%

Last Business Day of June 2015	4.375%

Last Business Day of September 2015	4.375%

Last Business Day of December 2015	4.375%

Last Business Day of March 2016	5.625%

Last Business Day of June 2016	5.625%

Last Business Day of September 2016	5.625%

Last Business Day of December 2016	5.625%

Last Business Day of March 2017	7.5%

Last Business Day of June 2017	7.5%

Last Business Day of September 2017	7.5%

Last Business Day of December 2017	7.5%

(iii) on the Maturity Date for each Class of Term Loans, the aggregate principal amount of all such Term Loans outstanding on such date.

(b) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the relevant Maturity Date the aggregate principal amount of all of its Revolving Credit Loans of such Class outstanding on such date.

(c) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the earliest Revolving Credit Maturity Date then in effect (although Swing Line Loans may thereafter be reborrowed in accordance with the terms and conditions hereof, if there are one or more Classes of Revolving Credit Commitments which remain in effect).

(d) For the avoidance of doubt, all Loans shall be repaid, whether pursuant to this Section 2.07 or otherwise, in the currency in which they were made.

SECTION 2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans. For the avoidance of doubt, each Revolving Credit Loan denominated in an Alternative Currency shall be a Eurocurrency Rate Loan.

(b) The Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) Interest on each Loan shall be payable in the currency in which each Loan was made.

(e) All computations of interest hereunder shall be made in accordance with Section 2.10.

SECTION 2.09 Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. With respect to the Revolving Credit Facility, the Borrower shall pay to the Administrative Agent, for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to commitment fees then in effect for the applicable Class of Revolving Credit Commitments times the actual daily amount by which the aggregate Revolving Credit Commitments for such Facility exceed the sum of (x) the Outstanding Amount of Revolving Credit Loans under such Facility and (y) the Outstanding Amount of L/C Obligations for such Facility; provided that any commitment fee accrued with respect to any of the Revolving Credit Commitments under such Facility of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Revolving Credit Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fees for the Revolving Credit Facility shall accrue at all times from the Closing Date until the relevant Maturity Date, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for such Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Upfront Fees.

(i) The Borrower agrees to pay on the Closing Date to each Term B Lender party to this Agreement as a Term B Lender on the Closing Date, as fee compensation for the funding of such Term B Lender’s Term B Loan, a closing fee in an amount equal to 0.50% of the stated principal amount of such Term B Lender’s Term B Loan. Such fees shall be payable to each Term B Lender out of the proceeds of such Term B Lender’s Term Loan as and when funded on the Closing Date and shall be treated (and reported) by the Borrower and such Term B Lenders as a reduction in issue price of such Term B Loans for U.S. federal, state and local income tax purposes.

(ii) The Borrower agrees to pay on the Closing Date to each Term C Lender party to this Agreement as a Term C Lender on the Closing Date, as fee compensation for the funding of such Term C Lender’s Term C Loan, a closing fee in an amount equal to 0.25% of the stated principal amount of such Term B Lender’s Term C Loan. Such fees shall be payable to each Term C Lender out of the proceeds of such Term C Lender’s Term Loan as and when funded on the Closing Date and shall be treated (and reported) by the Borrower and such Term C Lenders as a reduction in issue price of such Term C Loans for U.S. federal, state and local income tax purposes.

(c) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

SECTION 2.10 ~~SECTION 2.10~~ Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred and sixty-five (365) days or three hundred and sixty-six (366) days, as applicable, and actual days elapsed. All computations of interest for Revolving Credit Loans denominated in Sterling shall be made on the basis of a year of three hundred and sixty-five (365) days and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.11 ~~SECTION 2.11~~ Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note or Notes payable to such Lender, which shall evidence such Lender’s Loans of the applicable Class or Classes in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

SECTION 2.12 ~~SECTION 2.12~~ Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to payments in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for payment in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than 2:00 p.m. (London time) on the dates specified herein. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Amount of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., New York City time in the case of payments in Dollars, or (ii) after 2:00 p.m. (London time) in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 9.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

SECTION 2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 2.14 ~~SECTION 2.14~~ Incremental Credit Extensions.(a) (i) At any time and from time to time after the Closing Date, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly make such notice available to each of the Lenders), request to effect one or more additional tranches of revolving credit commitments (“Incremental Revolving Credit Commitments” and any related revolving credit loans thereunder, “Incremental Revolving Credit Loans”) or increases in the aggregate amount of the Revolving Credit Commitments under any existing Class (each such increase, a “Revolving Credit Commitment Increase”; together with the Incremental Revolving Credit Loans, “Incremental Revolving Credit Facilities”) from Additional Revolving Credit Lenders; provided that at the time of each such request and upon the effectiveness of each Incremental Revolving Credit Facility Amendment, (A) no Event of Default shall result therefrom, (B) the aggregate principal amount of all Incremental Revolving Credit Facilities, Incremental Term Facilities and Additional Notes that can be incurred ~~after the Closing Date would not exceed (x) $500,000,000 plus (y~~at any time shall not, at such time, exceed (I)(a) $97,000,000 less (b) the sum of the amount of all Incremental Revolving Credit Facilities, Incremental Term Facilities and Additional Notes that was incurred after July [__], 2016 in reliance on the foregoing clause (a), plus (II) an additional amount to the extent that the Senior Secured First-Lien Net Leverage Ratio (treating all ~~such~~outstanding Incremental Revolving Credit Facilities, Incremental Term Facilities and Additional Notes as Senior Secured First-Lien Indebtedness solely for purposes of calculating such Senior Secured First-Lien Net Leverage Ratio even if such Indebtedness would not otherwise constitute Senior Secured First-Lien Indebtedness) on a Pro Forma Basis after giving effect to the incurrence of any such proposed Incremental Revolving Credit Facilities and any related transactions (treating any proposed Incremental Revolving Credit Facilities and Additional Notes that are “revolving” in nature as fully drawn, but not including the proceeds of any proposed Incremental Revolving Credit Facilities, Incremental Term Facilities and Additional Notes in the amount of cash to be netted in calculating such ratio but without giving effect to any simultaneous incurrence of any Incremental Revolving Credit Facilities, Incremental Term Facilities and Additional Notes made pursuant to the foregoing clause (I)) would be less than or equal to 4.0:1.0 as of the end of the most recently ended Test Period; provided that such Indebtedness may be incurred under both clauses (I) and (II) of this clause (B), and proceeds from any such incurrence may be utilized in a single transaction by first calculating the incurrence under clause (II) above and then calculating the incurrence under clause (I) above, and vice versa, as the Borrower shall elect (the sum of clauses (I) and (II) of this clause B, the “Incremental Cap”), (C) the Borrower shall be in compliance on a Pro Forma Basis (treating any proposed Incremental Revolving Credit Facility as fully drawn, but not including the proceeds of any such deemed draw in the amount of cash to be netted in calculating such ratio) with the Financial Performance Covenant as of the end of the most recent Test Period (regardless of whether such Financial Performance Covenant is applicable at such time), (D) (i) in the case of any Incremental Revolving Credit Loans, the maturity date thereof shall be no earlier than the Revolving Credit Maturity Date, such Incremental Revolving Credit Loans shall require no scheduled amortization or mandatory commitment reduction prior to the Revolving Credit Maturity Date and (ii) any Revolving Credit Commitment Increase shall be on the same terms (and pursuant to the same documentation) governing the Revolving Credit Commitments pursuant to this Agreement (including upfront fees, but excluding customary arranger fees), (E) the interest rate margins and, subject to clause (D), the amortization schedule applicable to any Incremental Revolving Credit Loans shall be determined by the Borrower and the Lenders thereunder; provided that in the event that the Effective Yield for any Incremental Revolving Credit Loans is higher than the Effective Yield for the Revolving Credit Loans by more than 50 basis points, then the Effective Yield for the Revolving Credit Loans shall be increased to the extent necessary so that such Effective Yield is equal to the Effective Yield for such Incremental Revolving Credit

Loans minus 50 basis points; provided, further, that, in determining the Effective Yield applicable to the Incremental Revolving Credit Loans incurred pursuant to such Incremental Revolving Credit Facility and the Revolving Credit Loans, (x) OID or upfront fees (which shall be deemed to constitute like amounts of OID for purposes of this determination) payable by the Borrower to the Revolving Credit Lenders or any Additional Revolving Credit Lenders (with OID being equated to interest based on assumed four-year life to maturity) shall be included, (y) customary arrangement or commitment fees payable to the Joint Bookrunners (or their Affiliates) in connection with this Agreement or to one or more arrangers (or their Affiliates) of any Incremental Revolving Credit Loans shall be excluded and (z) if the Incremental Revolving Credit Loan includes an interest rate floor greater than the interest rate floor applicable to the Revolving Credit Loans, such increased amount shall be equated to interest margin for purposes of determining whether an increase to the applicable interest margin for the Revolving Credit Loans shall be required, to the extent an increase in the interest rate floor in the Revolving Credit Loans would cause an increase in the interest rate then in effect, and in such case the interest rate floor applicable to the Revolving Credit Loans shall be increased by such increased amount and (F) any Incremental Revolving Credit Facility Amendment entered into after the Closing Date shall be on the terms and pursuant to documentation to be determined by the Borrower and the Additional Revolving Credit Lenders with the applicable Incremental Revolving Credit Facilities; provided that to the extent such terms and documentation are not consistent with this Agreement (except to the extent permitted by clauses (D) and (E) above), they shall be reasonably satisfactory to the Administrative Agent; provided further that no L/C Issuer or Swing Line Lender shall be required to act as “issuing bank” or “swingline lender” under any such Incremental Revolving Credit Facility without its written consent. Each Incremental Revolving Credit Facility shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof unless such amount represents all the remaining availability under the aggregate principal amount of Incremental Revolving Credit Facilities set forth above.

(ii) At any time and from time to time after the Closing Date, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly make a copy of such notice available to each of the Lenders), request to effect one or more additional tranches of term loans hereunder (“Incremental Term Loans”) or increases in the aggregate amount of the Term Commitments of any existing Class, which shall take the form of an additional tranche of term loans hereunder (each such increase, a “Term Commitment Increase”; together with the Incremental Term Loans, the “Incremental Term Facilities”) from one or more Additional Term Lenders; provided that at the time of each such request and upon the effectiveness of each Incremental Term Facility Amendment, (A) no Event of Default shall result therefrom, (B) the aggregate principal amount of all Incremental Revolving Credit Facilities, Incremental Term Facilities and Additional Notes that can be incurred ~~after the Closing Date would not exceed (x) $500,000,000 plus (y) an additional amount to the extent that the Senior Secured First-Lien Net Leverage Ratio (treating all such Incremental Revolving Credit Facilities, Incremental Term Facilities and Additional Notes as Senior Secured First-Lien Indebtedness solely for purposes of calculating such Senior Secured First-Lien Net Leverage Ratio even if such Indebtedness would not otherwise constitute Senior Secured First-Lien Indebtedness) on a Pro Forma Basis after giving effect to the incurrence of any such proposed Incremental Term Facility and any related transactions (treating any proposed Incremental Revolving Credit Facilities and Additional~~

~~Notes that are “revolving” in nature as fully drawn, but not including the proceeds of any proposed Incremental Revolving Credit Facilities, Incremental Term Facilities and Additional Notes in the amount of cash to be netted in calculating such ratio) would be less than or equal to 4.0:1.0 as of the end of the most recently ended Test Period~~at any time shall not, at such time, exceed the Incremental Cap at such time, (C) the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenant as of the end of the most recent Test Period (regardless of whether such Financial Performance Covenant is applicable at such time), (D) other than with respect to the incurrence of Incremental Term A Loans, the maturity date of any such Incremental Term Facility shall not be earlier than the Term B Maturity Date, (E) other than with respect to the incurrence of Incremental Term A Loans, the Weighted Average Life to Maturity of any such Incremental Term Facility shall not be shorter than the remaining Weighted Average Life to Maturity of the Term B Loans, (F) the interest rate margins and, subject to clause (E), the amortization schedule for any Incremental Term Facility shall be determined by the Borrower and the Additional Term Lenders thereunder; provided that in the event that the Effective Yield for any Incremental Term Facility is higher than the Effective Yield for the Term B Loans by more than 50 basis points, then the Effective Yield for the Term B Loans shall be increased to the extent necessary so that such Effective Yield is equal to the Effective Yield for such Incremental Term Facility minus 50 basis points; provided, further, that, in determining the Effective Yield applicable to the Incremental Term Facility and the Term B Loans (x) OID or upfront fees (which shall be deemed to constitute like amounts of OID) payable by Borrower to the Term B Lenders or any Additional Term Lenders in the initial primary syndication thereof (with OID being equated to interest based on assumed four-year life to maturity) shall be included, (y) customary arrangement or commitment fees payable to the Joint Bookrunners (or their Affiliates) in connection with this Agreement or to one or more arrangers (or their Affiliates) of any Incremental Term Facility shall be excluded and (z) if the Incremental Term Facility includes an interest rate floor greater than the interest rate floor applicable to the Term B Loans, such increased amount shall be equated to interest margin for purposes of determining whether an increase to the applicable interest margin for the Term B Loans shall be required, to the extent an increase in the interest rate floor in the Term B Loans would cause an increase in the interest rate then in effect, and in such case the interest rate floor (but not the interest rate margin) applicable to the Term B Loans shall be increased by such increased amount and (G) any Incremental Term Facility Amendment entered into after the Closing Date shall be on the terms and pursuant to documentation to be determined by the Borrower and the Additional Term Lenders with the applicable Incremental Term Facilities; provided that to the extent such terms and documentation are not consistent with this Agreement (except to the extent permitted by clause (F) above), they shall be reasonably satisfactory to the Administrative Agent. Each Incremental Term Facility incurred after the Closing Date shall be in a minimum principal amount of $10,000,000 and, except with respect to the Term Commitment Increase, integral multiples of $1,000,000 in excess thereof unless such amount represents all the remaining availability under the aggregate principal amount of Incremental Term Facilities set forth above.

(b) (i) Each notice from the Borrower pursuant to this Section shall set forth the requested amount of the relevant Incremental Revolving Credit Loan, Revolving Credit Commitment Increase, Incremental Term Loan or Term Commitment Increase.

(ii) Commitments in respect of any Incremental Revolving Credit Loan or Revolving Credit Commitment Increase incurred after the Closing Date shall become Commitments (or in the case of any Revolving Credit Commitment Increase to be provided after the Closing Date by an existing Revolving Credit Lender, an increase in such Revolving Credit Lender’s Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Revolving Credit Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, such Additional Revolving Credit Lenders and the Administrative Agent. Incremental Revolving Credit Loans and Revolving Credit Commitment Increases may be provided, subject to the prior written consent of the Borrower (not to be unreasonably withheld), by any existing Lender (it being understood that no existing Lender shall have the right to participate in any Incremental Revolving Credit Facility or, unless it agrees, be obligated to provide any Incremental Revolving Credit Loan or Revolving Credit Commitment Increase) or by any other Additional Revolving Credit Lender. An Incremental Revolving Credit Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section. The effectiveness of any Incremental Revolving Credit Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Revolving Credit Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Revolving Credit Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Credit Extension” in Section 4.02 shall be deemed to refer to the Incremental Revolving Credit Facility Closing Date) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).

(iii) Commitments in respect of any Incremental Term Facility shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Term Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, such Additional Term Lenders and the Administrative Agent. Incremental Term Facilities may be provided, subject to the prior written consent of the Borrower (not to be unreasonably withheld), by any existing Lender (it being understood that no existing Lender shall have any right to participate in any Incremental Term Facility or, unless it agrees, be obligated to provide any Incremental Term Loan or Term Commitment Increase thereunder) or by any other Additional Term Lender. An Incremental Term Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section. The effectiveness of any Incremental Term Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Term Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Term Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Borrowing” in Section 4.02 shall be deemed to refer to the Incremental

Term Facility Closing Date) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).

(c) (i) Upon effectiveness of each Revolving Credit Commitment Increase pursuant to this Section, each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Additional Revolving Credit Lender providing a portion of such Revolving Credit Commitment Increase (each a “Revolving Credit Commitment Increase Lender”), and each such Revolving Credit Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to such Revolving Credit Commitment Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swing Line Loans held by each Revolving Credit Lender (including each such Revolving Credit Commitment Increase Lender) will equal such Revolving Credit Lender’s Pro Rata Share. Any Revolving Credit Loans outstanding immediately prior to the date of such Revolving Credit Commitment Increase that are Eurocurrency Loans will (except to the extent otherwise repaid in accordance herewith) continue to be held by, and all interest thereon will continue to accrue for the accounts of, the Revolving Credit Lenders holding such Loans immediately prior to the date of such Revolving Credit Commitment Increase, in each case until the last day of the then-current Interest Period applicable to any such Loan, at which time it will be repaid or refinanced with new Revolving Credit Loans made pursuant to Section 2.01 in accordance with the Pro Rata Shares of the Revolving Credit Lenders after giving effect to the Revolving Credit Commitment Increase; provided, however, that upon the occurrence of any Event of Default, each Revolving Credit Commitment Increase Lender will promptly purchase (for cash at face value) assignments of portions of such outstanding Revolving Credit Loans of other Revolving Credit Lenders so that, after giving effect thereto, all Revolving Credit Loans that are Eurocurrency Loans are held by the Revolving Credit Lenders in accordance with their then-current Pro Rata Shares. Any such assignments shall be effected in accordance with the provisions of Section 11.07; provided that the parties hereto hereby consent to such assignments and the minimum assignment amounts and processing and recordation fee set forth in Section 11.07(b)(ii) shall not apply thereto. If there are any Base Rate Revolving Credit Loans outstanding on the date of such Revolving Credit Commitment Increase, such Loans shall either be prepaid by the Borrower on such date or refinanced on such date (subject to satisfaction of applicable borrowing conditions) with Revolving Credit Loans made on such date by the Revolving Credit Lenders (including the Revolving Credit Commitment Increase Lenders) in accordance with their Pro Rata Shares. In order to effect any such refinancing, (i) each Revolving Credit Commitment Increase Lender will make Base Rate Revolving Credit Loans to the Borrower by transferring funds to the Administrative Agent in an amount equal to the aggregate outstanding amount of such Loans of such Type times a percentage obtained by dividing the amount of such Revolving Credit Commitment

Increase Lender’s Revolving Credit Commitment Increase by the aggregate amount of the Revolving Credit Commitments (after giving effect to the Revolving Credit Commitment Increase on such date) and (ii) such funds will be applied to the prepayment of outstanding Base Rate Revolving Credit Loans held by the Revolving Credit Lenders other than the Revolving Credit Commitment Increase Lenders, and transferred by the Administrative Agent to the Revolving Credit Lenders other than the Revolving Credit Commitment Increase Lenders, in such amounts so that, after giving effect thereto, all Base Rate Revolving Credit Loans will be held by the Revolving Credit Lenders in accordance with their then-current Pro Rata Shares. On the date of such Revolving Credit Commitment Increase, the Borrower will pay to the Administrative Agent, for the accounts of the Revolving Credit Lenders receiving such prepayments, accrued and unpaid interest on the principal amounts of their Revolving Credit Loans being prepaid. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(ii) Upon effectiveness of each Incremental Term Facility pursuant to this Section, each Additional Term Lender shall make an additional term loan to the Borrower in a principal amount equal to such Lender’s Incremental Term Facility. Any such term loan shall be a “Term Loan” for all purposes of this Agreement and the other Loan Documents.

(d) This Section 2.14 shall supersede any provisions in Section 2.13 or Section 11.01 to the contrary.

SECTION 2.15 Refinancing Amendments.

(a) At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of (i) all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (i) will be deemed to include any then outstanding Other Term Loans) or (ii) all or any portion of the Revolving Credit Loans (or unused Revolving Credit Commitments) under this Agreement (which for purposes of this clause (ii) will be deemed to include any then outstanding Other Revolving Credit Loans and Other Revolving Credit Commitments), in each case, in the form of either (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Credit Loans or Other Revolving Credit Commitments and, in each case, pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) will be unsecured or will rank pari passu or junior (and subordinate) in right of payment and of security with the other Loans and Commitments hereunder, (ii) will have such pricing and optional prepayment terms as may be agreed by the Borrower and the Lenders thereof, (iii) (x) with respect to any Other Revolving Credit Loans or Other Revolving Credit Commitments, will have a maturity date that is not prior to the maturity date of Loans (or unused Commitments) being refinanced and (y) with respect to any Other Term Loans or Other Term Commitments, will have a maturity date that is not prior to the maturity date of, and will have a Weighted Average Life to Maturity that is not shorter than, the Loans being refinanced and (iv) will have terms and conditions (other than pricing, optional prepayment and subordination terms) that are, taken as a whole, not materially more favorable to the investors providing such Credit Agreement Refinancing Indebtedness than, the

Refinanced Debt (except for covenants or other provisions applicable exclusively to periods commencing after the Latest Maturity Date at the time such Indebtedness is incurred); provided, further, that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.15 shall be in an aggregate principal amount that is (x) not less than $25,000,000 in the case of Other Term Loans or $10,000,000 in the case of Other Revolving Credit Loans and (y) an integral multiple of $1,000,000 in excess thereof unless such amount represents the total outstanding amount of the Refinanced Debt. Any Refinancing Amendment may provide for the issuance of Letters of Credit, or the provision to the Borrower of Swing Line Loans, pursuant to any Other Revolving Credit Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swing Line Loans under the Revolving Credit Commitments. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Credit Loans, Other Revolving Credit Commitments and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the Revolving Credit Maturity Date shall be reallocated from Lenders holding Revolving Credit Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Credit Commitments, be deemed to be participation interests in respect of such Revolving Credit Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(b) This Section 2.15 shall supersede any provisions in Section 2.13 or Section 11.01 to the contrary.

SECTION 2.16 Extended Loans.

(a) The Borrower may at any time and from time to time, by making an offer on a pro rata basis to each of the Lenders of the applicable Class, request that all or a portion of the Term Loans of any Class (for any such Class, the “Existing Term Loans”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Existing Term Loans (any such Existing Term Loans which have been so converted, the “Extended Term Loans”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (whereupon the Administrative Agent shall promptly make a copy of such notice available to each of the Lenders of such Existing Term Loans) (a “Term Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall be substantially similar to the Existing Term Loans from which they are to be converted, except that (i) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to dates later than the scheduled amortization date of such Existing Term Loans (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.07, the Incremental Term Facility Amendment, or the Refinancing Amendment, as the case may be, with respect to such Existing Term Loans, in each case as set forth in paragraph (d) of this Section 2.16 below), (ii) the interest margins with respect to the Extended Term Loans may be higher or lower than the interest margins for such Existing Term Loans and (iii) additional fees may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased margins contemplated by the preceding clause (ii), in each case, to the extent provided in the applicable Extension Amendment. No Lender shall have any obligation to agree to have any of its Existing Term Loans converted into Extended Term Loans pursuant to any Extension Request. The Extended Term Loans shall constitute a separate Class of Term Loans from the Existing Term Loans from which they were converted.

(b) The Borrower may at any time and from time to time request, by making an offer on a pro rata basis to each of the Lenders of the applicable Class, that all or a portion of the Revolving Credit Commitments of any Class (for any such Class, the “Existing Revolving Credit Commitments” and any related Class of revolving credit loans thereunder, the “Existing Revolving Credit Loans”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Loans related to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments” and any related Loans, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (whereupon the Administrative Agent shall promptly make a copy of such notice available to each of the Lenders of such Existing Revolving Credit Commitments) (a “Revolving Credit Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which terms shall be substantially similar to those applicable to the Existing Revolving Credit Commitments from which they are to be converted, except that (i) all or any of the final maturity dates of the Extended Revolving Credit Commitments may be delayed to dates later than the final maturity dates of such Existing Revolving Credit Commitments, (ii) the interest margins with respect to the Extended Revolving Credit Commitments may be higher or lower than the interest margins for such Existing Revolving Credit Commitments, (iii) additional fees may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to or in lieu of any increased margins contemplated by the preceding clause (ii) and (iv) the commitment fee with respect to the Extended Revolving Credit Commitments may be higher or lower than the commitment fee for such Existing Revolving Credit Commitments, in each case, to the extent provided in the applicable Extension Amendment; provided that, notwithstanding anything to the contrary in this Section 2.16 or otherwise, (A) borrowings, voluntary prepayments and voluntary commitment reductions (other than in connection with a permanent repayment and termination of commitments at the final stated maturity of any shorter tenored Revolving Credit Commitment) of Loans with respect to any Extended Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, (B) assignments and participations of the Extended Revolving Credit Commitments and the Extended Revolving Credit Loans shall be governed by Section 11.07 and (C) subject to the provisions of Section 2.03(l) and Section 2.04(a)(ii), all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Revolving Credit Lenders in accordance with their Pro Rata Share of the Revolving Credit Commitments. No Lender shall have any obligation to agree to have any of its Existing Revolving Credit Loans or Existing Revolving Credit Commitments converted into Extended Revolving Credit Loans or Extended Revolving Credit Commitments pursuant to any Revolving Credit Extension Request. Any Extended Revolving Credit Commitments shall constitute a separate Class of Revolving Credit Commitments from the Existing Revolving Credit Commitments from which they were converted.

(c) The Borrower shall provide the applicable Extension Request at least three (3) Business Days (or such shorter time period as the Administrative Agent shall reasonably agree) prior to the date on which Lenders under the applicable Existing Loans are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Existing Loans subject to such Extension Request converted into Extended Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of such Existing Loans that it has elected to convert into Extended Loans. In the event that the aggregate amount of any Class of Existing Loans subject to such Extension Election exceeds the amount of the applicable Extended Loans requested pursuant to the Extension Request, such Existing Loans shall be converted to Extended Loans on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate amount of Existing Loans included in each such Extension Election.

(d) Extended Loans shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement among the Borrower, the Loan Parties, the Administrative Agent and each Extending Term Lender providing an Extended Loan thereunder (which, except to the extent expressly contemplated by the last sentence of this Section 2.16(d) and notwithstanding anything to the contrary set forth in Section 11.01, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Loans, as applicable, established thereby) executed by the Borrower, the Administrative Agent and the Extending Lenders. No Extension Amendment shall provide for any tranche of Extended Loans in an aggregate principal amount that is less than $50,000,000 unless such amount represents the total outstanding amount of the Existing Loans of the applicable Class. In addition to any terms and changes required or permitted by Section 2.16(a), each Extension Amendment (x) with respect to the Existing Term Loans from which the Extended Term Loans were converted, shall amend the scheduled amortization payments required pursuant to Section 2.07, the Incremental Term Facility Amendment or the Refinancing Amendment, as applicable, to reduce each scheduled repayment amount for such Existing Term Loans in the same proportion as the amount of such Existing Term Loans to be converted pursuant to such Extension Amendment (it being understood that any repayment amount with respect to any such individual Existing Term Loan that is not an Extended Term Loan shall not be reduced as a result thereof), (y) may, but shall not be required to, impose additional requirements (not inconsistent with the provisions of this Agreement in effect at such time) with respect to the final maturity and weighted average life to maturity of Incremental Term Loans incurred following the Extension Date for such Extension Amendment and (z) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16 and the terms and conditions applicable to the Extended Loans.

(e) Notwithstanding anything to the contrary contained herein, (i) on any date on which any Existing Loans are converted to Extended Loans (each such date, an “Extension Date”), (A) in the case of any Class of Existing Term Loans of each Extending Term Lender of such Class, the aggregate principal amount of such Existing Term Loans of such Class shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans from such Existing Term Loans and (B) in the case of any Class of Existing Revolving Credit Commitments of each Extending Revolving Lender, the aggregate principal amount of such Existing Revolving Credit Commitments of such Class shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Credit Commitments so converted by such Lender on such date, and such Extended Revolving Credit Commitments shall be established as a separate Class of Revolving Credit Commitments from such Existing Revolving Credit Commitments and (ii) if, on any Extension Date, any Existing Revolving Credit Loans of any Extending Lender are outstanding under the applicable Existing Revolving Credit Commitments, such Existing Revolving Credit Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Credit Loans (and related participations) and Existing Revolving Credit Loans (and related participations) in the same proportion as such Extending Lender’s Existing Revolving Credit Commitments to Extended Revolving Credit Commitments.

(f) At any time following the establishment of any Extended Loans, the Borrower may offer to any Lender (without being required to make the same offer to any or all other Lenders) holding the Existing Loans from which such Extended Loans were converted and who did not to make a Extension Election in respect of any portion of such Existing Loans on or prior to the date specified in the Extension Request relating to such Extended Loans the right to convert all or any portion of such Existing Loans into Extended Loans of the same Class; provided that (A) such offer and any related acceptance (x) shall be in accordance with such procedures, if any, as may be reasonably requested by, or acceptable to, the Administrative Agent and (y) shall be on identical terms (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with other Extending Lenders) to those previously offered to the Extending Lenders who agreed to convert their Existing Loans into Extended Loans of such Class, (B) any Lender which agrees to an extension pursuant to this clause (f) shall enter into a joinder agreement to the respective Extension Amendment in form and substance reasonably satisfactory to the Administrative Agent and executed by such Lender, the Administrative Agent and the Borrower (and the Required Lenders hereby irrevocably authorize the Administrative Agent to enter into any such joinder agreement) and (C) the Existing Loans of any such Lender that are converted pursuant to this clause (f) shall be in an aggregate principal amount that is not less than a Dollar Amount of

$1,000,000 (or, if such Lender’s outstanding Loans of such Class amount to less than a Dollar Amount of $1,000,000, such lesser amount), unless each of the Borrower and the Administrative Agent otherwise consents.

(g) In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Revolving Credit Commitments to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election by any Lender to extend all or a portion of its Existing Revolving Credit Commitments timely submitted by any such Lender in accordance with the procedures set forth in the Revolving Credit Extension Request, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and, if necessary, the other Loan Documents (each, a “Corrective Revolving Credit Extension Amendment”) within 15 days following the applicable Extension Date, which Corrective Revolving Credit Extension Amendment shall (i) provide for the conversion and extension of the applicable Extended Revolving Credit Commitments in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrower and such Lender may agree, and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16.

(h) In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election by any Lender to extend all or a portion of its Existing Term Loans timely submitted by any such Lender in accordance with the procedures set forth in the Term Extension Request, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and, if necessary, the other Loan Documents (each, a “Corrective Term Loan Extension Amendment”) within 15 days following the applicable Extension Date, which Corrective Term Loan Extension Amendment shall (i) provide for the conversion and extension of the applicable Extended Term Loans in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrower and such Lender may agree, and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16.

(i) This Section 2.16 shall supersede any provisions in Section 2.13 or Section 11.01 to the contrary. For the avoidance of doubt, no conversion of Existing Loans pursuant to any Extension Amendment in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

SECTION 2.17 Currency Equivalents.

(a) The Administrative Agent shall determine the Dollar Amount of each Revolving Credit Loan and L/C Obligation in respect of Letters of Credit denominated in an Alternative Currency or any other currency (other than Dollars) (i) as of the first day of each Interest Period applicable thereto and (ii) as of the end of each fiscal quarter of the Borrower, and shall promptly notify the Borrower and the Lenders of each Dollar Amount so determined by it. Each such determination shall be based on the Exchange Rate (x) on the date of the related Committed Loan Notice for purposes of the initial such determination for any applicable Revolving Credit Loan and (y) on the fourth Business Day prior to the date as of which such Dollar Amount is to be determined, for purposes of any subsequent determination.

(b) If after giving effect to any such determination of a Dollar Amount, the sum of the aggregate Outstanding Amount of the Revolving Credit Loans and the L/C Obligations exceeds the aggregate Revolving Credit Commitments then in effect by 5% or more, the Borrower shall, within five (5) Business Days of receipt of notice thereof from the Administrative Agent setting forth such calculation in reasonable detail, prepay the applicable outstanding Revolving Credit Loans or take other action as the Administrative Agent, in its discretion, may direct (including Cash Collateralization of the applicable L/C Obligations in amounts from time to time equal to such excess) to the extent necessary to eliminate any such excess.

SECTION 2.18 ~~SECTION 2.18~~ Defaulting Lenders. Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuers or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by an L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuers or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).

(iv) Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Pro Rata Share” of each Non-Defaulting Lender’s Revolving Credit Loans and L/C Obligations shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that Non-Defaulting Lender minus (2) the aggregate ~~Outstanding Amount of the Loans~~Revolving Credit Exposure of that Non-Defaulting Lender.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans of the applicable Facility and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share of the applicable Facility (without giving effect to Section 2.18(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

SECTION 3.01 Taxes. ~~.~~ Except as required by law, any and all payments by the Borrower (the term Borrower under Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, (i) taxes imposed on or measured by its net income (however denominated, and including branch profits and similar taxes), (ii) taxes imposed on or measured by its net income solely by reason of any connection between it and any jurisdiction other than by executing or entering into any Loan Document, receiving payments thereunder or having been a party to, performed its obligations under, or enforced, any Loan Document, (iii) franchise (and similar) taxes imposed on it in lieu of net income taxes, (iv) any taxes imposed in respect of an Assignee or other transferee pursuant to an assignment, participation or other transfer under Section 11.07 to the extent that, under applicable Laws in effect on the date of transfer, such tax is in excess of the tax that would have been applicable and indemnifiable by Borrower hereunder had such transferor not assigned its interest arising under any Loan Document (unless such assignment, transfer or participation is at the express written request of the Borrower), (v) U.S. federal withholding tax imposed pursuant to FATCA, (vi) amounts excluded pursuant to Section 3.01(f) hereto and (vii) any taxes imposed as a result of the failure of any Agent or Lender to comply with either the provisions of Section 3.01(b) and (c) (in the case of any Foreign Lender, as defined below) or the provisions of Section 3.01(e) (in the case of any U.S. Lender, as defined below) (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges and liabilities being hereinafter referred to as “Taxes”). If the Borrower is required by any Laws to deduct any Taxes or Other Taxes (as defined below) from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01(a)), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as practicable thereafter), the Borrower shall furnish to such Agent or Lender (as the case may be) the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt has been made available to the Borrower, or such other evidence of payment as is reasonably acceptable to such Agent or Lender. If the Borrower fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence that has been made available to the Borrower, the Borrower shall indemnify such Agent and such Lender for any incremental taxes, interest or penalties that may become payable by such Agent or such Lender arising out of such failure (excluding, however, any such incremental taxes, interest or penalties incurred as a result of the gross negligence or willful misconduct of the relevant Agent or Lender (as determined by a court of competent jurisdiction in a final and non-appealable judgment)). If the Borrower reasonably believes that any Taxes or Other Taxes it pays under this Section 3.01(a) were not correctly or legally imposed, the Agent and/or each affected Lender will use reasonable efforts to cooperate with the Borrower in pursuing a refund of such Taxes or Other Taxes so long as such efforts would not, in the sole determination of the Administrative Agent or affected Lender exercised in good faith, result in any additional costs, expenses or risks or be otherwise disadvantageous to it.

(b) Each Agent or Lender (including an Assignee to which a Lender assigns its interest in accordance with Section 11.07) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each a “Foreign Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent prior to the date on which the first payment is due to it hereunder, unless it is unable to do so solely as a result of a change in applicable Law after the initial Credit Extension on the Closing Date (or, in the case of an Incremental Term A Loan Lender, the Amendment No. 2 Effective Date), an accurate, complete and original signed (i) Internal Revenue Service Form W-8BEN, W-8BEN-E or successor form, as applicable, certifying that it is entitled to benefits under an income tax treaty to which the United States is a party that ~~reduces~~provides an exemption from or a reduction of the rate of U.S. federal withholding tax on payments of interest ~~to zero~~; (ii) Internal Revenue Service Form W-8ECI or successor form certifying that the income receivable pursuant to any Loan Document is effectively connected with the conduct of a trade or business in the United States; ~~or~~ (iii) if the Foreign Lender is ~~not (A) a bank~~claiming the benefits of the exemption for “portfolio interest” under Section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” described in Section 881(c)(3)(A) of the Code, ~~(B)~~ “a 10-percent shareholder” of the Borrower described in Section 871(h)(3)(B) of the Code, or ~~(C)~~ “a controlled foreign corporation ~~related to the Borrower~~ ” within the meaning of Section ~~864(d~~881(c)(3)(C) of the Code~~,~~ and (B) an Internal Revenue Service Form W-8BEN, W-8BEN-E or successor form ~~certifying that the Foreign Lender is not a United States person and a separate certification in the form attached hereto at Exhibit J that interest received by the Foreign Lender under any Loan Document qualifies as “portfolio interest” within the meaning of Section 881(c)(2) of the Code~~, as applicable, or (iv) to the extent a Foreign Lender is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Forms W-8ECI, W-8BEN or W-8BEN-E, as applicable, a certificate substantially in the form of Exhibit J-2 or J-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner.

(c) Thereafter and from time to time, each such Foreign Lender shall, unless it is unable to do so solely as a result of a change in applicable Law after the initial Credit Extension on the Closing Date (or, in the case of an Incremental Term A Loan Lender, the Amendment No. 2 Effective Date), other than in the case of clause (B) below~~)~~, (i) promptly submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available to secure an exemption from or reduction in the rate of U.S. withholding tax (A) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (B) after the occurrence of a change in the Foreign Lender’s circumstances requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent, and (C) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (ii) promptly notify the Borrower and the Administrative Agent of any change in the Foreign Lender’s circumstances which would modify or render invalid or inaccurate any claimed exemption or reduction.

(d) Each Agent and Lender (including, for the avoidance of doubt, “U.S. Lenders,” as defined below) agrees to all reasonable requests of the Borrower that each comply with any certification, identification, information, documentation or other reporting requirement if such compliance is required by Law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of any Taxes or Other Taxes for which a Lender or Agent receives indemnity payments or additional amounts pursuant to this Section 3.01; provided that no such Agent or Lender shall be required to comply unless (i) it is not prohibited by any applicable Law from complying, (ii) such compliance will not result in any prejudice to its interest (other than any de minimis prejudice), (iii) Borrower has provided the required forms or documentation to such Agent or Lender reasonably in advance of the deadline for the filing or submission of such forms or other documentation with such forms duly completed by the Borrower with such information available to the Borrower, and (iv) Borrower shall be responsible for all reasonable costs and expenses incurred by such Agent or Lender in connection with such compliance.

(e) Each Agent or Lender (including an Assignee to which a Lender assigns its interest in accordance with Section 11.07) that is a “United States person” (within the meaning of Section 7701(a)(3) of the Code) (each a “U.S. Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent an accurate, complete and original signed Internal Revenue Service Form W-9 or successor form certifying that such Agent or Lender is not subject to United States federal backup withholding tax (i) on or prior to the Closing Date (or on or prior to the date on which it becomes a party to this Agreement), (ii) on or before the date on which such form expires or becomes obsolete, (iii) after the occurrence of a change in the Agent’s or Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(f) Notwithstanding anything else herein to the contrary and for the avoidance of doubt, if a Lender or an Agent is subject to United States federal withholding tax at a rate in excess of zero percent at the time when such Lender or such Agent first becomes a party to this Agreement (or changes its place of organization or its place of doing business, or designates a new

Lending Office other than at the written request of the Borrower to change such Lending Office), such withholding tax (including additions to tax, penalties and interest imposed with respect to such withholding tax) shall be considered excluded from Taxes. Further, the Borrower shall not be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization or place of doing business of such Lender or Agent or a change in the Lending Office of such Lender (other than at the written request of the Borrower to change such Lending Office).

(g) ~~Notwithstanding anything else herein, the Borrower shall not be required pursuant to this Section 3.01 to pay any additional amount for or on an account of any United States tax imposed under FATCA, in respect of a payment made hereunder after December 31, 2013 that would not have been imposed but for a failure by the Lender or any other legal or beneficial holder or any foreign financial institution through which payments under this Agreement are made to comply with any applicable certification, documentation, information or other reporting requirement if such compliance is required by FATCA as a precondition to relief or exemption from such United States tax.~~If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(h) The Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document excluding, in each case, such amounts that result from an Assignment and Assumption, grant of a Participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document, except to the extent that any such change is requested or required in writing by the Borrower (all such non-excluded taxes described in this Section 3.01(h) being hereinafter referred to as “Other Taxes”).

(i) If any Taxes or Other Taxes are directly asserted against any Agent or Lender with respect to any payment received by such Agent or Lender in respect of any Loan Document, such Agent or Lender may pay such Taxes or Other Taxes and the Borrower will promptly pay such additional amounts so that each of such Agent and such Lender receives an amount equal to the sum that it would have received had no such Taxes or Other Taxes been asserted. Payments under this Section 3.01(i) shall be made within fifteen (15) Business Days after the date on which the Borrower receives written demand for payment from such Agent or Lender, such written demand shall include a copy of the notice of assessment or other evidence of the requirement to pay such amount received from the relevant taxing authority.

(j) An Assignee or Participant shall not be entitled to receive any greater payment under Section 3.01 than the applicable Lender would have been entitled to receive with respect to the interest subject to the Assignment or the participation sold to such Participant at the time of the Assignment or the sale of the Participation , unless the Assignment or the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(k) If any Lender or Agent determines, in its sole good faith discretion, that it has received or realized any refund, whether directly or through any reduction of, or credit against its tax liabilities due to such refund, which refund, reduction or credit is attributable to (in the good faith judgment of such Lender or Agent) Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it pursuant to this Section 3.01, such Lender of Agent shall promptly remit an amount equal to such refund or reduction or credit(but only to the extent of indemnity payments made, or additional amounts paid to the Lender or Agent under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund, reduction or credit plus any interest included in such amount by the relevant taxing authority attributable thereto) to the Borrower, net of all reasonable, documented out of pocket expenses of the Lender or Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such amount); provided that the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such amount to such party in the event such party is required to repay such amount to the relevant taxing authority. Such Lender or Agent, as the case may be, shall provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such amount received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential in its reasonable discretion). The parties hereto agree that any position taken on the tax returns of the Lender and Agent shall be within their sole good faith discretion and neither the Lender nor Agent shall be under any obligation to disclose any tax return or filing or related document to anyone as a result of this Section 3.01(k).

(l) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (h) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions) to mitigate the effect of any such event, including by designating another Lending Office for any Loan or Letter of Credit affected by such event and by completing and delivering or filing any tax related forms which would reduce or eliminate any amount of Taxes or Other Taxes required to be deducted or withheld or paid by Borrower; provided that such efforts are made on terms that, in the sole good faith judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal or regulatory disadvantage unless such disadvantage is de minimis, and provided further that nothing in this Section 3.01(l) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) or (h).

(m) The Borrower and Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.

(n) The Borrower hereby certifies to the Administrative Agent and the Lenders that the Term B Loans, the Term C Loans and the outstanding Incremental Term Loans incurred prior to the Amendment No. 2 Effective Date qualify as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). From and after the Amendment No. 2 Effective Date, the Borrower shall indemnify the Administrative Agent, and hold it harmless from, any and all losses, claims, damages, liabilities and related interest, penalties and expenses, including, without limitation, Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under the FATCA, the Term B Loans, the Term C Loans and the outstanding Incremental Term Loans incurred prior to the Amendment No. 2 Effective Date as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). The Borrower’s obligations hereunder shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender.

(o) The agreements in this Section 3.01 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.~~.~~

SECTION 3.02 ~~SECTION 3.02~~ Illegality. If after the Closing Date, any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund any Eurocurrency Rate Loans, or to determine or charge interest rates based upon the applicable Eurocurrency Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue any affected Eurocurrency Rate Loans or to convert Base Rate Loans to such Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (subject to Section 3.05) and shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, (i) if applicable, convert all then outstanding affected Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate) or (~~II~~ii) if applicable and such Loans are denominated in an Alternative Currency, to the extent the ~~applicable~~ Borrower and all Appropriate Lenders agree, convert such Loans to Loans bearing interest at an alternative rate mutually acceptable to the ~~applicable~~ Borrower and all of the Appropriate Lenders, in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

SECTION 3.03 ~~SECTION 3.03~~ Inability to Determine Rates. If the Required Lenders reasonably determine, in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, that by reason of any changes affecting the applicable interbank Eurocurrency market adequate and fair means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that deposits are not being offered to banks in the relevant interbank market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, in each case due to circumstances arising on or after the date hereof, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain any affected Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, subject to Section 3.05, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein (or, in the case of a pending request for a Loan denominated in an Alternative Currency, the Borrower and the Lenders may establish a mutually acceptable alternative rate).

SECTION 3.04 ~~SECTION 3.04~~ Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

(a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of make or making, funding or maintaining Eurocurrency Rate Loans or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes covered by Section 3.01, or which would have been so covered but for an exclusion included therein, (ii) the imposition of, or any change in the rate of, any taxes payable by such Lender, (iii) reserve requirements contemplated by Section 3.04(c) and (iv) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the Mandatory Cost, as calculated hereunder, does not represent the cost to such Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining of Eurocurrency Rate Loans, then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased costs actually incurred or reduction actually suffered or, if applicable, the portion of such cost that is not represented by the Mandatory Cost. At any time that any Eurocurrency Rate Loan is affected by the circumstances described in this Section 3.04(a), the Borrower may, subject to Section 3.05, either (i) if the affected Eurocurrency Rate Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower receives any such demand from such Lender or (ii) if the affected Eurocurrency Rate Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert such Eurocurrency Rate Loan into a Base Rate Loan, if applicable.

(b) If any Lender reasonably determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such corporation controlling such Lender could have achieved but for such introduction or change (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall promptly pay to such Lender such additional amounts as will reasonably compensate such Lender for such reduction actually suffered.

(c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided that the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice. Notwithstanding the foregoing, the Borrower shall not be required to compensate a Lender pursuant to this Section 3.04 for any increased costs incurred or reductions suffered more than one-hundred and twenty (120) days prior to the date that such Lender notifies the Borrower of such increased costs or reductions; provided that, if the Law giving rise to such increased costs or reductions is retroactive, then the one-hundred and twenty-day (120-day) period referred to above shall be extended to include the period of retroactive effect thereof.

(d) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(d) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

(e) Notwithstanding any other provision of this Section 3.04, no Lender shall demand compensation for any increased costs under this Section 3.04 if it shall not be the general policy or practice of such Lender to demand such compensation in similar circumstances and unless such demand is generally consistent with such Lender’s treatment of comparable borrowers of such Lender in the United States with respect to similarly affected commitments or loans.

(f) Notwithstanding anything in this Agreement to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change after the Closing Date in a requirement or interpretation of law or governmental rule, regulation or order, regardless of the date enacted, adopted, issued or implemented for all purposes under or in connection with this Agreement (including this Section 3.04 and Section 3.05).

SECTION 3.05 ~~SECTION 3.05~~ Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Eurocurrency Rate Loan or from fees payable to terminate the deposits from which such funds were obtained.

SECTION 3.06 Matters Applicable to All Requests for Compensation.

(a) Any Agent or Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Sections 3.01, ~~3.02, 3.03~~3.02 or ~~3.04,~~3.03, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one

Interest Period to another Eurocurrency Rate Loans, or to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue from one Interest Period to another any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s (i) Eurocurrency Rate Loans made in Dollars shall be automatically converted into Base Rate Loans and (ii) Eurocurrency Loans made in any Alternative Currency shall be prepaid, in each case, on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion or repayment required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

SECTION 3.07 Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may, ~~on~~upon written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 11.07(b) (at the sole cost and expense of the Borrower, including the payment of any processing or recordation fee by the Borrower in each instance) all of its rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver or amendment) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided further that (A) in the case of such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payment and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents. No such replacement shall be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof). Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as a L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 10.09.

(d) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 11.01 or all the Lenders with respect to a certain Class or Classes of the Loans and (iii) the Required Lenders (or, in the case of any such consent, waiver or amendment requiring the agreement of all the Lenders with respect to a certain Class of Loans, the Majority Lenders with respect to such Class) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”; provided that the term “Non-Consenting Lender” shall also include (x) any Lender that rejects (or is deemed to reject) an Extension Request under Section 2.16, which Extension Request has been accepted under Section 2.16 by at least the Majority Lenders of the respective Class of Existing Loans which are to be extended pursuant to such Extension Request and (y) any Lender that does not elect to become a Lender in respect of any Credit Agreement Refinancing Indebtedness pursuant to Section 2.15.

SECTION 3.08 ~~SECTION 3.08~~ Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

Conditions Precedent to Credit Extensions

SECTION 4.01 Conditions to Initial Credit Extension. The obligation of each Lender to make a Credit Extension hereunder on the Closing Date is subject to satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent or as provided in Schedule 6.12 (notwithstanding the provisions of Section 11.01):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) executed counterparts of the Amendment and Restatement Agreement and the Guaranty;

(ii) a Note executed by the Borrower in favor of each Lender that has requested a Note at least two Business Days in advance of the Closing Date;

(iii) each Collateral Document required to be executed on the Closing Date, duly executed by each Loan Party thereto, together with:

(A) certificates, if any, representing the Pledged Equity referred to therein and required therein to be delivered, accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt endorsed in blank;

(B) to the extent required under the Collateral and Guarantee Requirement, opinions of local counsel for the Loan Parties in states in which the Mortgaged Properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent; and

(C) evidence that all other actions, agreements, recordings and filings that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(iv) such certificates of good standing from the applicable secretary of the state of organization of each Loan Party, such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(v) (i) an opinion from Cleary Gottlieb Steen & Hamilton LLP, New York counsel to the Loan Parties substantially in the form of Exhibit H-1 and (ii) an opinion from Young Conaway Stargatt & Taylor, LLP, Delaware counsel to the Loan Parties substantially in the form of Exhibit H-2;

(vi) a certificate attesting to the Solvency of the Borrower and its Restricted Subsidiaries (taken as a whole) on the Closing Date after giving effect to the Transaction, from the Chief Financial Officer of the Borrower;

(vii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent has been named as loss payee and/or additional insured, as applicable, under each insurance policy with respect to such insurance as to which the Administrative Agent shall have requested to be so named;

(viii) a Committed Loan Notice and/or Letter of Credit Application, as applicable, relating to the initial Credit Extensions;

(ix) copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties; and

(x) an Intercompany Note duly executed by each Loan Party.

(b) All fees and expenses required to be paid to the Lenders and the Agents hereunder and invoiced on or before the Closing Date shall have been paid in full in cash or directed by the Borrower to be paid with the proceeds of the Term Loans or Revolving Credit Loans made on the Closing Date.

(c) The Joint Lead Arrangers shall have received on or prior to the Closing Date all documentation and other information reasonably requested in writing by them at least five Business Days prior to the Closing Date in order to allow the Arrangers and the Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

SECTION 4.02 Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

Representations and Warranties

The Borrower represents and warrants to the Agents and the Lenders that:

SECTION 5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Material Subsidiaries that are Restricted Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing (to the extent such concept exists), under the Laws of the jurisdiction of its incorporation or organization, (b) has all corporate or other organizational power and authority to (i) own its assets and carry on its business as currently conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in material compliance with all applicable Laws (including the USA Patriot Act, the FCPA and OFAC Regulations), writs, injunctions and orders, except in such instances in which such Law, writ, injunction or order is being contested in good faith by appropriate proceedings diligently conducted, and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case (other than clause (a) as it relates to the good standing of the Borrower) to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02 ~~SECTION 5.02~~ Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are within such Loan Party’s corporate and other powers and have been duly authorized by all necessary corporate or other organizational action. Neither the execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party will (a) contravene the terms of any of such Person’s Organization Documents or (b) violate any applicable material Law; except in the case of this clause (b)to the extent that such violation or contravention would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.03 ~~SECTION 5.03~~ Governmental Authorization. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, notices, filings or other actions which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations, notices, filings or other actions, the failure of which to obtain, take, give or make would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity, (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries (provided that, for the avoidance of doubt, no Loan Party shall have any obligation to create or perfect the Liens under foreign Laws).

SECTION 5.05 ~~SECTION 5.05~~ Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements and the Unaudited Financial Statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein and subject, in the case of the Unaudited Financial Statements, if any, to changes resulting from audit, normal year-end audit adjustments and the absence of footnotes.

(b) Since December 31, 2011, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(c) The forecast financial information of Holdings and its Subsidiaries for each fiscal year ending after the Closing Date until year end 2016, included in diligence and lender presentations provided to Administrative Agent prior to the Closing Date, have been prepared in good faith on the basis of the assumptions believed to be reasonable at the time made, it being understood that projections as to future events are not to be viewed as facts and actual results may vary materially from such forecasts.

SECTION 5.06 ~~SECTION 5.06~~ Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of the Restricted Subsidiaries that either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

SECTION 5.07 Ownership of Property; Liens. Each Loan Party and each of its Restricted Subsidiaries has good record and indefeasible title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for (i) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, (ii) Liens permitted by Section 7.01 and (iii) where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.08 Environmental Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Loan Party and each of its Restricted Subsidiaries is in compliance with all Environmental Laws in all jurisdictions in which each Loan Party and each of its Restricted Subsidiaries, as the case may be, is currently doing business (including having obtained all Environmental Permits) and (ii) none of the Loan Parties or any of their respective Restricted Subsidiaries has become subject to any pending Environmental Claim, or, to the knowledge of the Borrower, received written notice of any Environmental Claim.

(b) None of the Loan Parties or any of their respective Restricted Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly operated real estate or facility relating to its business in a manner that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.09 Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Holdings, the Borrower and its Subsidiaries have timely filed all Federal and state and other tax returns and reports required to be filed, and have timely paid all Federal and state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets, otherwise due and payable, showing on such returns, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, there is no action, suit, proceeding, investigation, audit or claim now pending or threatened by any authority regarding any taxes relating to Holdings, the Borrower and its Subsidiaries except as set forth on Schedule 5.09(a).

SECTION 5.10 ~~SECTION 5.10~~ ERISA Compliance.

(a) Except as set forth in Schedule 5.10(a) or as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan (and each related trust, insurance contract or fund) is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b) No ERISA Event has occurred and is continuing within the immediately preceding six (6) years that would reasonably be expected to result in a Material Adverse Effect.

(c) Except where noncompliance or the incurrence of a material obligation would not reasonably be expected to result in a Material Adverse Effect, each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders, and neither Holdings nor any Subsidiary has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan.

SECTION 5.11 Subsidiaries. As of the Closing Date, Schedule 5.11 sets forth (a) the name and jurisdiction of each Subsidiary, (b) the ownership interest of Holdings, the Borrower and any other Subsidiary in each Subsidiary, including the percentage of such ownership, and (c) the identity of each Subsidiary whose Equity Interests are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.

SECTION 5.12 ~~SECTION 5.12~~ Margin Regulations; Investment Company Act.

(a) No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U.

(b) No Loan Party is an “investment company” under the Investment Company Act of 1940, as amended.

SECTION 5.13 Disclosure. None of the factual information and data heretofore or contemporaneously furnished in writing by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make such factual information and data (taken as a whole), in the light of the circumstances under which it was delivered, not materially misleading as to the Borrower and its consolidated Subsidiaries taken together; it being understood that for purposes of this Section 5.13, such factual information and data shall not include projections and pro forma financial information or information of a general economic or general industry nature.

SECTION 5.14 ~~SECTION 5.14~~ Intellectual Property; Licenses, Etc. Each of the Loan Parties and their Restricted Subsidiaries owns, or has a valid license or right to use, all patents, patent rights, trademarks, service marks, trade names, copyrights, software, know-how database rights, licenses and other intellectual property rights (collectively, “IP Rights”), free and clear of all Liens (other than Liens permitted by Section 7.01), that are necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such rights, either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the operation of the respective businesses of any Loan Party or Restricted Subsidiary as currently conducted does not infringe upon, misappropriate or violate any rights held by any Person except for such infringements, misappropriations or violations individually or in the aggregate, that would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any IP Rights, is pending or, to the knowledge of the Borrower, threatened in writing against any Loan Party or Restricted Subsidiary, that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 5.15 ~~SECTION 5.15~~ Solvency. On the Closing Date, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

SECTION 5.16 OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director or officer thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

SECTION 5.17 Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their businesses in material compliance with the FCPA, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

SECTION 5.18 EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

ARTICLE VI

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted or (ii) Obligations under Secured Hedge Agreements and Cash Management Obligations) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized), the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of the Restricted Subsidiaries to:

SECTION 6.01 Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) within ninety (90) days after the end of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any going concern or like qualification or exception (other than with respect to or resulting from, (i) any potential inability to satisfy the financial covenant described in Section 8.01 in a future date or period or (ii) the fact that the final maturity date of any Loan or Commitment hereunder is less than one year after the date of such opinion) or any qualification or exception as to the scope of such audit;

(b) within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Holdings (commencing with the fiscal quarter ended March 31, 2013), a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Holdings as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP applicable to unaudited interim financial statements, subject only to changes resulting from audit, normal year-end adjustments and the absence of footnotes;

(c) within ninety (90) days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2013) of Holdings, a reasonably detailed consolidated budget for the following fiscal year as customarily prepared by management of Holdings for its internal use (including a projected consolidated balance sheet of Holdings and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”),which Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material; and

(d) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b), the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of Holdings and its Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of Holdings that holds all of the Equity Interests of Holdings or (B) Holdings’ or such entity’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of Holdings, such information is accompanied by consolidating information (which may be unaudited) that explains in reasonable detail the differences between the information relating to Holdings (or such parent), on the one hand, and the information relating to Holdings, the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception (other than with respect to, or resulting from, (i) any potential inability to satisfy the financial covenant described in Section 8.01 in a future date or period or (ii) the fact that the final maturity date of any Loan or Commitment hereunder is less than one year after the date of such opinion) as to the scope of such audit.

SECTION 6.02 ~~SECTION 6.02~~ Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) Business Days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings and, if such Compliance Certificate demonstrates an Event of Default specified in Section 9.01(b)(ii), Holdings may deliver, together with such Compliance Certificate, notice of its intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to Section 9.04; provided that the delivery of a Notice of Intent to Cure shall in no way affect or alter the occurrence, existence or continuation of any such Event of Default or the rights, benefits, powers and remedies of the Administrative Agent and the Lenders under any Loan Document;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Holdings files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02;

(c) promptly after the furnishing thereof, copies of any material statements or material reports furnished to any holder of any class or series of debt securities of any Loan Party having an aggregate outstanding principal amount greater than the Threshold Amount or pursuant to the terms of any Junior Financing Documentation or Qualified Holding Company Debt, in each case, so long as the aggregate outstanding principal amount thereunder is greater than the Threshold Amount and not otherwise required to be furnished to the Administrative Agent pursuant to any other clause of this Section 6.02;

(d) together with the delivery of the financial statements pursuant to Section 6.01(a) and the corresponding Compliance Certificate pursuant to Section 6.02(a), (i) a report setting forth the information required by Section 3.03(c) of the Security Agreement or confirming that there has been no change in such information since the Closing Date or the date of the last such report) and (ii) a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date or the date of the last such list; and

(e) promptly, such additional information regarding the operations, business affairs or financial condition of any Loan Party or any Material Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(a) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the

Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

SECTION 6.03 ~~SECTION 6.03~~ Notices. Promptly after a Responsible Officer obtaining actual knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default; and

(b) of, to the extent permissible by applicable law, (i) any dispute, litigation, investigation or proceeding between any Loan Party and any Governmental Authority, (ii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights, the occurrence of any noncompliance by any Loan Party or any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (iii) the occurrence of any ERISA Event that, in any such case, has resulted or would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer (x) that such notice is being delivered pursuant to Section 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the relevant Loan Party has taken and proposes to take with respect thereto.

SECTION 6.04 Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities in respect of material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (i) any such tax, assessment, charge or levy is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established, if required, in accordance with GAAP or (ii) the failure to pay or discharge the same would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Article VII and (b) take all reasonable action to maintain all corporate rights and privileges (including its good standing) except, in the case of clauses (a) or (b) (other than with respect to the preservation of the existence of the Borrower), (i) to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Article VII. The foregoing shall not restrict in any way any conversion of a corporation, a limited liability company or any other entity to a different legal form at any time.

SECTION 6.06 ~~SECTION 6.06~~ Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

SECTION 6.07 Maintenance of Insurance. Maintain with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance and at least in such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of its management) is reasonable prudent in light of the size and nature of its business and the availability of insurance on a cost-effective basis) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of its management) are reasonable and prudent in light of the size and nature of its business. If at any time any portion of a Mortgaged Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or any successor thereto or other applicable agency, the Borrower or the relevant Loan Party, as applicable, shall keep and maintain at all times flood insurance in an amount sufficient to comply with the rules and regulations promulgated under the National Flood Insurance Act of 1968 and Flood Disaster Protection Act of 1973, each as amended from time to time.

SECTION 6.08 ~~SECTION 6.08~~ Compliance with Laws. Comply in all material respects with the requirements of all Laws (including Environmental Laws, the USA Patriot Act, the FCPA and OFAC Regulations (including Sanctions administered or enforced thereunder) applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.09 ~~SECTION 6.09~~ Books and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in all material respects in conformity with GAAP, in which entries shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).

SECTION 6.10 Inspection Rights. Permit representatives of the Administrative Agent and of each Lender to visit and inspect any of its properties (subject to the rights of lessees or sublessees thereof and subject to any restrictions or limitations in the applicable lease, sublease or other written occupancy arrangement to which the Borrower or a Restricted Subsidiary is bound), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom (other than the records of the Board of Directors of such Loan Party or such Restricted Subsidiary) and to discuss its affairs, finances and accounts with its officers and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year absent the existence of an Event of Default and such exercise shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of its respective representatives) may do any of the foregoing as often as may be reasonably necessary at the expense of the Borrower at any time during normal business hours and upon reasonable advance written notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 6.11 ~~SECTION 6.11~~ Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) upon the formation or acquisition of any new direct or indirect wholly owned Material Domestic Subsidiary (in each case, other than an Unrestricted Subsidiary or an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 6.13 of any existing direct or indirect wholly owned Subsidiary as a Restricted Subsidiary and any wholly owned Domestic Subsidiary becoming a Material Domestic Subsidiary

(i) within sixty (60) days (or such greater number of days as specified below) after such formation, acquisition or designation (or such longer period as the Administrative Agent may agree in its sole discretion):

(A) cause each such Material Domestic Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Administrative Agent a description of the Material Real Properties owned by such Material Domestic Subsidiary in detail reasonably satisfactory to the Administrative Agent;

(B) within ninety (90) days in the case of documents listed in Section 6.12(b) after such formation, acquisition or designation, cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent Mortgages with respect to any Material Real Property, Security Agreement Supplements, Intellectual Property Security Agreements (other than in respect of copyrights) and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 6.12(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements (other than in respect of copyrights) and other Collateral Documents in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(C) cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing its Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness held by such Material Domestic Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Administrative Agent;

(D) within ninety (90) days in the case of documents listed in Section 6.12(b) after such formation, acquisition or designation, take and cause such Material Domestic Subsidiary and each direct or indirect parent of such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates to the extent certificated) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law),

(E) within sixty (60) days in the case of Intellectual Property Security Agreements in respect of U.S. copyright registrations and applications therefor, after such formation, acquisition or designation, cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent Intellectual Property Security Agreements in respect of such copyrights in form and substance consistent with the Intellectual Property Security Agreements in respect of copyrights in effect on the Closing Date, in each case granting Liens required by the Collateral and Guarantee Requirement, and

(ii) within sixty (60) days (or within ninety (90) days in the case of documents listed in Section 6.12(b)) after the reasonable request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its sole discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative

Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request; provided that, notwithstanding the foregoing, any such opinion shall not be required to be delivered prior to the expiration of the 60-day period specified in clause (i) above or, if earlier, the date on which the requirements specified in sub-paragraphs (A) through (D) of clause (i) above have been satisfied,

(b) after the Closing Date, within ninety (90) days (or such longer period as the Administrative Agent may agree in its sole discretion) after the acquisition of any Material Real Property by any Loan Party other than Holdings, and such Material Real Property shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, the Borrower shall give notice thereof to the Administrative Agent and promptly thereafter shall cause such Material Real Property to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in Section 6.12(b).

SECTION 6.12 ~~SECTION 6.12~~ Further Assurances and Certain Post-Closing Obligations. Subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitations in any Collateral Document:

(a) Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

(b) In the case of any Material Real Property, provide the Administrative Agent with Mortgages with respect to such owned real property within ninety (90) days (or such longer period as the Administrative Agent may agree in its sole discretion) of the acquisition of such real property in each case together with:

(i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements available in the applicable jurisdiction and in amount, reasonably acceptable to the Administrative Agent (not to exceed the value (as reasonably determined by the Borrower) of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, subject only to Liens permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably request and is available in the applicable jurisdiction;

(iii) opinions of local counsel for the Loan Parties in states in which the Material Real Properties are located, to the extent reasonably required by the Administrative Agent, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent; and

(iv) such other evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.

Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, the parties hereto acknowledge and agree that within the time periods set forth in Schedule 6.12, or within such longer period or periods that the Administrative Agent in its sole discretion may permit, the Loan Parties shall comply with the obligations set forth on Schedule 6.12.

SECTION 6.13 ~~SECTION 6.13~~ Designation of Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) other than for purposes of designating a Restricted Subsidiary as an Unrestricted Subsidiary that is a Securitization Subsidiary in connection with the establishment of a Qualified Securitization Financing, immediately after giving effect to such designation, the Borrower shall be in compliance with the financial covenant set forth in Article VIII (whether or not then in effect at such time) (calculated on a Pro Forma Basis) (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating satisfaction of such test) and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any Junior Financing. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time. Notwithstanding anything to the contrary, a Restricted Subsidiary shall not be permitted to be designated as an Unrestricted Subsidiary if such Subsidiary does not substantially concurrently constitute or will not substantially concurrently constitute an “Unrestricted Subsidiary” under the Existing Senior Secured Notes Indenture.

SECTION 6.14 ~~SECTION 6.14~~ Use of Proceeds. The proceeds of any Credit Extension will be used in a manner consistent with the uses set forth in the preliminary statements to this Agreement. The proceeds of any Incremental Term Loans will be used in a manner consistent with the uses set forth in the applicable Incremental Term Facility Amendment.

SECTION 6.15 Sanctions; Anti-Corruption Laws. Maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Loan Parties and their respective directors, officers and employees with (x) any OFAC Regulations and Sanctions controls and (y) the FCPA, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

ARTICLE VII

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Cash Management Obligations) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized), the Borrower shall not (and, solely with respect to Section 7.12, Holdings shall not), nor shall the Borrower permit any Restricted Subsidiaries to, directly or indirectly:

SECTION 7.01 Liens. Create, incur, assume or permit to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than the following:

(a) Liens created pursuant to any Loan Document;

(b) Liens existing on the date hereof; provided that any such Lien securing Indebtedness in excess of (x) $5,000,000 individually and (y) $25,000,000 in the aggregate (when taken together with all other Liens outstanding in reliance on this clause (b) that is not set forth on Schedule 7.01(b)) shall only be permitted in reliance on this clause (b) to the extent such Lien is listed on Schedule 7.01(b);

(c) Liens for taxes, assessments or governmental charges that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP;

(d) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course, so long as, in each case, such Liens arise in the ordinary course of business;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiaries;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements, covenants, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property that, in the aggregate, do not in any case materially and adversely interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and any other exception on the title polices issued in connection with the Mortgaged Property;

(h) Liens arising from judgments or orders for the payment of money not constituting an Event of Default under Section 9.01(g);

(i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (A) such Liens attach concurrently with or within two hundred and seventy (270) days after the completion of the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits and (C) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(j) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business (including the provision of software under an open source license) which do not (i) interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l) Liens (i) of a collection bank arising under applicable law, including the Uniform Commercial Code, on items in the course of collection, (ii) attaching to commodity or securities trading accounts or other commodities or securities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution

(including the right of set off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking or financial institution’s general terms and conditions;

(m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(j), Section 7.02(o) or Section 7.02(p), or other acquisition permitted hereunder, to be applied against the purchase price for such Investment or other acquisition or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, to the extent such Investment, other acquisition or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) Liens on property of any Restricted Subsidiary that is not a Loan Party (including any Foreign Subsidiary) securing Indebtedness incurred pursuant to Section 7.03(b), Section 7.03(g), Section 7.03(n) or Section 7.03(u);

(o) Liens in favor of Holdings, the Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(d);

(p) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.13), in each case after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(e), (g) or (u);

(q) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(s) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02 and reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(t) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(u) Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(v) (i) Liens placed upon the Equity Interests of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition or any other acquisition permitted hereunder to secure Indebtedness incurred pursuant to Section 7.03(g) in connection with such Permitted Acquisition or such other acquisition and (ii) Liens placed upon the assets of such Restricted Subsidiary and any of its Subsidiaries to secure Indebtedness (or to secure a Guarantee of such Indebtedness) incurred pursuant to Section 7.03(g) in connection with such Permitted Acquisition or such other acquisition;

(w) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(x) Liens arising from precautionary Uniform Commercial Code (or equivalent statutes) financing statement or similar filings;

(y) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(z) [Reserved];

(aa) Liens on the Securitization Assets arising in connection with a Qualified Securitization Financing;

(bb) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

(cc) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(dd) Liens (including Liens on cash collateral) securing letters of credit in a currency other than Dollars permitted under Section 7.03(p) in an aggregate amount at any time outstanding not to exceed $50,000,000;

(ee) Liens, including Liens on the Collateral that are junior in priority to the Liens securing the Obligations, securing Indebtedness permitted under Section 7.03(v); provided, that, (i) on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness the Senior Secured Net Leverage Ratio would be no greater than 5.0:1.0 and (ii) the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenant as of the end of the most recent Test Period (regardless of whether such Financial Performance Covenant is applicable at such time); provided, further that in the case of any Liens on the Collateral permitted under this clause (ee), the Administrative Agent shall enter into a collateral sharing agreement containing customary terms with the Borrower and the Person or Persons extending any such Indebtedness (it being understood that the terms of the Intercreditor Agreement are satisfactory);

(ff) the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i), (p), (v) and (ee) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03(e), and (B) proceeds and products thereof and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(gg) other Liens securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of $200,000,000 and 3.0% of Total Assets;

(hh) Liens on Collateral securing Indebtedness consisting of (i) Existing Senior Secured Notes, Permitted First Lien Debt and Permitted Junior Priority Debt (including Liens on cash or Cash Equivalents in connection with the issuance thereof into escrow) and (ii) any Permitted Refinancing thereof; provided the requirements of the respective such defined terms are satisfied; and

(ii) Liens on the Collateral securing Indebtedness permitted under Section 7.03; provided that (i) such Liens shall be subordinated and junior in priority to the Liens on the Collateral in favor of the Administrative Agent under the Collateral Documents, (ii) on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness (if such Liens attach at the time of the incurrence of such Indebtedness) or after giving effect to the attachment of the Liens (if such Liens are granted subsequently to the incurrence of the Indebtedness secured by such Liens), the Senior Secured Net Leverage Ratio would be no greater than 5.0:~~1.0 and~~1.0, (iii) ~~In the case of any Liens on the Collateral permitted under this clause (ii),~~the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenant as of the end of the most recent Test Period (regardless of whether such Financial Performance Covenant is applicable at such time) and (iv) the Administrative Agent shall enter into a collateral sharing agreement containing customary terms with the Borrower and the Person or Persons extending any such Indebtedness with such priority being on terms and pursuant to documentation reasonably satisfactory to the Administrative Agent (it being understood that the terms of the Intercreditor Agreement are satisfactory).

The expansion of obligations secured by Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 7.01.

SECTION 7.02 ~~SECTION 7.02~~ Investments. Make any Investments, except:

(a) Investments by the Borrower or any of the Restricted Subsidiaries in assets that were Cash Equivalents when such Investment was made;

(b) loans or advances to, or guarantees of Indebtedness of, officers, directors and employees of Holdings (or any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof; provided that the amount of such loans and advances used to acquire such Equity Interests shall be contributed to Holdings in cash) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding at any time under this clause (iii) not to exceed $15,000,000;

(c) asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property pursuant to joint arrangements with other Persons, in each case in the ordinary course of business;

(d) Investments (i) by any Loan Party in any other Loan Party, (ii) by any Non-Loan Party in any other Non-Loan Party that is a Restricted Subsidiary, (iii) by any Non-Loan Party in any Loan Party and (iv) by any Loan Party in any Non-Loan Party that is a Restricted Subsidiary; provided that (A) any such Investments made pursuant to this clause (iv) in the form of intercompany loans shall be evidenced by notes that have been pledged (individually or pursuant to a global note) to the Administrative Agent for the benefit of the Lenders (it being understood and agreed that any Investments permitted under this clause (iv) that are not so evidenced as of the Closing Date are not required to be so evidenced and pledged until the date that is ninety (90) days after the Closing Date) and (B) (I) the aggregate amount of Investments made pursuant to this clause (iv) shall not exceed at any time outstanding $325,000,000 (provided that Investments made pursuant to Section 7.02(d)(iv)) may also be made out of the Available Amount) (II) any such Investment constitutes an exchange of Equity Interests of such Restricted Subsidiary for Indebtedness of such Subsidiary (or vice versa) or an equity contribution of intercompany Indebtedness to such Non-Loan Party, (III) the proceeds of any such Investment is part of a series of transactions that results in such proceeds’ being paid to one or more Loan Parties (as a repayment of intercompany Indebtedness or as a dividend, distribution or other return of capital or otherwise) or invested in one or more Loan Parties or (IV) any such Investment consists of the contribution of Equity Interests of any other Restricted Subsidiary that is not a Loan Party so long as the Equity Interests of the transferee Restricted Subsidiary is pledged to secure the Secured Obligations;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(f) Investments consisting of Liens, Indebtedness (other than Indebtedness constituting Guarantees for the benefit of Business Successors), fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04, 7.05 and 7.06, respectively;

(g) Investments existing on the date hereof or made pursuant to legally binding written contracts in existence on the date hereof or contemplated on the date hereof and, in each case, set forth on Schedule 7.02(g) and any modification, replacement, renewal, reinvestment or extension of any of the foregoing; provided that the amount of any Investment permitted pursuant to this Section 7.02(g) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by this Section 7.02;

(h) Investments in Swap Contracts permitted under Section 7.03;

(i) promissory notes and other non-cash consideration received in connection with (x) Dispositions permitted by Section 7.05 or (y) any other disposition of assets not constituting a Disposition;

(j) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary of the Borrower (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this clause (j) (each, a “Permitted Acquisition”), to the extent required by the Collateral and Guarantee Requirement and the Collateral Documents, the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and each applicable Loan Party and any such newly created or acquired Subsidiary (and, to the extent required under the Collateral and Guarantee Requirement, the Subsidiaries of such created or acquired Subsidiary) shall be or become Guarantors and shall have complied or shall comply with the requirements of Section 6.11, within the times specified therein (for the avoidance of doubt, this clause (A) shall not override any provisions of the Collateral and Guarantee Requirement) and such acquired property, assets, business or Person is in a business permitted under Section 7.07;

(k) any Investment in a business permitted pursuant to Section 7.07 taken together with all other Investments made pursuant to this clause (k) that are at that time outstanding, not to exceed the greater of (x) $200,000,000 and (y) 4.0% of Total Assets at the time of such Investment; provided, however, that if any Investment pursuant to this clause (k) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (j) above and shall cease to have been made pursuant to this clause (k) for so long as such Person continues to be a Restricted Subsidiary;

(l) Investments in the ordinary course of business consisting of Uniform Commercial Code Article III endorsements for collection or deposit and Uniform Commercial Code Article IV customary trade arrangements with customers consistent with past practices;

(m) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(n) loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such direct or indirect parent) in accordance with Section 7.06(f) or (g);

(o) additional Investments (i) that taken together with all other Investments made pursuant to this clause (i) that are at that time outstanding, not to exceed the greater of $400,000,000 and 5.0% of Total Assets or (ii) out of the Available Amount;

(p) Investments in any Subsidiary or joint venture (regardless of the legal form) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (p) that are at that time outstanding, not to exceed in the aggregate at any time outstanding the greater of $75,000,000 and 1.0% of Total Assets;

(q) advances of payroll payments to employees in the ordinary course of business;

(r) Investments to the extent that payment for such Investments is made solely with Equity Interests of Holdings (or of any direct or indirect parent of Holdings after a Qualifying IPO of such direct or indirect parent);

(s) Investments held by a Restricted Subsidiary acquired after the Closing Date or of a Person merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(t) Guarantees by the Borrower or any of the Restricted Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(u) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(v) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts;

(w) Investments by any Loan Party in any Restricted Subsidiary that is not a Loan Party in the ordinary course of business for working capital purposes in an aggregate amount at any time outstanding not to exceed $75,000,000;

(x) (i) Investments in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing; provided, however, that any such Investment in a Securitization Subsidiary is in the form of a contribution of additional Securitization Assets or as equity, and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing; and

(y) Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment made pursuant to clauses (d)(iv), (j), (o) or (p) of this Section 7.02.

SECTION 7.03 ~~SECTION 7.03~~ Indebtedness. Create, incur, assume or permit to exist any Indebtedness, provided that the Borrower may incur Indebtedness and any Restricted Subsidiary may incur Indebtedness (x) if the Interest Coverage Ratio for the most recently ended Test Period immediately preceding the date on which such additional Indebtedness is incurred would not be less than 2.0:1.0, determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), and (y) the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenant as of the end of the most recent Test Period (regardless of whether such Financial Performance Covenant is applicable at such time), in each case, as if the additional Indebtedness had been incurred and the application of the proceeds therefrom had occurred at the beginning of such Test Period; provided that Restricted Subsidiaries that are Non-Loan Parties may not incur Indebtedness pursuant to the foregoing exception in an aggregate principal amount (taken together with all other Indebtedness of Restricted Subsidiaries that are Non-Loan Parties incurred in reliance on Section 7.03(h)) at any time outstanding in excess of $250,000,000, determined at the time of incurrence. Except as otherwise noted, the limitations set forth in the immediately preceding sentence shall not apply to any of the following items:

(a) Indebtedness of the Borrower and the Restricted Subsidiaries under the Loan Documents (including any Indebtedness incurred pursuant to Sections 2.14, 2.15 and 2.16);

(b) (i) Indebtedness existing on the date hereof; provided that any Indebtedness that is in excess of (x) $5,000,000 individually or (y) $25,000,000 in the aggregate (when taken together with all other Indebtedness outstanding in reliance on this clause (b) that is not set forth on Schedule 7.03(b)) shall only be permitted under this clause

(b) to the extent such Indebtedness is set forth on Schedule 7.03(b) and any Permitted Refinancing of such Indebtedness referred to in this clause (i) and (ii) intercompany Indebtedness outstanding on the date hereof;

(c) Guarantees by the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any of the Restricted Subsidiaries otherwise permitted hereunder (except that a Restricted Subsidiary that is a Non-Loan Party may not, by virtue of this Section 7.03(c), Guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 7.03); provided that (A) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d) Indebtedness of the Borrower or any of the Restricted Subsidiaries owing to Holdings, the Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that all such Indebtedness incurred by any Loan Party and owed to any Restricted Subsidiary that is a Non-Loan Party shall be subordinated to the Obligations on customary terms (it being understood and agreed that any Indebtedness permitted under this clause (d) that is not already subordinated on such terms as of the Closing Date shall not be required to be so subordinated until the date that is ninety (90) days after the Closing Date);

(e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) to finance the purchase, lease or improvement of property (real or personal), equipment or other assets that in each case are used or useful in a business permitted under Section 7.07, whether through the direct purchase of assets or the Equity Interests of any Person owning such assets, (ii) Attributable Indebtedness arising out of sale and lease back transactions and (iii) Indebtedness arising under Capitalized Leases other than those in effect on the date hereof or entered into pursuant to subclauses (i) and (ii) of this clause (e), and in each case, any Permitted Refinancing in respect thereof; provided that the aggregate principal amount of all Indebtedness incurred or issued and outstanding under this clause (e), shall not exceed the greater of $150,000,000 and 3.0% of Total Assets (in each case, determined at the date of incurrence) at any one time outstanding;

(f) Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks and not for speculative purposes and Guarantees thereof;

(g) Indebtedness of the Borrower or any Restricted Subsidiary (i) assumed in connection with any Permitted Acquisition or (ii) incurred to finance a Permitted Acquisition, in each case, that is unsecured or secured only by the assets or business acquired in the applicable Permitted Acquisition (including any acquired Equity Interests) (and any Permitted Refinancing of the foregoing) and so long as the aggregate principal amount of such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof at any time outstanding pursuant to this paragraph (g) does not exceed the greater of $125,000,000 and 2.5% of Total Assets;

(h) (i) Indebtedness of the Borrower or any Restricted Subsidiary (A) assumed in connection with any Permitted Acquisition or any other acquisition permitted pursuant to Section 7.02 or (B) incurred to finance a Permitted Acquisition or any other acquisition permitted pursuant to Section 7.02; provided that, in the case of clauses (A) and (B), after giving effect thereto, (I) either (x) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first sentence of Section 7.03 or (y) the Interest Coverage Ratio for the Borrower (determined on a Pro Forma Basis) is equal to or greater than the Interest Coverage Ratio immediately prior to such acquisition and (II) the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenant as of the end of the most recent Test Period; provided, further, that Restricted Subsidiaries that are Non-Loan Parties may not incur Indebtedness pursuant to this clause (h) in an aggregate principal amount (when taken together with all other Indebtedness of Restricted Subsidiaries that are Non-Loan Parties incurred in reliance on the first sentence of Section 7.03) at any one time outstanding in excess of $250,000,000; and (ii) and any Permitted Refinancing in respect of Indebtedness previously incurred and permitted pursuant to this clause (h).

(i) Indebtedness representing deferred compensation to employees of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;

(j) Indebtedness to current or former officers, directors, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect parent thereof) permitted by Section 7.06;

(k) Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(l) Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Original Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(m) Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof;

(n) Indebtedness of the Borrower or any Restricted Subsidiary

(i) in an aggregate principal amount or liquidation preference up to 100.0% of the amount of any capital contributions or Net Cash Proceeds from Permitted Equity Issuances (or issuances of debt securities that have been converted into or exchanged for Qualified Equity Interests) (other than Permitted Equity Issuances made pursuant to Section 9.04(a)) received or made by the Borrower (or any direct or indirect parent thereof and contributed by such parent to the Borrower) during the period from and including the Business Day immediately following the Closing Date (as determined in accordance with clause (iv) of the definition of “Available Amount”) and Permitted Refinancings of such Indebtedness incurred, issued or otherwise obtained to refinance (in whole or in part) such Indebtedness (minus the amount of any such capital contributions used to make Restricted Payments pursuant to Section 7.06); and

(ii) in an aggregate principal amount not to exceed the greater of $350,000,000 and 5.0% of Total Assets at any time outstanding; provided that the amount of such Indebtedness incurred by Restricted Subsidiaries that are Non-Loan Parties shall not exceed the greater of $300,000,000 and 4.5% of Total Assets at any time outstanding;

(o) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p) Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;

(q) obligations in respect of self-insurance and performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(r) Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse (except for Standard Securitization Undertakings) to the Borrower or any of the Restricted Subsidiaries;

(s) Indebtedness of the Borrower (which may be guaranteed by one or more Guarantors) in respect of one or more series of senior unsecured notes or loans or senior secured notes or loans that will be secured by the Collateral (A) on a pari passu basis with the Liens securing the Obligations or (B) on a subordinated or junior basis to the Liens securing the Obligations, in each case that are issued or made in lieu of Incremental Revolving Credit Loans,

Revolving Credit Commitment Increases, Incremental Term Loans and/or Term Commitment Increases pursuant to an indenture, a note purchase agreement, a loan agreement or otherwise and Permitted Refinancings thereof (the “Additional Notes”); provided that (1) the scheduled amortization applicable to such Additional Notes shall not exceed 1% per annum of the original aggregate principal amount of the respective Additional Notes at any time prior to the then Latest Maturity Date under this Agreement, (2) such Additional Notes shall constitute either Permitted First Lien Debt, Permitted Junior Priority Debt or Permitted Unsecured Debt and shall meet the relevant requirements of such respective definition, (3) such Additional Notes are not scheduled to mature prior to the Latest Maturity Date then in effect, (4) the aggregate principal amount of all Incremental Revolving Credit Facilities, Incremental Term Facilities and Additional Notes that can be incurred ~~after the Closing Date would not exceed (x) $500,000,000 plus (y) an additional amount to the extent that the Senior Secured First-Lien Net Leverage Ratio (treating all such Incremental Revolving Credit Facilities, Incremental Term Facilities and Additional Notes as Senior Secured First-Lien Indebtedness solely for purposes of calculating such Senior Secured First-Lien Net Leverage Ratio even if such Indebtedness would not otherwise constitute Senior Secured First-Lien Indebtedness) on a Pro Forma Basis after giving effect to the incurrence of any such proposed Additional Notes and any related transactions (treating any proposed Incremental Revolving Credit Facilities and Additional Notes that are “revolving” in nature as fully drawn, but not including the proceeds of any proposed Incremental Revolving Credit Facilities, Incremental Term Facilities and Additional Notes in the amount of cash to be netted in calculating such ratio) would be less than or equal to 4.0:1.0 as of the end of the most recently ended Test Period~~at any time shall not, at such time, exceed the Incremental Cap at such time, (5) at the time of such incurrence (except in the case of any extension, renewal, refinancing or replacement thereof that does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, renewed, refinanced or replaced) and immediately after giving effect thereto, the Borrower shall be in pro forma compliance with the Financial Performance Covenant as of the end of the most recent Test Period (regardless of whether such Financial Performance Covenant is applicable at such time), (6) such Additional Notes shall not be subject to any Guarantee by any Restricted Subsidiary other than a Loan Party, (7) no Event of Default would exist immediately after giving effect to such incurrence and (8) the documentation with respect to any Additional Notes contains no mandatory prepayment, repurchase or redemption provisions except with respect to change of control and asset sale offers that are customary for high yield notes of such type;

(t) Indebtedness consisting of the Existing Notes and any Permitted Refinancings thereof;

(u) Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (u) and then outstanding, does not exceed $100,000,000;

(v) Permitted Junior-Priority Debt or Permitted Unsecured Debt incurred for the purpose of financing, or funding dividends to Holdings to finance, the redemption, repurchase or other retirement of the Existing 2016 Notes and any Permitted Refinancing thereof;

(w) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (v) above and (x) through (cc) below;

(x) Guarantees incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees and sublicensees;

(y) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary consisting of the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(z) Indebtedness in respect of (i) Permitted Subordinated Notes to the extent the Net Cash Proceeds therefrom are, except as set forth in Section 7.11(a), immediately after the receipt thereof, offered to prepay the Term Loans in accordance with Section 2.05(b) and (ii) any Permitted Refinancing in respect of Indebtedness previously incurred and permitted pursuant to this clause (z);

(aa) (i) Indebtedness that qualifies as Permitted First Lien Debt under clause (B)(ii) of the definition thereof, Permitted Junior Priority Debt under clause (ii) of the definition thereof, or Permitted Unsecured Debt under clause (ii) of the definition thereof; and (ii) any Permitted Refinancing in respect of Indebtedness previously incurred and permitted pursuant to this Section 7.03(aa); provided, that (A) upon the incurrence of any Indebtedness pursuant to this Section 7.03(aa), all repayments and commitment reductions required by Sections 2.05(b)(iv), 2.05(b)(viii) and 2.06(d) shall be made and (B) no Event of Default would exist immediately after giving effect to such incurrence;

(bb) Indebtedness supported by a Letter of Credit, in principal amount not in excess of the stated amount of such Letter of Credit; and

(cc) Indebtedness of the Borrower or any Restricted Subsidiary undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (b) through (cc) above, the Borrower may, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred on such date in reliance only on the exception in clause (a) of Section 7.03.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed an incurrence of Indebtedness for purposes of this Section 7.03.

SECTION 7.04 ~~SECTION 7.04~~ Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) Holdings or any Restricted Subsidiary may merge or consolidate with the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that (x) the Borrower shall be the continuing or surviving Person, (y) such merger or consolidation does not result in the Borrower ceasing to be incorporated under the Laws of the United States, any state thereof or the District of Columbia and (z) in the case of a merger or consolidation of Holdings with and into the Borrower, no Existing 2016 Notes shall remain outstanding at the time of such merger or consolidation, Holdings shall have no direct Subsidiaries at the time of such merger or consolidation other than the Borrower and, after giving effect to such merger or consolidation, the direct parent of the Borrower shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent;

(b) (i) any Restricted Subsidiary that is a Non-Loan Party may merge or consolidate with or into any other Restricted Subsidiary of the Borrower that is a Non-Loan Party, (ii) any Restricted Subsidiary may merge or consolidate with or into any other Restricted Subsidiary of the Borrower that is a Loan Party, (iii) any merger the sole purpose of which is to reincorporate or reorganize a Loan Party in another jurisdiction in the United States shall be permitted (provided that the surviving Person shall be a Loan Party) and (iv) any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Subsidiaries and not materially disadvantageous to the Lenders;

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party or (ii) to the extent constituting an Investment or giving rise to the incurrence of Indebtedness, such Investment must be a permitted Investment in or such Indebtedness must be Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

(d) so long as no Default exists or would result therefrom, the Borrower may merge with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (D) each Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate, if requested by the Administrative Agent, and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement;

(e) so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge or consolidate with any Person other than the Borrower (i) in order to effect an Investment permitted pursuant to Section 7.02 or (ii) for any other purpose; provided that (A) the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11; and (B) in the case of subclause (ii) only, (1) if the merger or consolidation involves a Guarantor and such Guarantor is not the surviving Person, the surviving Restricted Subsidiary shall expressly assume all the obligations of such Guarantor under this Agreement and the other Loan Documents to which the Guarantor is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and (2) the Borrower shall be in compliance with the financial covenant set forth in Article VIII to the extent then applicable (calculated on a Pro Forma Basis); and

(f) a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05.

SECTION 7.05 Dispositions. Make any Disposition, except:

(a) Dispositions of obsolete, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries;

(b) Dispositions of inventory and goods held for sale in the ordinary course of business and Dispositions of immaterial assets (including failing to pursue or allowing any registrations or any applications for registration of any IP Rights to lapse or go abandoned in the ordinary course of business if, in the Borrower’s reasonable opinion, such discontinuance is desirable in the conduct of its business);

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d) (i) Dispositions of property to Holdings, the Borrower or a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (A) the transferee thereof must be a Loan Party or (B) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02; and (ii) Dispositions to Holdings, the Borrower or a Restricted Subsidiary constituting debt forgiveness;

(e) (i) Dispositions permitted by Sections 7.02, 7.04 and 7.06, Liens permitted by Section 7.01 and (ii) Dispositions of property by the Borrower or a Restricted Subsidiary pursuant to sale-leaseback transactions;

(f) Dispositions of Cash Equivalents;

(g) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business;

(h) transfers of property subject to Casualty Events;

(i) Dispositions not otherwise permitted under this Section 7.05; provided that (A) the Borrower or Restricted Subsidiary, as the case may be, receives consideration at the time of such Disposition at least equal to the fair market value (such fair market value to be determined in good faith by the Borrower at the time of contractually agreeing to such Disposition) and (B) with respect to any Disposition pursuant to this clause (i) for a purchase price in excess of $75,000,000, the Borrower or any of the Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents); provided, however, that for the purposes of this clause (i), the following shall be deemed to be cash:

(A) any liabilities (as shown on Holdings’, the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that (x) are assumed by the transferee with respect to the applicable Disposition or (y) that are otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to the Borrower or its Restricted Subsidiaries) and, in each case, for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing,

(B) any securities, notes or other obligations received by the Borrower or the applicable Restricted Subsidiary from such transferee that are converted by such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition,

(C) Indebtedness of any Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of such Disposition (other than intercompany debt owed to the Borrower or any Restricted Subsidiary), to the extent that the Borrower and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Disposition and

(D) (i) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, as determined by the Borrower in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (D) that is at that time outstanding, not in excess of 5.0% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration, (ii) any Investment received by the Borrower or a Restricted Subsidiary that is treated as an Investment pursuant to Section 7.02(k), (o) or (p) or (iii) any Investment that the Borrower shall designate, solely for the purposes of this Section 7.05(i) as a Restricted Payment pursuant to Section 7.06(n), in each case with the fair market value of each item of Designated Non-Cash Consideration, Investment or Restricted Payment being measured at the time received and without giving effect to subsequent changes in value;

(j) Dispositions listed on Schedule 7.05(j) (“Scheduled Dispositions”);

(k) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(l) Dispositions, discounts or forgiveness of accounts receivable in connection with the collection or compromise thereof;

(m) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(n) to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Borrower or any of its Restricted Subsidiaries that is not in contravention of Section 7.07;

(o) the unwinding of any Swap Contract;

(p) any Disposition of Securitization Assets to a Securitization Subsidiary;

(q) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(r) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law; ~~and~~

(s) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable~~.~~; and

(t) Dispositions to Restricted Subsidiaries in connection with the internal business restructuring, which was described to the Joint Lead Arrangers prior to the Amendment No. 2 Effective Date.

To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 7.06 Restricted Payments. Pay or make, directly or indirectly, any Restricted Payment, except:. ~~Pay or make, directly or indirectly, any Restricted Payment, except:~~ each Restricted Subsidiary may make Restricted Payments to the Borrower and to its other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any of its other Restricted Subsidiaries and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) the Borrower may (i) redeem in whole or in part any of its Equity Interests for another class of Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests, provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests redeemed thereby or (ii) the Borrower and each of its Restricted Subsidiaries may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person; provided that after giving effect to any action pursuant to clause (i) and (ii) above, the same percentage of the Equity Interests of the Borrower or the respective Restricted Subsidiary are pledged pursuant to the Collateral Documents as were so pledged immediately prior thereto;

(c) [Reserved];

(d) to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02, 7.04, 7.08 or 7.11;

(e) repurchases of Equity Interests in Holdings deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding taxes on such repurchases;

(f) so long as no Event of Default has occurred and is continuing at such time, the Borrower may pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdings (or of any such direct or indirect parent of Holdings) by any future, present or former employee, director, consultant or distributor (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of Holdings (or any direct or indirect parent company of the Borrower) or any of its Subsidiaries so long as such purchase is pursuant to an in accordance with the terms of any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director or consultant of Holdings (or any direct or indirect parent of Holdings) or any of its Subsidiaries;

(g) the Borrower may make Restricted Payments to Holdings or to any direct or indirect parent of Holdings:

(i) the proceeds of which will be used to pay the tax liability to each foreign, federal, state or local jurisdiction in respect of consolidated, combined, unitary or affiliated returns for such jurisdiction of Holdings (or such direct or indirect parent) attributable to the Borrower or its Subsidiaries determined as if the Borrower and its Subsidiaries filed separately;

(ii) the proceeds of which shall be used to pay operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, attributable to the ownership or operations of the Borrower and its Subsidiaries;

(iii) the proceeds of which shall be used to pay franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;

(iv) to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) the Borrower shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Restricted Subsidiary or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or a Restricted Subsidiary in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.11;

(v) the proceeds of which shall be used to pay costs, fees and expenses (other than to Affiliates) related to any equity or debt offering permitted by this Agreement (whether or not successful); and

(vi) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(h) the Borrower or any of the Restricted Subsidiaries may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(i) Restricted Payments may be made to Holdings to finance (a) the redemption, repurchase or other retirement of the Existing 2016 Notes and (b) any regularly scheduled principal and interest and mandatory prepayments, fees and expenses payable in respect of the Existing 2016 Notes;

(j) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration (i) such payment would have complied with the provisions of this Agreement and (ii) no Event of Default occurred and was continuing;

(k) the declaration and payment of dividends on the Borrower’s common stock following the first public offering of the Borrower’s common stock (or the payment of dividends to any direct or indirect parent company of the Borrower to fund a payment of dividends on such company’s common stock), or the common stock of any of its direct or indirect parents after the Closing Date, of up to 6% per annum of the net proceeds received by or contributed to the Borrower in or from any such public offering, other than public offerings with respect to the Borrower’s common stock registered on Form S-4 or Form S-8;

(l) payments made or expected to be made by the Borrower or any of the Restricted Subsidiaries in respect of withholding or similar Taxes payable by any of their respective future, present or former employees, directors, managers or consultants (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) and any repurchases of their respective Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options;

(m) [Reserved];

(n) other Restricted Payments (i) in an aggregate amount, together with the aggregate amount of (1) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings made pursuant to Section 7.11(a)(iv)(A), (2) loans and advances to Holdings or any direct or indirect parent of Holdings made pursuant to Section 7.02(n) in lieu of Restricted Payments permitted by this clause (n)(i) and (3) Investments designated by the Borrower as a Restricted Payment pursuant to Section 7.05(i)(D), not to exceed the greater of (x) $175,000,000 and (y) (so long as at the time of incurrence and after giving Pro Forma Effect thereto, the Total Net Leverage Ratio would not exceed 6.0:1.0) 3.0% of Total Assets and (ii) out of the Available Amount; and

(o) beginning on the fifth anniversary of the date of issuance of any Qualified Holding Company Debt, the Borrower may pay dividends to Holdings the proceeds of which are promptly applied by Holdings to fund cash interest payments on Qualified Holding Company Debt, so long as on a Pro Forma Basis after giving effect to the payment of such dividends (i) the Senior Secured First-Lien Net Leverage Ratio for the most recently ended Test Period would not be greater than 4.5:1.0 and (ii) the Interest Coverage Ratio for the most recently ended Test Period would not be less than 1.75:1.0.

SECTION 7.07 ~~SECTION 7.07~~ Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by Holdings, the Borrower and the Restricted Subsidiaries on the Closing Date or any business reasonably related or ancillary thereto or reasonable extensions thereof.

SECTION 7.08 Transactions with Affiliates. Enter into any transaction or series of related transactions of any kind with any Affiliate of the Borrower, involving aggregate payments or consideration in excess of $35,000,000, whether or not in the ordinary course of business, other than:

(a) transactions between or among Holdings, the Borrower or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(b) transactions on terms not materially less favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c) the Transaction;

(d) the issuance of Equity Interests not prohibited under this Agreement;

(e) the payment of management, monitoring and other fees to the Sponsor Group in an aggregate amount in any fiscal year not to exceed the amount permitted to be paid pursuant to the Sponsor Management Agreement as in effect on the date hereof and any Sponsor Termination Fees not to exceed the amount set forth in the Sponsor Management Agreement as in effect on the date hereof and related indemnities and reasonable expenses;

(f) Investments permitted under Section 7.02;

(g) employment and severance arrangements between the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(h) payments by the Borrower (and any direct or indirect parent thereof) and its Restricted Subsidiaries pursuant to the tax sharing agreements among the Borrower (and any such direct or indirect parent thereof) and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;

(i) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Borrower and the Restricted Subsidiaries or any direct or indirect parent of the Borrower in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;

(j) any agreement, instrument or arrangement as in effect as of the Closing Date and, to the extent involving aggregate consideration in excess of $5,000,000 individually or $25,000,000 in the aggregate, set forth on Schedule 7.08 and any amendment to any of the foregoing (so long as any such amendment is not disadvantageous to the Lenders when taken as a whole in any material respect as compared to the applicable agreement as in effect on the Closing Date as reasonably determined in good faith by the Borrower);

(k) Restricted Payments permitted under Section 7.06;

(l) customary payments by the Borrower and any of the Restricted Subsidiaries to the Sponsor Group made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures);

(m) transactions in which the Borrower or any of the Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (b) of this Section 7.08;

(n) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower, any of its Subsidiaries or any direct or indirect parent thereof;

(o) investments by the Sponsor Group in securities of the Borrower or any of the Restricted Subsidiaries so long as (A) the investment is being offered generally to other investors on the same or more favorable terms and (B) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities;

(p) any Disposition of Securitization Assets or related assets in connection with any Qualified Securitization Financing;

(q) (i) payments, Indebtedness (and cancellation of any thereof) of the Borrower and the Restricted Subsidiaries and preferred stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of Holdings (or any direct or indirect parent thereof), the Borrower or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, (ii) any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and (iii) any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) that are, in each case, approved by the Borrower in good faith;

(r) (i) tax sharing agreements among one or more of the Borrower, the Subsidiaries of the Borrower, the Borrower’s direct or indirect parent and such parent’s other Subsidiaries and payments thereunder by the Borrower and its Subsidiaries on customary terms to the extent attributable to the ownership and operations of the Borrower and its Subsidiaries and (ii) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Borrower in an officer’s certificate) for the purposes of improving the consolidated tax efficiency of the Borrower and its Subsidiaries and not for the purpose of circumventing any provision of this Agreement; provided that, prior to entering into a tax sharing agreement described in clause (i) or a transaction described in clause (ii), the Borrower has obtained the written consent of the Administrative Agent, such consent not to be unreasonably withheld; and

(s) any transition services arrangement, supply arrangement or similar arrangement entered into in connection with or in contemplation of the Disposition of assets or Equity Interests in any Restricted Subsidiary permitted under Section 7.05 or entered into with any Business Successor, in each case, that the Borrower determines in good faith is either fair to the Borrower or otherwise on customary terms for such type of arrangements in connection with similar transactions.

SECTION 7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary that is a Non-Loan Party to make Restricted Payments to any Loan Party or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which:

(i) (A) exist on the date hereof and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (B) to the extent Contractual Obligations permitted by clause (A) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation;

(ii) (A) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary and (B) any permitted modification, replacement, renewal, extension or refinancing of such Contractual Obligation so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation; provided that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.13;

(iii) represent Indebtedness of a Restricted Subsidiary which is a Non-Loan Party which is permitted by Section 7.03;

(iv) arise in connection with any Lien permitted by Section 7.01(u), any Disposition permitted by Section 7.05 (but only as to the assets subject to such Disposition);

(v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business;

(vi) are customary restrictions contained in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(vii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(b)(i), 7.03(e), 7.03(g), 7.03(h), 7.03(n), 7.03(r), 7.03(u) or 7.03(v) to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Indebtedness incurred pursuant to Section 7.03(g) or 7.03(h) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness;

(viii) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary;

(ix) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(x) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(xi) are customary restrictions contained in any documentation governing the Indebtedness permitted under Section 7.03(s) and (aa); and

(xii) relate to cash or other deposits permitted under Section 7.01.

SECTION 7.10 Accounting Changes. Make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 7.11 ~~SECTION 7.11~~ Prepayments, Etc. of Indebtedness.

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest and mandatory prepayments shall be permitted) any Permitted Subordinated Notes (collectively, the “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) the refinancing thereof with the Net Cash Proceeds of any Permitted Refinancing, to the extent not required to prepay any Term Loans pursuant to Section 2.05(b) or the prepayment thereof with Retained Declined Proceeds, (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents, (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to owed to Holdings, the Borrower or a Restricted Subsidiary or the prepayment of any Permitted Subordinated Notes issued by the Borrower or any Restricted Subsidiary to Holdings, the Borrower or any Restricted Subsidiary and the prepayment of Permitted Subordinated Notes with the proceeds of other Permitted Subordinated Notes, (iv) so long as no Default shall have occurred and be continuing or would result therefrom, prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity (A) in an aggregate amount, together with the aggregate amount of (1) Restricted Payments made pursuant to Section 7.06(n)(i) and (2) loans and advances to Holdings made pursuant to Section 7.02(n), not to exceed the sum of the greater of $175,000,000 and 2.5% of Total Assets and (B) out of the Available Amount and (v) any such Indebtedness if (after giving effect to such prepayment, redemption, purchase or defeasance) the Senior Secured First-Lien Net Leverage Ratio is not greater than 4.0:1.0 and the Total Net Leverage Ratio is not greater than 4.5:1.0.

(b) Amend, modify or change in any manner materially adverse to the interests of the Lenders, any term or condition of any Junior Financing Documentation in respect of any Junior Financing having an outstanding principal amount greater than $50,000,000 (other than as a result of any Permitted Refinancing of such Indebtedness in respect thereof) without the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed).

SECTION 7.12 ~~SECTION 7.12~~ Holdings. In the case of Holdings, conduct, transact or otherwise engage in any business or operations other than:

(i) those incidental to its ownership of the Equity Interests of the Borrower;

(ii) the maintenance of its legal existence and general operating (including the ability to incur fees, costs and expenses relating to such maintenance and general operating including professional fees for legal, tax and accounting issues);

(iii) the performance of its obligations, including the incurrence of liabilities, with respect to the Existing 2016 Notes, the Loan Documents, any Permitted Subordinated Notes, any Qualified Holding Company Debt or the Merger Agreement and the other agreements contemplated by the Merger Agreement,

(iv) any public offering of its common stock or any other issuance of its Equity Interests or any corporate transaction permitted under Section 7.04,

(v) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of its Subsidiaries and guaranteeing the obligations of its Subsidiaries or its direct or indirect parent companies;

(vi) any transaction that Holdings is permitted to enter into or consummate under this Article VII and any transaction between Holdings and the Borrower or any Restricted Subsidiary permitted under this Article VII, including:

(A) making any dividend or distribution or other transaction similar to a Restricted Payment not prohibited by Section 7.06 (or the making of a loan to any direct or indirect parent of Holdings in lieu of any such dividend or distribution or other transaction similar to a Restricted Payment) or holding any cash received in connection with Restricted Payments made by the Borrower in accordance with Section 7.06 pending application thereof by Holdings in the manner contemplated by Section 7.06 (including the redemption in whole or in part of any of its Equity Interests (other than Disqualified Equity Interests) in exchange for another class of Equity Interests (other than Disqualified Equity Interests) or rights to acquire its Equity Interests (other than Disqualified Equity Interests) or with proceeds from substantially concurrent equity contributions or issuances of new shares of its Equity Interests (other than Disqualified Equity Interests));

(B) making any Investment to the extent (1) payment therefor is made solely with the Equity Interests of Holdings (other than Disqualified Equity Interests ), the proceeds of Restricted Payments received from the Borrower and/or proceeds of the issuance of, or contribution in respect of the, Equity Interests (other than Disqualified Equity Interests ) of Holdings and (2) any property (including Equity Interests ) acquired in connection therewith is contributed to the Borrower or a subsidiary Guarantor (or, if otherwise permitted by Section 7.02, a Restricted Subsidiary) or the Person formed or acquired in connection therewith is merged with the Borrower or a Restricted Subsidiary; and

(C) the (w) provision of guarantees in the ordinary course of business in respect of obligations of the Borrower or any of its Subsidiaries to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners; provided, for the avoidance of doubt, that such guarantees shall not be in respect of debt for borrowed money, (x) incurrence of Indebtedness of Holdings representing deferred compensation to employees, consultants or independent contractors of Holdings and unsecured Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the retirement, acquisition, repurchase, purchase or redemption of Equity Interests of Holdings, (y) incurrence of guarantees and the performance of its other obligations in respect of Indebtedness incurred pursuant to Section 7.03(a) or Section 7.03(aa) (and any Permitted Refinancings thereof) and (z) granting of Liens to the extent the Indebtedness contemplated by subclause (y) is permitted to be secured under Sections 7.01(a), (gg), and (hh);

(vii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, or any direct or indirect parent of Holdings and its Subsidiaries;

(viii) holding any cash or property received in connection with Restricted Payments made by the Borrower or any Restricted Subsidiary in accordance with Section 7.06 pending application thereof by Holdings,

(ix) providing indemnification to officers and directors of Holdings or any of its direct or indirect parent companies;

(x) conducting, transacting or otherwise engaging in any business or operations of the type that it conducts, transacts or engages in on the Closing Date;

(xi) provide Guarantees of any direct or indirect parent company of Holdings or any Business Successor; and

(xii) activities incidental to the businesses or activities described in the foregoing clauses (i) through (xi);

provided, that notwithstanding the foregoing, Holdings shall not create or acquire (by way of merger, consolidation or otherwise) any material direct Subsidiaries other than the Borrower or any holding company for the Borrower.

SECTION 7.13 ~~SECTION 7.13~~ Principal Domestic Properties. For so long as the Existing 2016 Notes are outstanding, and notwithstanding anything to the contrary set forth in this Agreement, permit any Material Domestic Subsidiary that is a Restricted Subsidiary to create or acquire (by way of merger, consolidation or otherwise) any Principal Domestic Property unless such entity already holds a Principal Domestic Property.

SECTION 7.14 Sanctions. Directly or indirectly, use the proceeds of any Borrowing or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner, in each case, that will result in a violation by an individual or entity (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

SECTION 7.15 Anti-Corruption Laws. Directly or indirectly use the proceeds of any Borrowing or Letter of Credit for any purpose which would breach the FCPA, the UK Bribery Act 2010, and/or other similar anti-corruption legislation in other jurisdictions.

ARTICLE VIII

Financial Covenant

~~SECTION 8.01 Financial Covenant.~~

SECTION 8.01 ~~(a) If on the last day of any Test Period (beginning with the Test Period ending on March 31, 2013) the sum of (x) all Revolving Credit Loans and Swing Line Loans outstanding on such date, (y) the Outstanding Amount of any L/C Obligations attributable to Letters of Credit that guarantee, directly or indirectly, Financial Indebtedness on such date (except to the extent, with respect to any such Letter of Credit, that (1) 101% of the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or (2) the beneficiary or ultimate beneficiary and the obligations supported thereby are identical to another outstanding and earlier issued Letter of Credit) and (z) the Outstanding Amount of any L/C Obligations attributable to Letters of Credit that do not guarantee, directly or indirectly, Financial Indebtedness on such date (except to the extent, with respect to any such Letter of Credit, that (1) 101% of the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or (2) the beneficiary or ultimate beneficiary and the obligations supported thereby are identical to another outstanding and earlier issued Letter of Credit) in excess of $50,000,000 (and only to the extent of such excess), shall exceed 20% of the Revolving Credit Commitments in effect as of such date (after giving effect to any Incremental Revolving Credit Facilities or Revolving Credit Commitment Increase then in effect) , the Borrower shall not permit the Senior Secured First-Lien Net Leverage Ratio as of such day to be greater than the ratio set forth below opposite such day:~~Financial Covenant. (a) The Borrower shall not permit the Total Net Leverage Ratio as of the last day of any fiscal quarter of the Borrower for which financial statements have been or are required to have been delivered pursuant to Section 6.01(a) or (b), as applicable, to be greater than 4.50:1.00.

~~Fiscal Year~~	~~March 31~~	~~June 30~~	~~September 30~~	~~December 31~~
~~2013~~	~~5.50:1.00~~	~~5.50:1.00~~	~~5.50:1.00~~	~~5.50:1.00~~
~~2014~~	~~5.00:1.00~~	~~5.00:1.00~~	~~5.00:1.00~~	~~5.00:1.00~~
~~2015~~	~~4.50:1.00~~	~~4.50:1.00~~	~~4.50:1.00~~	~~4.50:1.00~~
~~2016 and thereafter~~	~~4.00:1.00~~	~~4.00:1.00~~	~~4.00:1.00~~	~~4.00:1.00~~

(b) Notwithstanding the foregoing, in the event of a Material Travel Event Disruption, the foregoing financial covenant shall be suspended (a “Covenant Suspension”)

with respect to the period (a “Covenant Suspension Period”) from and after the last date of the quarter in which such Material Travel Event Disruption occurs until the last date of the second succeeding quarter (unless during such Covenant Suspension Period a separate and distinct Material Travel Event Disruption occurs, in which case a new Covenant Suspension Period shall run from and after the last date of the quarter in which such subsequent Material Travel Event Disruption occurred until the last date of the second succeeding quarter) (in each case, the “Covenant Resumption Date”). From and after the Covenant Resumption Date, compliance with the foregoing financial covenant shall be measured by substituting the Consolidated EBITDA during the quarter immediately preceding the quarter in which the relevant Travel Event occurred for (i) the Consolidated EBITDA of the quarter in which such Travel Event occurred or such Material Travel Event Disruption existed and (ii) in either case, the Consolidated EBITDA of the next succeeding two quarters, in any case subject to customary seasonal adjustments.

(c) Notwithstanding any other provisions of this Agreement, if, at any time during any period in which the foregoing financial covenant is suspended in connection with a Material Travel Event Disruption, the Borrower is not then in compliance with such covenant (were such covenant not then suspended), then, for so long as (but only so long as) such non-compliance exists, (a) the Borrower shall not be permitted to make Restricted Payments to Holdings to fund dividends or other payments (other than ordinary course expense reimbursement payments) to the Sponsor Group and (b) the Borrower and its Restricted Subsidiaries shall not be permitted to make Permitted Acquisitions or any Investments in the Sponsor Group or any member of the Sponsor Group (except that the Borrower and the Restricted Subsidiaries may consummate Permitted Acquisitions and Investments pursuant to binding commitments in existence at or prior to the date on which the relevant Covenant Suspension Period began), unless, at the time of making any such Permitted Acquisition or Investment (on a Pro Forma Basis after giving effect thereto), the sum of (i) the amount of unutilized Revolving Credit Commitments plus (ii) the amount of cash and Cash Equivalents then held by Holdings, the Borrower and the Restricted Subsidiaries is no less than $100,000,000.

ARTICLE IX

Events of Default and Remedies

SECTION 9.01 Events of Default. Each of the events referred to in clauses (a) through (~~m~~j) of this Section 9.01 shall constitute an “Event of Default”:

(a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document or (iii) when and as required to be paid herein, any amount required to be prepaid and/or Cash Collateralized pursuant to the second sentence of Section 2.05(b)(iv); or

(b) Specific Covenants. The Borrower or, in the case of Section 7.12, Holdings, fails to perform or observe any term, covenant or agreement contained in:

(i) any of Sections 6.03(a) or 6.05(a) (solely with respect to the Borrower) or Article VII; or

(ii) Article VIII and such failure shall not have been remedied pursuant to Section 9.04 on or prior to the Cure Expiration Date; provided, that an Event of Default under this clause (ii) shall not constitute an Event of Default for purposes of any Term Loan (other than an Incremental Term A Loan) unless and until (x) a period of 30 consecutive days has elapsed since the first date on which the Revolving Credit Lenders and/or the Incremental Term A Loan Lenders, as applicable, would be entitled under this Agreement to declare (A) all outstanding obligations under the Revolving Credit Facility and/or (B) all outstanding Incremental Term A Loans, as applicable, to be immediately due and payable as a result of the Borrower’s failure to perform or observe any term, covenant or agreement contained in Article VIII and (y) at the end of such 30 consecutive day period the Revolving Credit Lenders and/or the Incremental Term A Loan Lenders, as applicable, have actually declared all such obligations to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before such date; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 9.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof from the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty or certification made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount (individually or in the aggregate with all other Indebtedness as to which such a failure shall exist) of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Agreements, termination events or equivalent events pursuant to the terms of such Swap Agreements), the effect of which default or other event is to cause such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided further that such failure is unremedied and is not waived by the holders of such Indebtedness; or

(f) Insolvency Proceedings, Etc. Holdings, the Borrower or any Specified Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or any Loan Party or any Restricted Subsidiary admits in writing its inability to pay its debts (other than any intercompany debt) in excess of the Threshold Amount as they become due; or

(g) Judgments. There is entered against Holdings, the Borrower or any Specified Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in unsatisfied liability of Holdings, the Borrower or their respective ERISA Affiliates in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (ii) Holdings, the Borrower or their respective ERISA Affiliates fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, or (iii) with respect to a Foreign Plan a termination, withdrawal or noncompliance with applicable law or plan terms or termination, withdrawal or other event similar to an ERISA Event occurs with respect to a Foreign Plan that would reasonably be expected to result in a Material Adverse Effect; or

(i) Invalidity of Collateral Documents. (A) Any material provision of any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations (other than contingent indemnification obligations as to which no claim has been asserted, Obligations under Secured Hedge Agreements and Cash Management Obligations), ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Collateral Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the

Aggregate Commitments), or purports in writing to revoke or rescind any Collateral Document; (B) any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.11 shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create, or any Lien purported to be created by any Collateral Document shall be asserted in writing by any Loan Party not to be, a valid and perfected lien, with the priority required by the Collateral Documents (or other security purported to be created on the applicable Collateral) on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or failed to acknowledge coverage, or (C) any of the Equity Interests of the Borrower ceasing to be pledged pursuant to the Security Agreement free of Liens other than Liens created by the Security Agreement or any nonconsensual Liens arising solely by operation of Law or as otherwise permitted hereunder; or

(j) Change of Control. There occurs any Change of Control.

SECTION 9.02 ~~SECTION 9.02~~ Remedies Upon Event of Default. ~~(a)~~ (a) If any Event of Default occurs and is continuing (other than an Event of Default under Section 9.01(b)(ii) unless the conditions in the proviso contained therein have been satisfied), the Administrative Agent shall, at the request of the Required Lenders, take any or all of the following actions:

(i) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iv) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that, upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

(b) Subject to the proviso in Section 9.02(a), if any Event of Default under Section 9.01(b)(ii) occurs and is continuing, the Administrative Agent shall, at the request of the Required Revolving Credit Lenders, take any or all of the following actions:

(i) declare the commitment of each Revolving Credit Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Revolving Credit Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document under or in respect of the Revolving Credit Facilities to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii) require that the Borrower Cash Collateralize the then Outstanding Amount of all L/C Obligations; and

(iv) exercise on behalf of itself and the Revolving Credit Lenders all rights and remedies available to it and the Revolving Credit Lenders under the Loan Documents or applicable Law, in each case under or in respect of the Revolving Credit Facilities.

(c) Subject to the proviso in Section 9.02(a), if any Event of Default under Section 9.01(b)(ii) occurs and is continuing, the Administrative Agent shall, at the request of the Required Incremental Term A Loan Lenders, take any or all of the following actions:

(i) declare the commitment of each Incremental Term A Loan Lender to make Incremental Term A Loans to be terminated, whereupon such commitments shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Incremental Term A Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document under or in respect of the Incremental Term A Loans to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(iii) exercise on behalf of itself and the Incremental Term A Loan Lenders all rights and remedies available to it and the Incremental Term A Loan Lenders under the Loan Documents or applicable Law, in each case under or in respect of the Incremental Term A Loans.

SECTION 9.03 ~~SECTION 9.03~~ Application of Funds. (a) After any exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02(a)), any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 11.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 11.05 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and L/C Borrowings, the Swap Termination Value under Secured Hedge Agreements and the Cash Management Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to the payment of all other Secured Obligations of the Loan Parties and Guarantors that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law; provided, in each case, that for the avoidance of doubt, in no event shall the proceeds of any Collateral pledged by a Guarantor be applied to payment of any Excluded Swap Obligations (as defined in the Security Agreement) of such Guarantor.

(b) Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth in Section 9.03(a) above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth in Section 9.03(a) above and, if no Obligations remain outstanding, to the Borrower.

SECTION 9.04. Right to Cure. (a) Notwithstanding anything to the contrary contained in Section 9.01, in the event that the Borrower fails (or, but for the operation of this Section 9.04, would fail) to comply with the financial covenant set forth in Article VIII and until the expiration of the tenth (10th) Business Day after the date on which financial statements are required to be delivered pursuant to Section 6.01(a) or (b), as applicable, with respect to the applicable fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) hereunder (such date, the “Cure Expiration Date”), the Borrower may engage in a Permitted Equity Issuance and apply the amount of the net cash proceeds thereof to increase Consolidated EBITDA with respect to such applicable quarter; provided that such net cash proceeds (i) are actually received by the Borrower no later than ten (10) Business Days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder, (ii) are Not Otherwise Applied and disregarded for purposes of calculating the Available Amount, (iii) do not exceed the aggregate amount necessary to comply with Article VIII for any applicable period, and (iv) shall not result in any pro forma reduction in Indebtedness for the purposes of determining compliance with the financial covenant set forth in Article VIII for the fiscal quarter in which such Permitted Equity Issuance is made. If, after giving effect to the foregoing increase to Consolidated EBITDA, the Borrower shall then be in compliance with the requirements of Article VIII, the Borrower shall be deemed to have satisfied such requirements as of the relevant date of determination with the same effect as though there had been (or would have been) no failure to comply therewith at such date, and the failure to comply that occurred (or would have occurred) shall be deemed cured for purposes of this Agreement. The parties hereby acknowledge that this Section 9.04(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to Article VIII and shall not result in any adjustment to any amounts (including, without limitation, Consolidated Senior Secured First-Lien Indebtedness) other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence.

(b) (i) In each period of four fiscal quarters, ~~(i)~~ there shall be at least two (2) fiscal quarters in which no cure set forth in Section 9.04(a) is made and (ii) during the term of this Agreement, the cure set forth in Section 9.04(a) shall not be exercised more than five times.

(c) Notwithstanding anything to the contrary contained in Section 9.01, in the event that the Borrower fails (or, but for the operation of this Section 9.04, would fail) to comply with the financial covenant set forth in Article VIII, the Borrower may cure such failure by repaying Revolving Credit Loans and Swing Line Loans and Cash Collateralizing 101% of the Outstanding Amount of all L/C Obligations no later than ten (10) Business Days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder. Upon the effectiveness of such repayment and/or Cash Collateralization (i) the failure to comply with the financial covenant set forth in Article VIII that occurred (or would have occurred) shall be deemed cured for purposes of this Agreement and (ii) if prior to such time the Revolving Credit Lenders have declared all outstanding obligations under the Revolving Credit Facilities to be immediately due and payable solely as a result of such failure to comply with Article VIII, such declaration shall be deemed to be automatically rescinded at such time.

ARTICLE X

Administrative Agent and Other Agents

SECTION 10.01 Appointment and Authorization of Agents.

(a) Each Lender and each L/C Issuer hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article X and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank and/or Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing (if then in effect, subject to the terms of any Intercreditor Agreement) any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article X (including Section 10.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Agents to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

SECTION 10.02 ~~SECTION 10.02~~ Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact including for the purpose of any Borrowing or payment in Alternative Currencies, such sub-agents as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The exculpatory provisions of this Article shall apply to any such sub-agent and to any Agent-Related Person, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

SECTION 10.03 ~~SECTION 10.03~~ Liability of Agents.

(a) No Agent-Related Person shall (x) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (y) be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.01 or (z) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party, any Guarantor or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder.

(b) No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

(c) No Agent-Related Person shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.

(d) No Agent-Related Person shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrower or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(e) No Agent-Related Person shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing.

SECTION 10.04 ~~SECTION 10.04~~ Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 10.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article IX; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

SECTION 10.06 ~~SECTION 10.06~~ Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

SECTION 10.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 10.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 10.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. The undertaking in this Section 10.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

SECTION 10.08 ~~SECTION 10.08~~ Agents in their Individual Capacities. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties, the Guarantors and their respective Affiliates as though Bank of America were not the Administrative Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party, any Guarantor or any of their Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party, such Guarantor or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.

SECTION 10.09 ~~SECTION 10.09~~ Successor Agents. The Administrative Agent may resign as the Administrative Agent upon at least thirty (30) days’ prior written notice to the Lenders and the Borrower. If the Administrative Agent is in material breach of its obligations hereunder as Administrative Agent, then the Administrative Agent may be removed as the Administrative Agent at the request of the Required Lenders. If at any time, the Administrative Agent is a Defaulting Lender, the Administrative Agent may be removed as the Administrative Agent hereunder by the Borrower upon fifteen (15) days’ notice to the Lenders. Such removal shall take effect upon the appointment of a successor Administrative Agent as provided below.

Upon receipt of any such notice of resignation or upon such removal, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be (a) a bank with an office in the United States or an Affiliate of any such bank with an office in the United States, and (b) consented to by the Borrower at all times other than during the existence of an Event of Default under Section 9.01(f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed).

If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, then the retiring Administrative Agent may appoint, after consulting with the Lenders and with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower’s consent shall not be required during the existence of an Event of Default under Section 9.01(f) or (g)), a successor agent, which shall be a bank with an office in the United States or an Affiliate of any such bank with an office in the United States, from among the Lenders.

Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent (except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent) and the term “Administrative Agent,” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) Business Days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security as nominee until such time as a successor Administrative Agent is appointed) and the Required Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

Upon the acceptance of any successor’s appointment as the Administrative Agent hereunder and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring (or retired) Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.

The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article X shall continue in effect for its benefit, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section 10.09 shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

SECTION 10.10 ~~SECTION 10.10~~ Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 10.11 [Reserved]

SECTION 10.12 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “co-documentation agent”, “joint bookrunner”, “joint lead arranger” or “co-manager” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 10.13 Appointment of Supplemental Administrative Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article X and of Sections 11.04 and 11.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

ARTICLE XI

Miscellaneous

SECTION 11.01 Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment, modification, supplement or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or, with the written consent of the Required Lenders, the Administrative Agent) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent and each such waiver, amendment, modification, supplement or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, modification, supplement, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or 2.08 to any Lender without the written consent of such Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document to any Lender without the written consent of such Lender directly and adversely affected thereby, it being understood that any change to the definitions of Interest Coverage Ratio, Total Net Leverage Ratio, Senior Secured Net Leverage Ratio or Senior Secured First-Lien Net Leverage Ratio or, in each case, in the component definitions thereof shall not constitute a reduction in the rate of interest; provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) change the definition of “Required Lenders” without the written consent of each Lender; change any provision of this Section 11.01, the definition of “Pro Rata Share” or Section 2.05(b)(v)(Y), 2.06(c), 2.13 or 9.03 without the written consent of each Lender directly and adversely affected thereby;

(e) other than in a transaction permitted under Section 7.04 or Section 7.05, or as permitted under Section 11.15 or any Collateral Document, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender (other than a Defaulting Lender);

(f) other than in a transaction permitted under Section 7.04 or Section 7.05, or as permitted under Section 11.15 or any Collateral Document, release all or substantially all of the aggregate value of the Guarantees without the written consent of each Lender (other than a Defaulting Lender);

(g) change the currency in which any Loan is denominated without the written consent of the Lender holding such Loans; or

(h) require any Lender to make available Interest Periods longer than six months without the written consent of each Lender.

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lenders in addition to the Lenders required above, affect the rights or duties of the Swing Line Lenders under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 11.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (v) the consent of Lenders holding more than 50% of any Class of Commitments shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in respect of payments hereunder in a manner different than such amendment affects other Classes; ~~and~~ (vi) only the consent of the Required Revolving Credit Lenders shall be necessary to amend the definition of “Required Revolving Credit Lenders” ~~or~~; (vii) only the consent of the Required Incremental Term A Loan Lenders shall be necessary to amend the definition of “Required Incremental Term A Loan Lenders”; (viii) only the consent of the Required Pro Rata Lenders shall be necessary to amend the definition of “Required Pro Rata Lenders”; and (ix) only the consent of the Required Pro Rata Lenders shall be necessary to amend or waive the terms and provisions (and related definitions) of Article VIII or waive, amend, terminate or otherwise modify Article VIII with respect to the occurrence of an Event of Default.~~.~~ Any such waiver and any such amendment, modification or supplement in accordance with the terms of this Section 11.01 shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Agents and all future holders of the Loans and Commitments. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders. Furthermore, notwithstanding anything to the contrary contained in this Section 11.01, the Administrative Agent and the Borrower may amend any Loan Document to correct technical administrative or manifest errors or omissions, or to effect administrative changes that are not adverse to any Lender; provided, however, that no such amendment shall become effective until the fifth Business Day after it has been posted to the Lenders, and then only if the Required Lenders have not objected in writing thereto within such five (5) Business Day period.

Notwithstanding the foregoing, any Intercreditor Agreement may be amended (or amended and restated, with only the written consent of the Administrative Agent, any Senior Representatives thereunder and the Borrower, and without the consent of any Lenders to add the Senior Representatives of any Permitted First Priority Refinancing Debt or any Permitted Second Priority Refinancing Debt as parties to such Intercreditor Agreement, it being understood that any such amendment, modification or supplement may make such other changes to the applicable Intercreditor Agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing; provided, that such other changes are not adverse, in any material respect, to the interests of the Lenders, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

Notwithstanding anything to the contrary contained in Section 11.01, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects, (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents, (iv) to include “parallel debt” or similar provisions, and any authorizations or granting of powers by the Lenders and the other Secured Parties in favor of the Administrative Agent, in each case required to create in favor of the Administrative Agent any security interest contemplated to be created under this Agreement, or to perfect any such security interest, where the Administrative Agent shall have been advised by its counsel that such provisions are necessary or advisable under local law for such purpose.

SECTION 11.02 ~~SECTION 11.02~~ Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic communication (including electronic mail address, FpML messaging, and Internet or intranet websites), and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic communication (including electronic mail address, FpML messaging, and Internet or intranet websites) or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic communication (including electronic mail address, FpML messaging, and Internet or intranet websites) or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic ~~mail~~communication (including electronic mail address, FpML messaging, and Internet or intranet websites) (which form of delivery is subject to the provisions of Section 11.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuers and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

(c) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 11.03 ~~SECTION 11.03~~ No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 11.04 Attorney Costs and Expenses. The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Syndication Agent, each Co-Documentation Agent and the Joint Lead Arrangers for all reasonable and documented out of pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of White & Case LLP and one local and foreign counsel in each relevant jurisdiction and, in the case of an actual conflict of interest, one additional counsel to the affected parties taken as a whole, and (b) to pay or reimburse the Administrative Agent, each other Agent and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of counsel to the Administrative Agent). The foregoing costs shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 11.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 11.04 shall be paid promptly following receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party or such Guarantor by the Administrative Agent in its sole discretion.

SECTION 11.05 ~~SECTION 11.05~~ Indemnification by the Borrower. The Borrower shall indemnify and hold harmless the Administrative Agent, each Lender, the Joint Lead Arrangers, the Joint Bookrunners, the L/C Issuers and their respective Affiliates, directors, officers, employees, agents, trustees or advisors (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, reasonable and documented or invoiced out-of-pocket fees and expenses, and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (but limited, in the case of Attorney Costs, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant jurisdiction, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole) (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, including the Administrative Agent’s performance of duties under

Section 2.11, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability arising out of the activities or operations of the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or Related Indemnified Person, as determined by a court of competent jurisdiction in a final and non-appealable judgment, (y) a material breach of any obligations under any Loan Document by such Indemnitee or Related Indemnified Person, as determined by a court of competent jurisdiction in a final and non-appealable judgment, or (z) any dispute that is among Indemnitees (other than any dispute involving claims against the Administrative Agent, any Arranger or any other Agent, the Swing Line Lender or any L/C Issuer, in each case in their respective capacities as such) that a court of competent jurisdiction has determined in a final and non-appealable judgment did not involve actions or omissions of any direct or indirect parent or controlling person of the Borrower or their Subsidiaries. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement unless determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 11.05 shall be paid within 30 days after written demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final, non-appealable judgment of a court of competent jurisdiction that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 11.05. The agreements in this Section 11.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

SECTION 11.06 ~~SECTION 11.06~~ Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required

(including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

SECTION 11.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor Holdings may, except as permitted by Section 7.04, assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except in accordance with this Section 11.07 (and any other attempted assignment or transfer by any party hereto shall be null and void); provided, however, that notwithstanding the foregoing, no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (i) or (ii) a natural person. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 11.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent (except with respect to assignments to competitors of the Borrower) not to be unreasonably withheld or delayed, it being understood that the Borrower shall have the right to delay or withhold its consent if, in order for such assignment to comply with applicable Law, the Borrower would be required to obtain the consent of, or make a filing or registration with, a Governmental Agency) of:

(A) the Borrower, provided that no consent of the Borrower shall be required (i) for an assignment of all or a portion of the Term Loans (other than Incremental Term A Loans) to a Lender, an Affiliate of a Lender~~, an Approved Fund or (ii~~ or an Approved Fund, (ii) for an assignment of all or a portion of the Incremental Term A Loans to an Incremental Term A Loan Lender or an Affiliate of an Incremental Term A Loan Lender, (iii) for an assignment of all or a portion of the Revolving Commitments and/or Revolving Credit Exposure to a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender or (iv) if an Event of Default under Section 9.01(a) or, solely with respect to the Borrower, Section 9.01(f) or (g) has occurred and is continuing, any Assignee;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to another Lender, an Affiliate of a Lender or an Approved Fund;

(C) each Principal L/C Issuer at the time of such assignment, provided that no consent of the Principal L/C Issuers shall be required for any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure or any assignment to an Agent or an Affiliate of an Agent; and

(D) in the case of any assignment of any of the Revolving Credit Facility, the Swing Line Lender; provided that no consent of the Swing Line Lender shall be required for any assignment to an Agent or an Affiliate of an Agent.

Notwithstanding anything in this Section 11.07 to the contrary, if the Borrower has not given the Administrative Agent written notice of its objection to an assignment within ten (10) Business Days after written notice of such assignment, the Borrower shall be deemed to have consented to such assignment.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than a Dollar Amount of $5,000,000 (in the case of the Revolving Credit Facilities) or a Dollar Amount of $1,000,000 (in the case of a Term Loan) unless each of the Borrower and the Administrative Agent otherwise consents; provided that (i) simultaneous assignments to or by two or more Approved Funds shall be aggregated for purposes of complying with such minimum assignment amount and (ii) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that only one such fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds; provided further that the Administrative Agent, in its sole discretion, may elect to waive such processing and recordation fee in the case of any assignment;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(D) the Assignee shall comply with Section 3.01(b) and (c) or Section 3.01(d) and (e), as applicable; and

(E) any assignment to Holdings, the Borrower, any Subsidiary or an Affiliated Lender shall also be subject to the requirements of Section 11.07(k).

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Loans or Commitments on a non-pro rata basis.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. In no event shall any assignment be effective if the assigning Lender is the payee of any Note and such Note is not assigned and delivered to the Assignee or surrendered to the Borrower unless, in the event such Note is lost, the assigning Lender affirms in writing to the Borrower that such Note is lost. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.07(e).

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and, with respect to its own Loans, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Person that the Administrative Agent has identified in a notice to the Lenders as a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans

(including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that directly affects such Participant. Subject to Section 11.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 (and for the avoidance of doubt, shall have no direct rights against the Borrower) (subject to the requirements of ~~Section~~Sections 3.01(b) ~~and~~, (c) ~~or Section 3.01~~, (d), (e) and (f), as applicable, as though it were a Lender), 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. If a Lender (or any of its registered assigns) sells a participation pursuant to this Section 11.07(e), the Lender (or its registered assign, as the case may be), acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest under this Agreement or any Loans or other obligations under the Loan Documents (the “Participant Register”); provided that such Lender (or its registered assign, as the case may be) shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender (or the registered assign, as the case may be) shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) An Assignee or a Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the interest subject to the Assignment or the participation sold to such Participant at the time of the Assignment or sale of the participation, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 3.01 unless such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01 as though it were a Lender and deliver the forms required by Section 3.01 to such Participant’s participating Lender unless the sale of the participation to such Participant is made with the prior written consent of the Borrower.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) (other than to a natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. Other than as expressly provided in this Section 11.07(h), (A) such Granting Lender’s obligations under this Agreement shall remain unchanged, (B) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender’s rights and obligations under this Agreement. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 11.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary contained herein, any L/C Issuer or the Swing Line Lender may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as a L/C Issuer or the Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or the Swing Line Lender shall have identified, in consultation with the Borrower, a successor L/C Issuer or Swing Line Lender willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable, and the effectiveness of such resignation shall be conditioned upon such successor assuming the rights and duties of the L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of a L/C Issuer or the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or Swing Line Lender, as the case may be. If a L/C Issuer resigns as a L/C Issuer, it shall retain all the rights and obligations of a L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as a L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

(k) Notwithstanding anything to the contrary contained herein, (x) any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to Holdings, the Borrower, any Subsidiary or an Affiliated Lender and (y) so long as no Default or Event of Default exists, Holdings, the Borrower and any Subsidiary may, from time to time, purchase or prepay Term Loans, in each case, on a non-pro rata basis through (x) Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be agreed between Holdings or the Borrower and the Administrative Agent (or other applicable agent managing such auction) or (y) open market purchases; provided that:

(i) any Term Loans acquired by Holdings, the Borrower or any Subsidiary shall be retired and cancelled promptly upon the acquisition thereof;

(ii) such Term Loans are not acquired with the proceeds of a Borrowing under the Revolving Credit Facility;

(iii) by its acquisition of Term Loans, an Affiliated Lender shall be deemed to have acknowledged and agreed that:

(A) it shall not have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present, (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article II), or (iii) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents;

(B) except with respect to any amendment, waiver, modification of any Loan Document or any plan of reorganization pursuant to the U.S. Bankruptcy Code, that in either case requires the consent of each Lender or each affected Lenders or that adversely affects such Affiliated Lender in any material respect as compared to other Lenders that are not Affiliated Lenders, Affiliated Lenders will be deemed to have voted in respect to its Loans in the same proportion as the Lenders that are not Affiliated Lenders voting on such matter; and

(C) if a case under Title 11 of the United States Code is commenced against any Credit Party, such Credit Party shall seek (and each Affiliated Lender shall consent) to provide that the vote of any Affiliated Lender (in its capacity as a Lender) with respect to any plan of reorganization of such Credit Party shall not be counted except that such Affiliated Lender’s vote (in its capacity as a Lender) may be counted to the extent any such plan of reorganization proposes to treat the Obligations held by such Affiliated Lender in a manner that is less favorable to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrower; each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Loans and participations therein and not in respect of any other claim or status such Affiliated Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (C);

(iv) the aggregate principal amount of Term Loans held at any one time by Affiliated Lenders may not exceed 25% of the aggregate principal amount of all Term Loans outstanding at such time under this Agreement;

(v) any such Term Loans acquired by an Affiliated Lender may, with the consent of the Borrower, be contributed to the Borrower and exchanged for debt or equity securities that are otherwise permitted to be issued at such time and any such Term Loans contributed to the Borrower shall be retired and cancelled promptly;

(vi) Affiliated Lenders will be required to identify themselves as such to the respective assignor or seller in the relevant assignment documentation; and

(vii) as a condition to each assignment pursuant to this subsection (k), the Administrative Agent and the Borrower shall have been provided a notice from the respective assignee or purchaser in the form of Exhibit E-2 to this Agreement in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender, pursuant to which such assignee or purchaser shall waive any right to bring any action in connection with such Term Loans against the Administrative Agent, in its capacity as such.

For avoidance of doubt, the foregoing limitations shall not be applicable to Debt Fund Affiliates; provided that for any “Required Lender” vote, Debt Fund Affiliates may not, in the aggregate, account for more than 49.99% of the amounts included in determining whether the “Required Lenders” have consented to any amendment, waiver or other action pursuant to Section 11.01.

SECTION 11.08 Confidentiality. Each of the Agents, the Lenders, the Joint Lead Arrangers and the Joint Bookrunners agrees to maintain the confidentiality of the Information and to not use or disclose such information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or any self-regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 11.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 11.07(g), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 11.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender or its Affiliates; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); or (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. For the purposes of this Section 11.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, relating to Holdings, the Borrower or any of their subsidiaries or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 11.08; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to Section 6.01, 6.02 or 6.03 hereof. Each of the Agents, the Lenders, the Joint Lead Arrangers and the Joint Bookrunners acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

SECTION 11.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Notwithstanding anything to the contrary contained herein, no Lender or its Affiliates and no L/C Issuer or its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by such Lender or its Affiliates or such L/C Issuer or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party which is not a “United States person” within the meaning of Section 7701(a)(30) of the Code unless such Subsidiary is not a direct or indirect subsidiary of Holdings. Each Lender and L/C Issuer agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender and each L/C Issuer under this Section 11.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and such L/C Issuer may have.

SECTION 11.10 ~~SECTION 11.10~~ Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 11.11 ~~SECTION 11.11~~ Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic imaging means (e.g. “pdf” or “tif”) of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

SECTION 11.12 ~~SECTION 11.12~~ Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.

SECTION 11.13 ~~SECTION 11.13~~ Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized).

SECTION 11.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.15 Termination and Release of Collateral. The Lenders hereby irrevocably agree that (i) the Liens on any Collateral granted to the Administrative Agent by the Loan Parties shall be released as permitted under and pursuant to the Security Agreement and (ii) any Guarantor shall be released from its obligations under the applicable Guaranty as permitted under and pursuant to the applicable Guaranty.

(b) Any such release under clause (a) shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents.

(c) The Lenders hereby authorize the Administrative Agent to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this Section 11.15, all without the further consent or joinder of any Lender.

SECTION 11.16 ~~GOVERNING LAW~~Electronic Execution of Assignments and Certain Other Documents.~~.~~ The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, Swingline Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

SECTION 11.17 GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN).

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY (IN THE BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, HOLDINGS, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES NOT TO COMMENCE ANY SUCH LEGAL ACTION OR PROCEEDING IN ANY OTHER JURISDICTION, TO THE EXTENT PERMITTED BY APPLICABLE LAW. THE BORROWER, HOLDINGS, EACH AGENT

AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

SECTION 11.18 ~~SECTION 11.17~~ WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 11.19 ~~SECTION 11.18~~ Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and Holdings and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower and Holdings, each Agent and each Lender and their respective successors and assigns.

SECTION 11.20 ~~SECTION 11.19~~ Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

SECTION 11.21 ~~SECTION 11.20~~ Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 11.20 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 11.22 ~~SECTION 11.21~~ USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA PATRIOT Act.

SECTION 11.23 ~~SECTION 11.22~~ Intercreditor Agreements~~(a)~~ . EACH LENDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO ANY INTERCREDITOR AGREEMENT ON BEHALF OF SUCH LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF ANY INTERCREDITOR AGREEMENT.

(b) THE LENDERS HEREBY ACKNOWLEDGE THAT (A) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE COLLATERAL DOCUMENTS, THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE ADMINISTRATIVE AGENT AND THE SECURED PARTIES UNDER SUCH COLLATERAL DOCUMENTS WILL BE, UPON EXECUTION BY THE ADMINISTRATIVE AGENT, SUBJECT TO THE PROVISIONS OF EACH INTERCREDITOR AGREEMENT AND (B) IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF ANY INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT SHALL CONTROL. THE LENDERS HEREBY AUTHORIZE THE ADMINISTRATIVE AGENT, AS APPLICABLE, TO TAKE SUCH ACTIONS, INCLUDING MAKING FILINGS AND ENTERING INTO AGREEMENTS AND ANY AMENDMENTS OR SUPPLEMENTS TO ANY COLLATERAL DOCUMENT, AS MAY BE NECESSARY OR DESIRABLE TO REFLECT THE INTENT OF THIS SECTION 11.22(b).

(c) THE PROVISIONS OF THIS SECTION 11.22 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF ANY INTERCREDITOR AGREEMENT, WHICH WILL BE IN THE FORM APPROVED BY AND REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT AND THE BORROWER AS PERMITTED BY THIS AGREEMENT. REFERENCE MUST BE MADE TO ANY INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN

ANALYSIS AND REVIEW OF ANY INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT (AND NONE OF ITS AFFILIATES) MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN ANY INTERCREDITOR AGREEMENT.

SECTION 11.24 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by;

(b) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and

(c) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

Exhibit B

Exhibits J-1, J-2, J-3 and J-4 to Credit Agreement

(see attached)

10

EXHIBIT J-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of February 19, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sabre GLCL Inc., a Delaware corporation (the “Borrower”), Sabre Holdings Corporation, a Delaware corporation, Deutsche Bank AG New York Branch, as an L/C Issuer, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT J-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of February 19, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sabre GLCL Inc., a Delaware corporation (the “Borrower”), Sabre Holdings Corporation, a Delaware corporation, Deutsche Bank AG New York Branch, as an L/C Issuer, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable.    By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

2

EXHIBIT J-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of February 19, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sabre GLCL Inc., a Delaware corporation (the “Borrower”), Sabre Holdings Corporation, a Delaware corporation, Deutsche Bank AG New York Branch, as an L/C Issuer, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

3

EXHIBIT J-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of February 19, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sabre GLCL Inc., a Delaware corporation (the “Borrower”), Sabre Holdings Corporation, a Delaware corporation, Deutsche Bank AG New York Branch, as an L/C Issuer, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN- E, as applicable from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

4